Exhibit 10.1
MORGANS NEW YORK
PURCHASE AND SALE AGREEMENT
BETWEEN
Morgans Holdings LLC,
a Delaware limited liability company,
AS SELLER
AND
Madison 237 Hotel, L.L.C.
a Delaware limited liability company,
AS PURCHASER
As of April 3, 2011

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of April 3, 2011 (the “Effective Date”), by and among Morgans Holdings LLC, a Delaware limited liability company (“Seller”), and Madison 237 Hotel, L.L.C., a Delaware limited liability company (such entity or any assignee permitted under Section 11.3 below, “Purchaser”). Unless otherwise noted, all capitalized terms set forth in this Agreement shall have the meanings ascribed to them in Annex A attached hereto.
W I T N E S S E T H:
WHEREAS, Seller is the owner and holder of the fee simple estate in and to that certain plot, piece and parcel of land located at 237 Madison Avenue, New York, New York, County of New York and more particularly described in Schedule 1.1(a) attached hereto (the “Land”), together with the hotel and all other improvements and fixtures (collectively, the “Improvements”) located on the Land (the Improvements and the Land are hereinafter sometimes collectively referred to as the “Real Property”) together with all Personal Property (as defined below); and
WHEREAS, Seller operates on the Real Property the hotel known as “Morgans” (the “Hotel”);
WHEREAS, Seller desires to cause the sale, assignment and transfer of its interests in and to the Property (as defined below), including the Personal Property, to Purchaser in accordance with the terms and provisions of this Agreement, and Purchaser desires to purchase such interests from Seller and assume certain liabilities related to the Property upon the terms more particularly set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Purchaser and Seller agree as follows:
ARTICLE I
PURCHASE AND SALE
1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey, and Purchaser agrees to purchase, the entire fee simple estate in (a) and (b) below and all of Seller’s (or of any other subsidiaries of Morgans Group (collectively, and together with Seller, the “Seller Group”), which shall not include Asia de Cuba for purposes of this provision) right, title and interest in and to the balance of the following:
(a) The Land as described in Schedule 1.1(a) attached hereto.
(b) The Improvements.

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(c) All tangible personal property owned by Seller or any member of Seller Group that is (i) used solely in connection with the operation of the Real Property (including without limitation appliances, furniture, furnishings, equipment, signage, carpeting, draperies and curtains, tools and supplies, decorations, china, glassware, linens, silver, utensils, computers, computer equipment and manuals, all owned vehicles and other similar items of personal property) and (ii) located at the Hotel as of the Effective Date or added to the Real Property after the Effective Date but prior to the Closing Date, subject to use and depletion of such tangible personal property in the ordinary course, but specifically excluding the personal property listed on Schedule 1.1(c) attached hereto (the “Excluded Personal Property”). The tangible personal property described in this Section 1.1(c) exclusive of the Excluded Personal Property, is hereinafter referred to collectively as the “Personal Property”.
(d) All contracts or reservations for the use of guest rooms, ballroom and banquet facilities, conference facilities, meeting rooms or other facilities of the Hotel or located within the Improvements for the Closing Date and the period from and after the Closing Date (collectively, the “Bookings”), and any deposits held by Seller Group in connection with the Bookings and not previously applied as of the Effective Date (or between the Effective Date and the Closing Date in accordance with the provisions of this Agreement).
(e) All contracts and agreements that are assignable without the consent of the counterparty thereto or additional costs or liability to Seller relating to the upkeep, repair, maintenance or operation of the Real Property or the Personal Property, including all deposits and credits thereunder (collectively, the “Service Contracts”), which are:
(i) listed on Schedule 1.1(e)-1 attached hereto (but specifically excluding (A) Bookings, (B) Space Leases, (C) insurance policies, (D) the Management Agreement, and (E) any contract or agreement listed on such Schedule 1.1(e)-1 which (I) is terminated on or before Closing pursuant to the terms of this Agreement, (II) expires pursuant to its terms on or before the Closing Date or (III) is terminated by the applicable counterparty thereto on or before the Closing Date);
(ii) listed on Schedule 1.1(e)-2 (the “Equipment Leases”, but specifically excluding any contract or agreement listed on such Schedule 1.1(e)-2 which (A) is terminated on or before Closing pursuant to the terms of this Agreement, (B) expires pursuant to its terms on or before the Closing Date or (C) is terminated by the applicable counterparty thereto on or before the Closing Date); or
(iii) entered into after the Effective Date in accordance with the terms of this Agreement;
provided, however, Purchaser will not acquire those Service Contracts and those Equipment Lease (1) entered into after the Effective Date as to which it notifies Seller in writing at least five (5) business days prior to the Closing Date that it does not intend to assume at Closing; provided, further, however, that for any Service Contract and Equipment Leases entered into within five business days prior to the Closing Date, Purchaser will not acquire those Service Contracts or Equipment Leases unless it affirmatively elects to do so in writing prior to the Closing Date or (2) which are listed on such Schedule 1.1(e)-1 under the heading “Asia de Cuba” (the “ADC Contracts”).

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(f) All names, marks, logos and designs, used in the operation or ownership of the Property or any part thereof listed on Schedule 1.1(f), provided that Purchaser expressly acknowledges and agrees that the following items are specifically excluded and shall not be transferred hereunder: (i) all right, title or interest of any kind or nature whatsoever in and to, and intellectual property in any way relating to, the Manager’s Materials or Manager’s Tradenames (it being understood that certain rights with respect to certain of the foregoing items shall be granted to Purchaser pursuant to the New Management Agreement); (ii) all websites and domains used for the Hotel, including access to the FTP files of the websites; and (iii) any information or reports that relate solely to the period prior to the Closing (all such items not to be transferred hereunder being collectively referred to as the “Retained IP”).
(g) To the extent the same are assignable as of the Closing Date without (i) consent of a third party that refuses, after use of commercially reasonable efforts, to provide consent or (ii) additional costs or liability to Seller that Purchaser is unwilling to pay, and to the extent Purchaser elects in writing to assume same, in its sole discretion, all transferable licenses, franchises and permits owned by the Seller Group and used in or relating to the ownership, occupancy or operation of the Property or any part thereof, subject to Purchaser’s compliance with any limitations or restrictions on transfer or assignment of any computer-related materials or software which are contained in any license or similar agreement (collectively, the “Permits”), provided that the term Permits specifically excludes any and all non-transferable permits and licenses held by Seller in connection with the Property, including, without limitation, the liquor license and the permits and approvals required for the preparation, sale and service of food and beverage (collectively, such excluded Permits, the “Excluded Permits”).
(h) To the extent the same are assignable as of the Closing Date without (i) consent of a third party that refuses, after use of commercially reasonable efforts, to provide consent or (ii) additional costs or liability to Seller that Purchaser is unwilling to pay, and to the extent Purchaser elects in writing to assume same, in its sole discretion, all assignable telephone numbers, TWX numbers, post office boxes, signage rights, utility and development rights and privileges, site plans, surveys, environmental and other physical reports, plans and specifications pertaining to the Real Property, the Personal Property or both (all of the property described in clauses (f), (g) and (h) of this Section 1.1 that is not specifically deemed excluded being herein referred to, together with any goodwill of Seller Group in connection with the operation of the Hotel, collectively as the “Intangibles”).
(i) All: (i) food and beverages (subject to any legal restrictions pertaining to the sale or transfer of alcoholic beverages) that are in the Hotel as of the Closing Date; (ii) inventory held for sale by Seller to Hotel guests and others in the ordinary course of business including all opened and unopened retail inventory in any area at the Hotel conducting retail sales that is in the Hotel as of the Closing Date(provided, that Purchaser’s use of any such inventory that bears any Retained IP shall be subject to the use restrictions, if any, contained in the New Management Agreement) (collectively, “Retail Inventory”); (iii) engineering, maintenance and housekeeping supplies (including soap and cleaning materials, fuel and materials, stationery and printing items) that are in the Hotel as of the Closing Date (provided, that Purchaser’s use of any such inventory that bears any Retained IP shall be subject to the use restrictions, if any, contained in the New Management Agreement); and (iv) other supplies, whether used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Real Property or the Personal Property that are in the Hotel as of the Closing Date (provided, that Purchaser’s use of any such inventory that bears any Retained IP shall be subject to the use restrictions, if any, contained in the New Management Agreement) (all of the foregoing being referred to herein as the “Consumable Inventory” and, to the extent contained in unopened boxes, bottles, jars or containers of any type as of the Closing Date, shall collectively be referred to, together with unopened packages of china, glass, silver and linens, as the “Unopened Inventory”).

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(j) [Intentionally Omitted]
(k) Subject to Section 4.4.9 hereof, Seller’s interest in the cash funds contained in “house banks” for the Hotel as of the Cut-Off Time, whether held in the name of Seller, the Hotel or Manager (defined below) and owned by Seller (collectively, the “House Bank Funds”). Purchaser expressly acknowledges and agrees that the Property to be transferred to Purchaser pursuant to this Agreement does not include any reserve or other accounts created or maintained by or on behalf of Seller or Manager in connection with the ownership or operation of the Hotel.
(l) The Receivables assigned pursuant to Section 4.4.4(c).
(m) Any deposits made by Seller with utility companies or governmental agencies or authorities relating to the Real Property to the extent apportionment is made therefor pursuant to Section 4.4.
1.2 Property Defined.
(a) The Real Property, the Personal Property, the Bookings, the Service Contracts, the Intangibles, the Consumable Inventory, the House Bank Funds, the Receivables referred to in Section 1.1(l) and the deposits referred to in Section 1.1(m) are hereinafter sometimes referred to collectively as the “Property”. The Purchase Price does not include, and shall be adjusted with respect to the House Bank Funds, the Receivables, the Unopened Inventory (solely to the extent such Unopened Inventory consists of items that are currently in use in the operation of the Hotel in the ordinary course and are not obsolete), and the other adjustment items described in Section 4.4 below.
(b) Notwithstanding anything to the contrary in Section 1.1 or Section 1.2(a) above, the following items are expressly excluded from the Property:
(i) All cash on hand or on deposit in any operating account or other account or reserve, security deposits held by Seller with respect to any Booking as of the Closing Date, utility and governmental agency deposits, deposits held by Seller in connection with any Service Contract to be assumed by Purchaser and the House Bank Funds, all of which are to be transferred at Closing subject to the terms of this Agreement.
(ii) The Excluded Personal Property.
(iii) The Retained IP.
(iv) The Excluded Permits.

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(v) Any tangible or intangible property (including, without limitations, fixtures, personal property or intellectual property) owned by: (A) the supplier, vendor, licensor, lessor or other party under any Service Contracts; (B) the tenant under the Space Lease, which excluded tangible or intangible property does not include any tangible personal property located outside of the premises subject to the Space Lease, other than supplies and equipment stored elsewhere in the Property and incidental tangible personal property that may be temporarily located outside such premises; (C) Manager; (D) any employees; (E) any guests or customers of the Hotel; or (F) any other third party.
(vi) The lease described on Schedule 1.2(b)(vi) attached hereto (the “Space Lease”), including any deposits relating to such Space Lease held by Seller and not applied to the tenant’s obligations as of the Effective Date. The parties expressly acknowledge and agree that, while the Purchaser will take title at Closing to the Hotel, subject to the Space Lease, Purchaser is expressly not assuming the Space Lease nor any obligations thereunder and will, pursuant to the Master Lease (defined below), lease to Seller the portion of the Hotel that constitutes the leased premises under the Space Lease.
1.3 Permitted Exceptions. The Property shall be conveyed subject to all matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II below.
1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of FIFTY ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($51,800,000.00) (the “Purchase Price”).
1.5 Payment of Purchase Price.
(a) On the Closing Date, Purchaser shall deliver to Escrow Agent, by wire transfer of immediately available federal funds to the bank account designated in the Escrow Agreement, an amount equal to the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, less the sum of the Earnest Money previously delivered to Escrow Agent and all interest accrued thereon.
(b) The Purchase Price (including the Earnest Money previously delivered to Escrow Agent), as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser and Escrow Agent prior to the Closing.
(c) Prior to Closing, Seller will notify Purchaser in writing of the proposed allocation of the Purchase Price among the Real Property and various items of personal property (i.e. the Property other than the Real Property) and such allocation shall be subject to Purchaser’s approval. Seller and Purchaser agree to file federal, state and local tax returns consistent with such allocations as may be agreed upon between the parties. If Purchaser and Seller cannot agree upon an allocation of the Purchase Price, each party shall file federal, state and local returns based on each party’s own determination of the proper allocations of the Purchase Price, bearing its own consequences of any discrepancies. Notwithstanding the foregoing, prior to Closing, Seller and Purchaser will agree upon an allocation between Real Property and Personal Property for the sole purpose of, and as necessary to complete and file, the required transfer tax reports and returns.

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1.6 Earnest Money.
(a) Within one (1) business day following the full execution and delivery of this Agreement by Seller and Purchaser, Purchaser shall deposit with First American Title Insurance Company (“Escrow Agent”) having its office at 633 Third Avenue, New York, NY 10017, Attention: Andrew Jaeger or Anthony Ruggeri, the sum of TWO MILLION FIVE HUNDRED NINETY THOUSAND AND NO/100 DOLLARS ($2,590,000.00) (together with accrued interest thereon, the “Earnest Money”) by wire transfer of immediately available federal funds to the bank account designated in the Escrow Agreement. The Earnest Money may be increased by an additional ONE MILLION ONE HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($1,110,000.00) in the event Purchaser elects to adjourn the Closing pursuant to Section 4.10(b). The full amount of the Earnest Money is fully non-refundable to Purchaser except in the event that this Agreement is timely terminated as a result of Purchaser’s election to terminate strictly in accordance with and pursuant to the terms and provisions of this Agreement (including without limitation Section 2.3(b), Section 4.9, Section 6.2 or Section 8.2), in which case the Escrow Agent shall be obligated to refund the full amount of the Earnest Money to Purchaser pursuant to the terms of the Escrow Agreement.
(b) Escrow Agent shall hold the Earnest Money in a segregated, interest-bearing account in accordance with the terms and conditions of the Deposit Escrow Instructions attached hereto as Exhibit J (the “Escrow Agreement”). All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed or applied as Earnest Money in accordance with the terms of the Escrow Agreement.
(c) Time is of the essence for the delivery of Earnest Money under this Agreement and the failure of Purchaser to timely deliver any portion of the same shall be a material default, and shall entitle Seller, at Seller’s sole option, to terminate this Agreement immediately and to pursue all remedies available to Seller under this Agreement.
1.7 Management Agreement. Purchaser acknowledges that the Hotel is being operated and managed by Morgans Hotel Group Management LLC, a Delaware limited liability company (“Manager”) (formerly known as Ian Schrager Hotel Management LLC), pursuant to that certain Hotel Management Agreement dated as of June 30, 1999, by and between Seller and Manager (the “Management Agreement”). At Closing, the Management Agreement will be terminated effective as of the Closing Date at Seller’s sole cost and expense and Purchaser (or its affiliate) and Manager will enter into a hotel management agreement in the form agreed to by the parties prior to the Effective Date (the “New Management Agreement”).
ARTICLE II
TITLE AND SURVEY
2.1 Title Report. Seller has obtained and delivered to Purchaser, a title report dated January 18, 2011 (Title No. 3008-342365NY2) (the “Title Report”) covering the Real Property from First American Title Insurance Company (the “Title Company”) and, has caused the Title Company to deliver to Purchaser a copy of each document referenced in the Title Report as an exception to title to the Real Property. Purchaser shall deliver to Seller, within five (5) days after receipt by Purchaser, a copy of any updates (each a “Title Update”) to the Title Report issued by the Title Company, provided that if Purchaser shall receive a Title Update less than five (5) days prior to the then scheduled Closing Date, then Purchaser shall deliver same to Seller prior to the Closing.

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2.2 Survey. Seller has obtained and delivered to Purchaser and the Title Company, at Purchaser’s sole cost and expense, a survey of the Real Property prepared by Earl B. Lovell dated September 18, 1926 last brought up to date with a visual examination by Earl B. Lovell-S.P. Belcher, Inc. on March 24, 2011 (the “Survey”).
2.3 Approval of Title.
(a) Except for Monetary Encumbrances and as reflected in the pro forma policy attached hereto as Exhibit I, Purchaser has approved all matters disclosed by the Title Report and the Survey.
(b) Purchaser shall have five (5) business days after receipt of a Title Update, if any, to notify Seller, in writing, of such objections as Purchaser may have to anything contained in such Title Update other than Permitted Exceptions (and if Purchaser receives a Title Update less than (5) business days prior to a scheduled Closing Date, then Purchaser shall deliver such written notice to Seller prior to the Closing). In the event Purchaser shall notify Seller, in writing, of objections to title or to matters shown on a Title Update, Seller shall have the right, but not the obligation (other than as explicitly set forth in this Agreement with respect to Monetary Encumbrances and certain other objections), to cure such objections. Within five (5) business days after receipt of Purchaser’s notice of objections (or, if sooner, two (2) business days prior Closing), Seller shall notify Purchaser in writing whether Seller elects to attempt to cure any or all of such objections. If Seller elects to attempt to cure any or all of such objections, Seller shall have the right to attempt to remove, satisfy or cure the same and for this purpose Seller shall, at Seller’s election, be entitled to reasonable adjournments of the Closing if additional time is required, but in no event shall the adjournments, in the aggregate, exceed thirty (30) days after the Outside Closing Date. If Seller elects not to attempt to cure any objections specified in Purchaser’s notice, or if Seller fails (for any reason or no reason) to effect a cure of those objections which it elected to attempt to cure prior to the Closing (or any date to which the Closing has been adjourned) and so notifies Purchaser in writing, or if Seller fails to respond to Purchaser’s notice within said five (5) business day period, Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions and any matter objected to by Purchaser which Seller is unwilling or unable to cure (each of which shall also be deemed to be Permitted Exceptions), without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, (x) this Agreement shall terminate, (y) the Earnest Money shall be returned to Purchaser, and (z) thereafter neither party hereto shall have any further rights, obligations or

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liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement If: (A) Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection; (B) Seller fails to respond to Purchaser’s notice within said five (5) business day period; (C) if, having commenced attempts to cure any objection, Seller later notifies Purchaser in writing that Seller will not effect a cure thereof or (D) Seller fails to timely cure any such title objection, then, in any such event, Purchaser shall, within five (5) business days after such notice has been given (or within five (5) business days after Seller’s five (5) business day period to respond to Purchaser’s objection notice has expired), notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) of the immediately preceding sentence or to terminate this Agreement under clause (ii) of the immediately preceding sentence. Purchaser’s failure to notify Seller of termination of this Agreement within such five (5) business day period shall be deemed to be an irrevocable election under clause (ii) above to terminate this Agreement and, in such event, (1) this Agreement shall terminate, (2) the Earnest Money shall be returned to Purchaser, and (3) thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If any time period contained in this Section 2.3(b) would end after the Outside Closing Date, same shall be automatically adjourned to the business day immediately after the expiration of such time period.
(c) In no event and under no circumstances shall Seller have any responsibility or obligation of any kind or nature whatsoever (express or implied) to cure any title matter objected to by Purchaser other than as set forth in this Section 2.3(c). Notwithstanding the foregoing sentence or anything else to the contrary contained in this Agreement, if any of the objections set forth in a written notice from Purchaser (A) consist of delinquent taxes, mortgages, deeds of trust, security agreements, construction or mechanics’ liens, fines arising from outstanding violations, tax liens or other liens or charges in a fixed sum (or capable of computation as a fixed sum), or (B) were caused, assumed, consented to or created by Seller (collectively, “Monetary Encumbrances”), then Seller shall be obligated to pay and discharge (or cause the Title Company to insure over in a manner reasonably satisfactory to Purchaser) such Monetary Encumbrances without limitation as to the cost thereof. Seller shall use its commercially reasonable efforts to cure any title matter objected to by Purchaser other than Monetary Encumbrances, provided that Seller’s obligation to incur costs and expenses in connection with paying and/or discharging any such title objections other than Monetary Encumbrances is limited to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate. Notwithstanding anything to the contrary contained herein, if Seller does not pay or discharge (i) a Monetary Encumbrance, Purchaser can elect to either consummate the transactions contemplated hereby and receive a credit to the Purchase Price in the amount required to remove, release and satisfy in full such Monetary Encumbrance or terminate this Agreement (in which event this Agreement shall terminate and the Earnest Money shall be returned to Purchaser) or (ii) a title matter other than a Monetary Encumbrance, Purchaser can elect to either consummate the transactions contemplated hereby (in which event it will receive a credit to the Purchase Price in the amount required to remove, release or satisfy in full such title matter, such credit not to exceed $250,000 less the aggregate amount theretofore expended by Seller to discharge title matters other than Monetary Encumbrances) or terminate this Agreement (in which event this Agreement shall terminate and the Earnest Money shall be returned to Purchaser).
(d) If Purchaser terminates this Agreement pursuant to this Section 2.3 by reason of (x) a Title Objection that related to a matter that first arose after the Effective Date by reason of an action by Seller in violation of this Agreement or (y) a Monetary Encumbrance that Seller fails to discharge in accordance with Section 2.3(c), then Purchaser shall be reimbursed by Seller for all of Purchaser’s documented third party costs incurred in connection with the transactions contemplated by this Agreement, including the negotiation of this Agreement, in an aggregate amount not to exceed $250,000.00.

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2.4 Conveyance of Title. Notwithstanding anything contained herein to the contrary, at Closing, Seller shall convey and transfer to Purchaser its interest in the Real Property subject to the following exceptions to title (the “Permitted Exceptions”):
(a) Those matters specifically set forth on Schedule B to Exhibit I.
(b) Any state of facts shown on the Survey.
(c) The lien of all ad valorem real estate taxes not yet due and payable as of the Closing Date, subject to adjustment as herein provided.
(d) All laws, ordinances, rules and regulations of the United States, the State of New York, any city or other subdivision or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Real Property or the Hotel, as the same may now exist or may be hereafter modified, supplemented or promulgated (collectively, the “Legal Requirements”); excluding in all cases any violation of which Seller has received notice and which is outstanding as of the Closing Date.
(e) All covenants, restrictions and utility company rights, easements and franchises relating to electricity, water, steam, gas, telephone, sewer or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Real Property or the Hotel, provided that, in the case of any of the foregoing items which shall not be of record as of the date hereof, the same do not materially adversely affect the present use of the Real Property or the Hotel.
(f) Any matters over which the Title Company is willing to insure at no additional cost, subject to the approval of Purchaser regarding the basis on which Title Company is willing to provide such coverage, which approval shall not to be unreasonably withheld unless the sole basis for the Title Company providing such coverage is an indemnity from Seller Group, in which event Purchaser shall be entitled to withhold approval in its sole and absolute discretion.
(g) Any matters against which the Title Company is willing to provide affirmative insurance against collection from the Real Property or interference with the current use of the Real Property at no additional cost, subject to the approval of Purchaser regarding the basis on which the Title Company is willing to provide such coverage, which approval shall not to be unreasonably withheld unless the sole basis for the Title Company providing such coverage is an indemnity from Seller Group, in which event Purchaser shall be entitled to withhold approval in its sole and absolute discretion.
(h) Any other matter or thing affecting title to the Real Property disclosed by a Title Update that was not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.3 hereof.
(i) [Intentionally Omitted.]
(j) All violations of laws, rules, regulations, statutes, ordinances, orders or requirements of law and/or conditions giving rise to the same first issued after the Effective Date; provided, however, same does not affect or limit in any manner the representations and warranties made by Seller under this Agreement nor Purchaser’s rights under this Agreement with respect to a breach of such representations and warranties including without limitation Purchaser’s ability to terminate this Agreement and receive a return of the Earnest Money in connection therewith.

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(k) Occupancy by transient guests of the Hotel and Bookings.
(l) The rights of the tenant under the Space Lease and any person claiming by, through or under such tenants to occupy the space as a tenant only, and without any rights of first offer, rights of first refusal, purchase options or any other rights other than as a mere tenant; provided, however, that this exception to title does not affect or limit in any manner the representations and warranties made by Seller elsewhere in this Agreement nor Purchaser’s rights under this Agreement with respect to a breach of such representations and warranties, including Purchaser’s right to terminate this Agreement and receive a return of the Earnest Money in connection therewith.
2.5 Title Policy. At Closing, Seller and Purchaser shall direct the Title Company to issue an ALTA Owner’s Policy 2006 in the form of the pro forma policy attached hereto as Exhibit I including without limitation all endorsements available with such ALTA Owner’s Policy 2006 in New York (the “Title Policy”), at Purchaser’s sole cost and expense, insuring Purchaser’s interest in and to the Real Property as of the Closing Date, subject to only to the Permitted Exceptions.
ARTICLE III
INSPECTION
3.1 Right of Inspection.
(a) Purchaser shall, subject to the rights of guests of the Hotel and the tenant under the Space Lease, have the right to make physical inspections of the Real Property and to examine at such place or places at the Hotel or elsewhere as the same may be located, any operating files maintained by or for the benefit of Seller in connection with the leasing, operation, current maintenance and/or management of the Property (“Property Information”), including, without limitation, the Space Lease, the Service Contracts, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Hotel, correspondence, tax certiorari, filings and papers including records used to prepare financial statements and documents relating to the amortization or depreciation of furniture, fixtures and equipment or other capital improvements, surveys, plans and specifications, warranties for services and materials provided to the Hotel, environmental audits and similar materials, materials related to Hotel Employees (as defined below) and the Union (as defined below), to the extent Seller is not prohibited by applicable contracts or law from disclosing such materials, and any other documents relating to the Property in Seller’s or Manager’s possession or control including without limitation the materials identified on Schedule 3.1(a) annexed hereto, but in all cases excluding (i) materials not directly related to the maintenance, operation and/or management of the Property solely to the extent same relate to Seller’s business and not the Property and (ii) attorney client privileged material. Purchaser and its accountants shall have the right to inspect and perform a review or audit of the books and records for the Property for the three (3) most recent full fiscal years, which shall be supplemented up to the month ending immediately prior to the Closing Date.

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(b) Purchaser shall keep all Property Information strictly confidential as and to the extent required by Section 11.1 below and the confidentiality agreement in effect between Purchaser and Morgans Hotel Group Co., provided that Purchaser may, subject to the terms and conditions of the Confidentiality Agreement, deliver copies of Property Information to its attorneys, accountants and other advisors in connection with the acquisition of the Property and to current and prospective lenders and partners provided that such parties agree to maintain the confidentiality of such Property Information.
(c) Purchaser understands and agrees that any on-site inspections of the Property shall only be conducted during business hours with not less than one (1) day’s prior notice to Seller (which may be telephonic). Seller may have its respective representatives attend any such inspections. Such physical inspection shall not disturb Hotel guests or the tenant under the Space Lease nor unreasonably interfere with the use of the Property by Seller or Manager. Such physical inspection shall not be invasive in any respect without Seller’s prior consent (which shall not be unreasonably withheld), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Purchaser with respect to inspections and/or tests on the Real Property, Purchaser shall repair any damage to the Property caused by Purchaser or any of its agents, consultants or representatives in connection with Purchaser’s diligence activities at the Property, and restore the Property to the original condition as existed prior to any such inspections and/or tests, at Purchaser’s sole cost and expense; provided that (i) Purchaser shall not be required to fix, and shall not be responsible for, any pre-existing conditions at the Property or exacerbations thereof (other than any exacerbation caused by the gross negligence or willful misconduct of Purchaser or any of its agents, consultants, or representatives) and (ii) if Seller does not provide consent to any reasonable request for invasive testing, Purchaser shall have the right to terminate this Agreement (in which event the Earnest Money shall be returned to Purchaser).
(d) Seller shall reasonably cooperate with Purchaser in its due diligence but shall not be obligated to incur any out -of -pocket liability (other than legal and administrative costs and other de minimis costs) in connection therewith unless Purchaser agrees to be responsible for same. Purchaser shall not disrupt Seller’s, Manager’s or any tenant’s or guest’s activities on the Real Property and, except as provided in the immediately following sentence, shall not contact Manager’s on-site managers or on-site employees, or any other employees working at the Hotel, any guests of the Property, any party to a Service Contract, the tenant under the Space Lease, any lender providing financing secured by the Real Property or any governmental authority without in each instance obtaining Seller’s prior consent, which consent may not be unreasonably withheld and shall be deemed to have been refused if Seller does not respond to a request made hereunder within 24 hours. Purchaser shall be permitted to contact the general manager and the controller of the Hotel.

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(e) Purchaser shall indemnify, defend, protect and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees actually incurred), damages or injuries directly arising out of or directly resulting from the inspection of the Property by Purchaser or its agents, employees, representatives, consultants or contractors and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify, defend, protect and hold harmless Seller shall survive Closing or any termination of this Agreement; provided, however, that Purchaser shall not be required to indemnify or hold Seller harmless from any such liability, loss, cost, damage or injury resulting from the gross negligence or willful misconduct of Seller or any of its Affiliates, agents or employees or with respect to any condition existing at the Property prior to the Effective Date (or the exacerbation of any such condition) (other than any exacerbation caused by the gross negligence, or willful misconduct of Purchaser or any of its agents, consultants, or representatives). Purchaser agrees (i) that prior to entering the Property to conduct any inspection, Purchaser shall obtain and maintain, and shall cause each of its contractors and agents to maintain (and shall deliver evidence thereof in the form of a policy certificate satisfactory to Seller thereof), at no cost or expense to Seller, commercial general liability insurance from an insurer reasonably acceptable to Seller in the amount of Two Million Dollars ($2,000,000) with combined single limit for personal injury or property damage per occurrence, such policies to name Seller and Manager as additional insured parties, which insurance shall provide coverage against any claim for personal injury or property damage caused by Purchaser or its agents, employees, representatives or consultants in connection with any such tests and investigations, and (ii) to keep the Property free from all liens and encumbrances on account of any inspections and/or tests made by or for the benefit of Purchaser (other than inchoate liens that secure amounts that are paid prior to delinquency). Purchaser’s insurance may not be canceled or amended prior to Closing except upon not less than thirty (30) days’ prior written notice to Seller. Purchaser’s obligations under this Section 3.1 shall survive a termination of this Agreement.
3.2 Seller Due Diligence Materials. PURCHASER ACKNOWLEDGES THAT INFORMATION RELATED TO THE PROPERTY CONTAINED IN THE SECURE WEBSITE (THE “E-ROOM”) TO WHICH PURCHASER HAS PREVIOUSLY BEEN GRANTED ACCESS HAS BEEN MADE AVAILABLE TO PURCHASER IN THE E-ROOM BY SELLER. BY EXECUTING THIS AGREEMENT, PURCHASER ACKNOWLEDGES ITS RECEIPT THEREOF OR THE AVAILABILITY THEREOF AND THAT (1) PURCHASER HAS RECEIVED COPIES OF THE ENVIRONMENTAL, ENGINEERING, SOILS AND OTHER REPORTS REGARDING THE CONDITION OF THE PROPERTY (COLLECTIVELY, THE “REPORTS”) LISTED ON SCHEDULE 3.2 ATTACHED HERETO, AND (2) ANY REPORTS OR OTHER DOCUMENTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND WITHOUT ANY REPRESENTATION OR WARRANTY OF SELLER AS TO THEIR ACCURACY OR COMPLETENESS OF FACTS OR OPINIONS SET FORTH THEREIN EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THAT ANY RELIANCE BY PURCHASER ON SUCH REPORTS OR OTHER DOCUMENTS IN CONNECTION WITH THE PURCHASE OF THE PROPERTY IS UNDERTAKEN AT PURCHASER’S SOLE RISK. SUBJECT TO SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY UNINTENTIONAL INACCURACY IN OR OMISSION FROM THE OFFERING MATERIALS PREPARED IN CONNECTION WITH THE SALE OF THE PROPERTY OR ANY REPORTS OR OTHER DOCUMENTS MADE AVAILABLE TO PURCHASER OR ITS REPRESENTATIVES. PURCHASER HAS CONDUCTED ITS OWN INVESTIGATION OF THE CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE. For purposes of this Agreement, the term “Seller Due Diligence Materials” shall mean (i) the Reports, the Property Information and all other documents and materials provided or otherwise made available by Seller to Purchaser in the E-Room or pursuant to Section 3.1 and the other provisions of this Agreement or otherwise, together with any copies or reproductions of such documents or materials, or any summaries, abstracts, compilations, or other analyses made by Purchaser based on the information in such documents or materials, and (ii) all information set forth in this Agreement and the exhibits and schedules attached hereto and hereby made a part hereof.

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ARTICLE IV
CLOSING
4.1 Time and Place; Pre-Closing.
4.1.1 Subject to the provisions of Sections 4.6, 4.7, and 4.8 below, the consummation of the transaction contemplated hereby (“Closing”), as evidenced by the payment and release of the Purchase Price by Escrow Agent to Seller in accordance with the terms of this Agreement and the release by Escrow Agent of the deed executed by Seller for recording, shall occur on or before 4:00 p.m. (New York time) on May 17, 2011, as such date may be adjourned from time to time in accordance with this Agreement (“Outside Closing Date”, with the actual date of Closing being referred to herein as the “Closing Date”). The Closing shall occur through an escrow administered by Escrow Agent and the Purchase Price and all documents (unless otherwise mutually agreed in writing) shall be deposited with Escrow Agent as escrowee. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.
4.1.2 Notwithstanding anything herein to the contrary, the parties shall “pre-close” the sale of the Property on the last business day immediately prior to the Closing Date (the “Pre-Closing Date”). The term “pre-close” shall mean that each of the parties shall deliver to Escrow Agent no later than 4:00 p.m. (New York time) on the Pre-Closing Date all of the documents and other items (other than the Purchase Price and other funds) required to be delivered by such party for Closing, including all of the closing documents required pursuant to Sections 4.2 and 4.3 hereof. With respect to the closing adjustments to be made between the parties pursuant to Section 4.4 hereof, the adjustments shall continue to be made effective as of the Cut-Off Time, but on the closing statement executed by the parties on the Pre-Closing Date, the parties shall in good faith estimate those adjustments which are not capable of being finalized prior to the Cut-Off Time, and the parties shall reconcile said estimated adjustments pursuant to Section 4.4.14 hereof.
4.2 Seller’s Closing Obligations and Deliveries. At Closing, subject to Section 4.1 above, Seller shall through Escrow Agent make the following deliveries and take the following actions:
(a) Execute and deliver to Purchaser one (1) original counterpart of a bargain and sale deed (“Deed”), in the form attached hereto as Exhibit A and made part hereof.
(b) Execute and deliver to Purchaser two (2) original counterparts of a bill of sale in the form attached hereto as Exhibit B and made a part hereof conveying all of Seller’s right title and interest in and to the Personal Property, Consumable Inventory (other than any Consumable Inventory that consists of alcoholic beverages) and Receivables (in each case solely to the extent included in the term, Property) without, except as expressly set forth in this Agreement, warranty of use and without warranty, expressed or implied, as to merchantability and fitness for any purpose, together with evidence of payment by Seller of any sales tax payable in connection therewith.

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(c) Execute and deliver to Purchaser two (2) original counterparts of an assignment and assumption agreement relating to Seller’s interest in the Service Contracts, the Bookings and the other Intangibles (in each case to the extent assignable and excluding the ADC Contracts and those Service Contracts as to which Purchaser provides notice in accordance with Section 1.1(e) that it does not intend to assume) (“Assignment of Contracts”) in the form attached hereto as Exhibit C and made a part hereof.
(d) Intentionally Omitted.
(e) Deliver to Purchaser a certificate, dated as of the Closing Date and executed on behalf of Seller by a duly authorized officer thereof, stating that all of the representations and warranties of Seller contained in this Agreement are true and correct in all material respects, other than any such representations and warranties that are qualified as to materiality, which (to the extent so qualified) shall be true and correct in all respects as of the Closing Date (with appropriate modifications of any representations and warranties made in Section 5.1 hereof to reflect any changes therein, including without limitation any changes resulting from actions under Section 5.3 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the Closing Date and (ii) is permitted under the terms of this Agreement or is beyond the reasonable control of Seller; provided, however, that the occurrence of any change that is not expressly permitted hereunder shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.6(a) and Purchaser may elect to terminate this Agreement pursuant to Section 4.9. If, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.
(f) Deliver to Purchaser and the Title Company such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller.
(g) Deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, in the form attached hereto as Exhibit E.
(h) If not already delivered to Purchaser, deliver to Purchaser, originals, or, if unavailable, a copy of the Space Lease, the Service Contracts and the licenses and permits, if any, in the possession or control of Seller or Seller’s agents, together with such leasing and property files and records which are in the possession or control of Seller or Seller’s agents, and any keys to security deposit boxes and to the Hotel. For a period of four (4) years after Closing in case of Seller’s need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, Purchaser shall keep the books and records for the Property with respect to the period of Seller’s ownership (to the extent that such records were provided to Purchaser and Seller did not retain copies thereof), at Purchaser’s expense, and allow Seller and its agents or representatives reasonable access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all books and records at Seller’s cost and expense, which right shall survive the Closing. The location of such items at the Hotel on the Closing Date in a location identified in a writing from Seller to Purchaser shall constitute delivery to Purchaser.

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(i) Deliver to Escrow Agent an executed counterpart closing statement consistent with this Agreement and in a customary form.
(j) Deliver a copy of the termination agreement executed by Seller and Manager, which has the effect of terminating the Management Agreement effective as of the Closing Date, and evidence of Seller’s termination of any Service Contract or Equipment Lease that are not being assumed by Purchaser in accordance with this Agreement (which evidence may consist of copies of any notices provided by Seller terminating, as of or prior to the Closing Date, such Service Contracts and Equipment Leases) and evidence of the removal of the Hotel from the scope of all barter agreements to which the Seller is a party.
(k) Deliver to Escrow Agent two (2) original executed counterpart copies of the Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (Form TP-584) completed by Seller with respect to the Deed.
(l) Deliver to Escrow Agent two (2) original executed counterpart copies of the New York City Real Property Transfer Tax Return completed by Seller with respect to the Deed.
(m) Deliver to Escrow Agent two (2) original executed counterpart copies of the New York State Real Property Transfer Report (Form RP-5217) completed by Seller with respect to the Deed.
(n) Deliver to Title Company a title affidavit generally in the form attached hereto as Exhibit F (the “Title Affidavit”).
(o) Deliver to Escrow Agent two (2) original executed counterpart copies of the IWA Assumption Agreement in the form attached hereto as Exhibit G (“IWA Assumption Agreement”), including any required consents of other parties thereto.
(p) Deliver to Purchaser the Intangibles in Seller’s possession or control. The location of such items at the Hotel on the Closing Date in a location identified in a writing from Seller to Purchaser shall constitute delivery to Purchaser.
(q) Deliver to Purchaser two (2) original counterpart copies of the New Management Agreement.
(r) Deliver to Purchaser (2) original executed counterpart copies of Master Lease Agreement in the form agreed to by the parties prior to the Effective Date (the “Master Lease”).
(s) Deliver to Escrow Agent two (2) original executed counterpart copies of an agreement regarding post-closing capital projects in the form agreed to by the parties prior to the Effective Date (the “Capital Repairs Escrow Agreement”).

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(t) Deliver to the operating lessee of the Property (or other holder of the temporary liquor license for the Hotel) designated by Purchaser two (2) original counterparts of a bill of sale in the form attached hereto as Exhibit B-2 and made a part hereof conveying all of Seller’s right title and interest in and to any Unopened Inventory that consists of alcoholic beverages, together with evidence of payment by Seller of any sales tax payable in connection therewith.
(u) Deliver such additional documents as are provided for under this Agreement, or that otherwise shall be reasonably requested by Purchaser, Title Company or any third party in order to consummate the transaction expressly contemplated by this Agreement. For avoidance of doubt, the possession or retention by Manager of possession of certain records, documents and assets that constitute a portion of the Property both before and after the Closing Date shall not mean that such records, documents and assets were not sold and transferred to Purchaser in accordance with the terms of this Agreement if this Agreement otherwise provides for such sale and transfer.
4.3 Purchaser’s Closing Obligations and Deliveries. At Closing, Purchaser shall through Escrow Agent make the following deliveries and take the following actions:
(a) Pay the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 above, it being agreed that at Closing the Earnest Money shall be applied towards payment of the Purchase Price.
(b) Deliver a written direction to Escrow Agent that it is to disburse the Earnest Money to Seller in accordance with the Escrow Agreement.
(c) Deliver the same number of original executed counterparts of the instruments described in clauses (b), (c), (i), (k), (l), (m), (r), and (s) of Section 4.2 above to Escrow Agent.
(d) Deliver to Escrow Agent two (2) original executed counterpart copies of the IWA Assumption Agreement executed by Purchaser.
(e) Deliver to Seller a certificate, dated as of the Closing Date and executed on behalf of Purchaser by a duly authorized officer thereof, stating that, to the best knowledge of such duly authorized officer, the representations and warranties of Purchaser contained in this Agreement are true and correct as of the Closing Date.
(f) Deliver to Title Company such evidence as Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.
(g) Deliver to Escrow Agent, for distribution upon Closing to Manager, two (2) original executed counterpart copies of the New Management Agreement.
(h) Deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

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4.4 Prorations, Credits and Other Adjustments. At Closing, Purchaser and Seller shall prorate all items of income and expense which are customarily prorated between a purchaser and seller for a hotel. For clarification it is the intent of the parties that unless specifically outlined differently below that Seller is responsible for all revenues and expenses attributable to the time prior to Cutoff Time and Purchaser is responsible for all revenues and expenses attributable to the time after the Cutoff time. At Closing, Purchaser and Seller shall make the prorations, credits, and other adjustments provided for below in, and in accordance with the procedures set forth in, this Section 4.4. Beginning as close to the anticipated Closing Date as practicable, Seller shall, in consultation with Purchaser and with Purchaser’s reasonable cooperation, cause to be prepared a prorations and credit statement (the “Preliminary Statement”) which shall reflect all of the prorations, credits and other adjustments to the Purchase Price at Closing required under this Section 4.4 or under any other provision of this Agreement. As soon as Purchaser and Seller have agreed upon the Preliminary Statement, they shall jointly deliver a mutually signed copy thereof to Escrow Agent. The net amount shown as owing to Seller or Purchaser in the Preliminary Statement shall be added to or subtracted from the proceeds of the Purchase Price payable to Seller through Escrow at Closing.
4.4.1 Proration of Taxes.
(a) All real estate ad valorem taxes, general assessments and special assessments and all personal property ad valorem taxes assessed against the Hotel (collectively, “Taxes”) with respect to the tax year in which Closing occurs shall be prorated between Purchaser and Seller as of the Closing Date. If the amount of any such Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the tax rates set forth in the most recent available bill and the latest assessed valuation of the Property; provided, however, that after the Closing, Seller and Purchaser shall re-prorate the Taxes in accordance with Section 4.4.14 below and pay any deficiency in the original proration to the other party promptly upon receipt of the actual bill for the relevant taxable period. Purchaser shall give Seller written notice of the actual amounts of any such bills within five (5) business days after receipt thereof. If, at the time of the Closing, the Hotel is subject to a special assessment or assessments which are payable by Seller and which are or may become payable in installments, then, for the purposes of this Agreement, all of the installments of any such special assessment or assessments which are not delinquent on the Closing Date and which may be paid thereafter shall be equitably apportioned between Seller and Purchaser based upon their respective periods of ownership.
(b) Seller retains the right to continue and settle any proceeding pending as of the Effective Date to contest any Taxes for any taxable period which encompasses any period prior to the date of the Closing, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings or in any proceedings instituted by Purchaser to the extent the Taxes, refunds or abatements relate to periods of time prior to the Closing Date. Seller shall not, after the Effective Date, without the prior written consent of Purchaser, institute any proceeding to contest any Taxes after and shall not, from and after the Effective Date, settle any pending proceeding without the prior approval of Purchaser; provided, that Purchase shall not unreasonably withhold its consent if such settlement would not adversely affect the liability of Purchaser for Taxes for any taxable period following the Closing. Prior to Closing Seller shall not settle or discontinue any assessment review challenge for the 2011/12 tax year without written approval of Purchaser. However at Closing, Seller shall assign to Purchaser the Application to Review the 2011/12 tax assessments filed with the New York City Tax Commission and any Petition to Review that assessment and Purchaser shall have sole authority to settle or discontinue any such applications or proceeding. Seller shall be responsible for any fees or charges that may now or in the future be billed by its tax certiorari attorneys for services performed prior to the Closing Date (whether with respect to the 2011/12 tax year or any prior tax year). In addition, Seller shall instruct its tax certiorari attorneys to turn over all files and materials relating to the 2011/12 tax year.

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4.4.2 General Proration of Expenses.
(a) Unless otherwise set forth below, Seller shall receive credit for any pre-paid expenses Purchaser will receive credit for any unpaid expenses payable post-Closing with respect to period prior to the Closing based on actual usage or if actual usage is not determinable on a per-diem calculation. The following items of expense with respect to any portion or aspect of the Hotel shall be prorated between Seller and Purchaser as of the Closing Date:
(i) All charges and expenses under any Service Contracts being assumed by Purchaser.
(ii) All utility charges (but excluding any utility deposits). To the extent reasonably practicable, though, in lieu of prorating the charges for any metered utility service, Purchaser and Seller shall endeavor to have the utility read the meter as close as practicable to the Closing Date, render a final bill to Seller based on such reading, Seller shall pay a per diem for any day prior to closing that does not show on such meter reading and Purchaser shall thereafter be responsible for all subsequent bills relating to such service.
(iii) Prepaid expenses of the Hotel, excluding insurance but including without limitation, (A) amounts incurred to pay for natural gas (if any) held in storage pending use at the Hotel and (B) the expense of all transferable licenses and permits obtained in connection with the operation of the Hotel.
(iv) All other Hotel operating expenses, other than employment expenses (which are covered by Section 4.4.3 below).
4.4.3 Employment Expenses. All salaries, bonuses, other compensation and employment benefits for unused vacation, holiday, sick leave and personal days if, and to the extent, that amounts are accrued and vested and unused prior to the Closing Date, and contributions for retirement and welfare benefits required under a collective bargaining agreement, together with F.I.C.A., unemployment and other payroll taxes and benefits due with respect to the employment of such Employees by Manager, shall be prorated between Seller and Purchaser as of the Closing Date, with accrued vacation and other benefits due to employees covered by the Collective Bargaining Agreement being determined in accordance with the Collective Bargaining Agreement and such matters for other employees in accordance with past practices. Seller and/or Manager shall be current at the time of Closing with any contribution obligation to any employee benefit plans pursuant to the Collective Bargaining Agreement, and any proration will be limited to amounts accrued but not yet due to such employee benefit plans at the time of Closing Manager shall pay the salaries and related benefits that are payable to any Hotel Employees for work performed at the Hotel on the Closing Date, whether prior to or following the time of Closing, and such costs for the Closing Date shall be for the account of Purchaser except to the extent incurred in connection with operations the revenue from which is allocated to Seller in the event that the Cut-Off Time with respect to such items being extended until the early morning of the Closing Date.

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4.4.4 Hotel Revenues.
(a) At Closing, Purchaser shall receive one-half (1/2) of all revenues from the Hotel guest rooms and facilities occupied on the evening immediately preceding the Closing Date, including without limitation any sales taxes, room taxes, occupancy taxes and other taxes charged to guests in such rooms that Seller is obligated to remit to the applicable taxing authorities, all parking charges, sales from mini-bars, in-room food and beverage, telephone, facsimile and data communications, in-room movie, laundry, and other service charges allocable to such rooms with respect to the evening immediately preceding the Closing Date. All revenues from restaurants, bars, lounges, vending machines and other service operations conducted at the Property shall be allocated based on whether the same accrued before or after the Cut-Off Time, and Seller shall cause the Manager to separately record sales occurring before and after the Cut-Off Time at the Property. Notwithstanding the foregoing, all revenues from any bars and lounges at the Property shall be prorated based on the actual closing time for such bar or lounge. For example, if such bar or lounge closes at 2 a.m. on the Closing Date, Seller shall retain the revenues from, and be responsible for the operating costs reasonably attributable to, such services and operations even though such revenues were generated two (2) hours after the Cut-Off Time.
(b) Revenues from conferences, receptions, meetings, and other functions occurring in any conference, banquet or meeting rooms in the Hotel, or in any adjacent facilities owned or operated by Seller, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals, and telecommunications charges, shall be allocated between Seller and Purchaser, based on when the function therein commenced, with: (i) one-day functions commencing prior to the Cut-Off Time being allocable to Seller; (ii) functions commencing after the Cut-Off Time being allocable to Purchaser; and (iii) multi-day functions being allocated on a pro rata basis between Seller and Purchaser according to when the event commences and is scheduled to end in relation to the Cut-Off Time.
(c) At Closing, all accounts receivable of the Hotel and all related operations (other than Rent) which are maintained on the guest ledger (as opposed to the city ledger) and relate to guests that have not been at the hotel for a period in excess of seven (7) consecutive days and are outstanding (collectively, the “Receivables”) shall be assigned to Purchaser and Seller shall receive a proration credit in an amount equal to the face value (without further adjustment or allowance for uncollectible accounts) of such receivables as set forth on Manager’s books (including, without limitation, receivables accrued in connection with hotel reservations, the use of guest rooms, as reflected on the guest ledger). Purchaser shall have no right to any adjustment to the prorations with respect to the Receivables on or after Closing for inability to collect outstanding Receivables or otherwise. All other account receivables of the Hotel and related operations (other than Rent) shall remain the property of the Seller (“Retained Receivables”) and shall not be sold to Purchaser hereunder. There shall be no proration at closing for Retained Receivables and (i) Purchaser shall have no right or obligation to make efforts to collect the Retained Receivables and (ii) Purchaser and its manager shall deliver to Seller any amounts received by them after the Closing Date on account of the Retained Receivables (if the reasonably ascertainable intent of the payor thereof is that the payment thereof pertains to a Retained Receivable) reasonably promptly following receipt by Purchaser or its manager. Notwithstanding the foregoing, Seller may take such action, in the name of Seller or Seller’s designee and not in the name of Purchaser or the Hotel, in respect of the collection of any such Retained Receivables as Seller deems appropriate.

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(d) Any operating revenues not otherwise provided for in this Section 4.4, shall be prorated between Purchaser and Seller as of Closing.
4.4.5 [Intentionally omitted.]
4.4.6 Hotel Payables. At Closing, Purchaser shall receive a proration credit equal to the aggregate amount of all outstanding accounts payable for the Hotel as of the Closing Date (“Hotel Payables”) as set forth in a schedule attached to the Preliminary Statement. Purchaser shall: (a) assume the obligation to satisfy all Hotel Payables for which Purchaser received such credit at Closing; (b) indemnify, defend and hold Seller harmless against any claim for such Hotel Payables; and (c) assume all obligations of Seller to pay for any (i) consumables or other items ordered by or for the benefit of Seller in the ordinary course of business but which are not yet received as of the Closing Date and (ii) items or services listed on a purchase order log prepared by Manager which are not yet received as of the Closing Date, which list shall be updated by Manager immediately prior to Closing. There shall not be any adjustment to the Purchase Price in connection with Purchaser’s assumption of the liabilities described in clauses (i) and (ii) above.
4.4.7 [Intentionally Omitted]
4.4.8 Credit for Reservation Deposits. Purchaser shall receive a proration credit equal to the aggregate amount of advance deposits that shall have been received by Seller prior to the Cut-Off Time on account of reservations for use or occupancy of the Property after the Cut-Off Time.
4.4.9 Credit for Cash Banks. Seller shall receive a credit at Closing in an amount equal to all House Bank Funds actually received by Purchaser.
4.4.10 [Intentionally Omitted]
4.4.11 Regarding Hotel Prorations Generally. Unless this Section 4.4 expressly provides otherwise: (a) all prorations hereunder with respect to the Hotel shall be made as of 12:00:01 a.m., local time at the Hotel (“Cut-Off Time”) on the Closing Date; (b) all prorations shall be made on an actual daily basis; and (c) for purposes of such prorations, all items of revenue and expense with respect to the Hotel’s operations shall be classified and determined in accordance with the Uniform System of Accounts for the Lodging Industry, as reasonably modified by Manager for use at the Hotel consistent with past practices within the twelve (12) months preceding the Closing, and otherwise in accordance with generally accepted accounting principles. Except as otherwise expressly provided herein, in any case in which Purchaser receives a credit at Closing on account of any obligation of Seller hereunder, Seller shall have no further liability for such obligation to the extent of the credit so given, Purchaser shall pay and discharge the same, and Purchaser shall indemnify, defend and hold Seller harmless Seller with respect thereto.

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4.4.12 Vouchers. Purchaser shall: (a) honor all outstanding unexpired gift certificates, coupons or other writings issued by Seller or its affiliates prior to the Closing Date that entitles the holder or bearer thereof to a credit (whether in a specified dollar amount or for a specified item, such as room night or meals) to be applied against the usual charge for rooms, meals and/or goods and services at the Hotel (collectively, “Vouchers”) and shall assume all liability, if any, for all outstanding Vouchers as of the Closing Date; (b) receive a credit against the Purchase Price payable at Closing in the amount set forth on the Vouchers Schedule, with respect to the Vouchers listed thereon, as updated as of the Closing Date; (c) be reimbursed by Manager for any other Vouchers presented by holders thereof in accordance with Section 4.6 of the New Management Agreement (the “Manager Reimbursement Obligation”); and (d) indemnify, defend and hold Seller harmless from and against all claims, liabilities, costs and expenses arising out of a violation of this Section 4.4.12 with respect to the Vouchers from and after the Closing Date.
4.4.13 Utility and Other Deposits. At Closing, Seller shall be entitled to receive and retain all refundable cash or other deposits posted with utility companies serving the Property or any governmental agencies or authorities or posted pursuant to any Service Contract.
4.4.14 Final Statement; Post-Closing Adjustments. Except for prorations for Taxes, which shall be adjusted within fifteen (15) business days of receipt of the tax bill for the tax year in which the Closing occurs, and prorations of Percentage Rent in accordance with Section 4.4.5 hereof, Purchaser and Seller shall make a one-time post-Closing adjustment of any item of income and expense subject to adjustment as provided above which was either incomplete or incorrect (whether as a result of an error in calculation or a lack of complete and accurate information) as of the Closing. Purchaser will prepare and deliver to Seller for its review and approval a statement of prorations (the “Final Statement”) on or before March 31, 2012, and the party in whose favor the original incorrect adjustment or error was made (“Adjusting Party”) shall pay to the other party (“Requesting Party”) the sum necessary to correct such prior incorrect adjustment or error within ten (10) days after completion of the Final Statement. Such adjustment shall be final and no further adjustment to the prorations or the Purchase Price shall be made.
4.4.15 Resolution of Disputes. In the case of a dispute, the parties shall attempt to resolve such dispute, but if for any reason such dispute is not resolved by the date that is thirty (30) days after the delivery of the original notice of the claimed adjustment by Purchaser or Seller, but not to exceed ninety (90) days after Closing, then the parties shall, upon the written request of either party to the other, submit such dispute to Deloitte (“Outside Accountants”), and the determination of the Outside Accountants, which shall be made within a period of fifteen (15) days after such submittal by the parties, shall be conclusive. The fees and expenses of the Outside Accountants shall be paid equally by Purchaser and Seller. At such time as the amount of any adjustment or dispute shall be determined (either by agreement or by determination of the Outside Accountants), any amount that shall be payable by the Requesting Party to the Adjusting Party as a result of such adjustment or determination shall be paid within ten (10) business days after the date on which such agreement or determination shall have been made.
4.4.16 Survival. The provisions of this Section 4.4 shall survive Closing.

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4.5 Closing Costs.
4.5.1 State Transfer Tax. At Closing, Seller and Purchaser shall complete, sign and acknowledge any and all forms required for this transaction with respect to Article 31 of the New York State Tax Law, as the same may be amended from time to time (the “State Transfer Tax Law”). Seller shall pay the taxes imposed under the State Transfer Tax Law in connection with the consummation of the transactions contemplated by this Agreement on the Closing Date.
4.5.2 City Transfer Tax. At Closing, Seller and Purchaser shall complete, sign and acknowledge any and all forms required for this transaction with respect to Chapter 21 of Title 11 of the Administrative Code of the City of New York, as the same may be amended from time to time (the “City Transfer Tax Law”). Seller shall pay the taxes imposed under the City Transfer Tax Law in connection with the consummation of the transactions contemplated by this Agreement and any filing fees in connection therewith on the Closing Date.
4.5.3 Seller Closing Costs. At Closing, Seller shall also pay: (a) the fees of any counsel representing it in connection with this transaction; (b) all bulk sales taxes, sales tax on the sale of the Personal Property (or any part thereof) and any other sales or use taxes and occupancy, hotel or other taxes payable with respect to the operation of the Hotel through the Cut-Off Time (as it may be adjusted for certain activities in the Hotel pursuant to Section 4.4.4(a); (c) one-half of the escrow fees charged by Escrow Agent; and (d) all recording and filing fees relating to clearance of any title matter which is not a Permitted Exception. The parties acknowledge and agree that Seller may use the Purchase Price to pay Seller’s closing costs.
4.5.4 Purchaser Closing Costs. At Closing, Purchaser shall also pay: (a) the fees of any counsel representing Purchaser in connection with this transaction; (b) 100% of the (i) premium for the Title Policy, (ii) cost of any endorsements to the Title Policy, and (iii) cost of any title insurance provided to Purchaser’s lender; (c) the cost of the Survey and any modifications or updates to the Survey; (d) one-half of the escrow fees charged by Escrow Agent; (e) the cost of any updates obtained by Purchaser to the property condition report and the Phase I environmental report; and (f) the fees for recording the Deed and any other recordable documents (other than documents relating to clearance of any title matter which is not a Permitted Exception).
4.5.5 Other Costs. All other costs and expenses incident to this transaction and the closing thereof shall be paid in a manner consistent with custom for similar transactions in the city where the Hotel is located. Notwithstanding the foregoing, in the event that this Agreement is terminated as a result of a party’s default, such defaulting party shall pay all escrow and title cancellation fees charged in connection with such cancellation.
4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:
(a) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects, other than any such representations and warranties that are qualified as to materiality, which (to the extent so qualified) shall be true and correct in all respects, as of the Closing Date (in each case with appropriate modifications permitted under Section 4.2(e) above).

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(b) Seller shall have performed and observed in all material respects all covenants, obligations and agreements of this Agreement to be performed and observed by Seller as of the Closing Date, other than any such covenants, obligations or agreements that are qualified as to materiality, which (to the extent so qualified) Seller shall have performed and observed in all respects.
(c) Seller shall have delivered to Purchaser or deposited with Escrow Agent all of the items required to be delivered to Purchaser or deposited with Escrow Agent pursuant to the terms of Section 4.2.
(d) Title Company shall have issued, or be irrevocably committed to issue subject to payment of title premiums, the Title Policy.
(e) Seller shall have delivered to Purchaser more than ten (10) days in advance of the Closing Date an assumption agreement in the form of the IWA Assumption Agreement attached hereto as Exhibit G executed by Seller and Manager.
4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in writing in its sole discretion:
(a) Purchaser shall have deposited with Escrow Agent the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement, subject to fulfillment or waiver of the conditions to Purchaser’s obligation to consummate the transaction hereunder on or before the Closing Date as set forth in Sections 4.6 and 4.8. All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects, other than any such representations and warranties that are qualified as to materiality, which (to the extent so qualified) shall be true and correct in all respects, as of the Closing Date (in each case with modifications which are not materially adverse to Seller).
(b) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date, other than any such covenants, obligations or agreements that are qualified as to materiality, which (to the extent so qualified) Purchaser shall have performed and observed in all respects.
(c) Purchaser shall have deposited with Escrow Agent all of the items required to be delivered to Seller or deposited with Escrow Agent pursuant to the terms of Section 4.3.
(d) Purchaser shall have delivered to Seller more than ten (10) days in advance of the Closing Date an assumption agreement in the form of the IWA Assumption Agreement attached hereto as Exhibit G executed by Purchaser.

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4.8 Conditions Precedent to Obligation of Seller and Purchaser. Notwithstanding anything herein to the contrary but subject to the remainder of this Section 4.8, the obligation of Seller and Purchaser to consummate the transaction hereunder shall be subject to the substantially simultaneous consummation of the transaction described in that certain Purchase and Sale Agreement, dated as of the date hereof, by and between Royalton, LLC, as seller, and Royalton 44 Hotel, L.L.C., a Delaware limited liability company regarding the purchase and sale of the hotel known as the Royalton Hotel located in New York, New York (the “Royalton PSA”). This condition precedent may only be waived by both Seller and Purchaser in writing.
(a) Notwithstanding anything to the contrary contained in this Agreement or the Royalton PSA, if the Royalton PSA is not consummated due to (i) a casualty or condemnation that occurs with respect to the property described therein, or (ii) (x) the failure of the conditions to the obligation of the purchaser to consummate the transaction contemplated set forth in section 4.6(a) or (b) thereof to be fulfilled or (y) the failure of the seller thereunder to make the deliveries required at the closing thereunder upon satisfaction of all conditions to the seller’s obligations to close thereunder, or (iii) the failure of any other condition precedent to the obligation of the purchaser thereunder to close thereunder to be satisfied, Purchaser may elect, in its sole discretion, to waive the condition precedent set forth in this Section 4.8 for both Seller and Purchaser; provided that, if Purchaser elects to waive the condition precedent set forth in this Section 4.8 for both Seller and Purchaser upon the occurrence of an event set forth in subsection (ii) above and such event resulted from the bad faith or an intentional breach by the seller under the Royalton PSA, Purchaser shall have the right to make the No New Management Agreement Election described in Section 4.11.
(b) Notwithstanding anything to the contrary contained in this Agreement or the Royalton PSA, if the Royalton PSA is not consummated due to (x) conditions to the obligation of the seller to consummate the transaction contemplated set forth in section 4.7(a) or (b) thereof to be fulfilled or (y) the failure of the purchaser thereunder to make the deliveries required at the closing thereunder upon satisfaction of all conditions to the purchaser’s obligations to close thereunder, in each case only to the extent such failure resulted from the bad faith or an intentional breach by such purchaser, Seller may elect, in its sole discretion, to waive the condition precedent set forth in this Section 4.8 for both Seller and Purchaser.
4.9 Failure or Waiver of Conditions Precedent. If any of the conditions set forth in Sections 4.6, 4.7, or 4.8 are not fulfilled (other than as a result of a default or breach by either party of their obligations hereunder (in which case the provisions of Article VI shall apply)), or waived on or before the Outside Closing Date, the sole and exclusive remedy available to the party benefited by such conditions shall be to terminate this Agreement by written notice to the other party, whereupon the Earnest Money shall be refunded to Purchaser (less Purchaser’s share of any escrow charges) and all rights and obligations hereunder of each party shall be at an end except those that expressly survive any termination of this Agreement. Either party benefited by a condition set forth in Section 4.6 or 4.7 above, as applicable, may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of such condition. The parties’ consummation of the Closing pursuant to this Agreement shall waive any remaining unfulfilled conditions and any liability on the part of the other party for breaches of representations and warranties of which such party had actual knowledge as of the Closing.

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4.10 Alcoholic Beverage License.
(a) Purchaser acknowledges that Seller is the current licensee under the existing alcoholic beverage license for the Hotel (the “Existing Liquor License”). Seller shall cooperate with Purchaser in arranging for Purchaser to obtain all licenses and approvals required under any Legal Requirements for the continued sale of alcoholic beverages at the Hotel from and after the Closing Date (including temporary permits) consistent with the customary practices and procedures of the Hotel in effect as of the Effective Date (collectively, “Liquor Licenses”), provided that such cooperation shall (i) not create any potential liability for Seller greater than is in existence on the Effective Date (to the extent same is not covered by the present insurance policy at the Property) and (ii) be at no cost or expense to Seller. In no event shall Seller be required to transfer to Purchaser any alcoholic beverage inventory which is located at or held for use in the Hotel unless and until Purchaser has obtained a valid and effective license entitling Purchaser to sell alcoholic beverages at the Hotel and only to the extent that Seller is permitted to transfer such inventories pursuant to applicable law.
(b) Promptly following the Effective Date but in no event sooner than 30 days after the notice to the Community Board, Purchaser shall file all necessary applications and supporting materials with the New York State Liquor Authority as may be required for the issuance of all Liquor Licenses, and shall thereafter use commercially reasonable efforts to diligently pursue and obtain the issuance of such Liquor Licenses or a temporary permit prior to, or contemporaneously with, the Closing. If Purchaser has not secured a Liquor License or temporary permit as of the Outside Closing Date, then Purchaser shall be entitled to adjourn the Outside Closing Date by no more than 30 days upon giving notice of such election to Seller and depositing an additional ONE MILLION ONE HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($1,110,000.00) with the Escrow Agent to be held as, and which shall become a part of, the Earnest Money, in each case prior to the Outside Closing Date. If Purchaser has not secured a Liquor License or temporary permit as of the Outside Closing Date, so adjourned, Purchaser’s obligation to close the purchase of the Hotel shall not be excused or delayed or in any other way be affected thereby, the Purchase Price shall not be reduced and Seller shall have no additional obligation as a result thereof. Purchaser shall keep Seller informed of the status of such applications, and shall promptly respond to Seller’s inquiries regarding the status of the same.
(c) If this Agreement is terminated and Purchaser has filed an application or otherwise commenced the process of obtaining the Liquor Licenses or obtaining any new licenses and permits, Purchaser shall withdraw all such applications and cease all other activities with respect to such transfer or such new licenses and permits.
4.11 No New Management Agreement Election. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of the event described in Section 4.8(a)(ii) and such event resulted from the bad faith or an intentional breach by the seller under the Royalton PSA, Purchaser shall have the right to elect to Close hereunder and not enter into the New Management Agreement at Closing (and entry into same shall not be a condition precedent in favor of Seller) (such election, the “No New Management Agreement Election”). In the event that Purchaser elects the No New Management Agreement Election, the Purchase Price shall be increased by FOUR MILLION DOLLARS ($4,000,000).

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ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, subject to the qualifications and exceptions set forth below:
(a) Organization and Authority. Seller has been duly organized and is validly existing and in good standing under the laws of Delaware and is qualified to do business in the State of New York. Seller has the full right, power and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made or consummated by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.
(b) No Breach. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated herein will not: (i) result in a breach or acceleration of or constitute a default or event of termination under the provisions of any agreement or instrument by which the Property is bound which would have a material adverse impact on the ownership and operation of the Property by Purchaser or the ability of Seller to consummate the transaction contemplated hereby; or (ii) constitute or result in the violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon Seller or result in the violation of any applicable law, rule or regulation of any governmental authority which, with respect to any of the foregoing, would have a material adverse impact on the ownership or operation of the Property by Purchaser or the ability of Seller to consummate the transactions contemplated hereby.
(c) Litigation/Condemnation. Except as set forth on schedule entitled “Litigation” annexed to the Property Information Letter, Seller has not received written notice of any litigation which is pending against (or is threatened to be filed against) Seller that arises out of the ownership of the Property, or that affects the Property, an adverse determination of which would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Property or use thereof, or Seller’s ability to perform its obligation hereunder. Seller has not received written notice of any condemnation proceedings against the Property nor, to Seller’s knowledge, are any such proceedings threatened.
(d) Space Leases. Other than the Space Lease, there are no leases or other agreements currently affecting the Hotel (other than Bookings) pursuant to which any party has a right to occupy all or any portion of the Property, and Seller has made available to Purchaser a true, correct and complete copy of the Space Lease. Seller has complied with all of its obligations under the Space Lease with respect to tenant improvements and there are no leasing commissions that are or may become payable with respect to the Space Lease from and after the Closing Date. The tangible and intangible property (including, without limitations, fixtures, personal property or intellectual property) owned by the tenant under the Space Lease and located at the Property does not include any tangible personal property located outside of the premises subject to the Space Lease, other than supplies and equipment stored elsewhere in the Property and incidental tangible personal property that may be temporarily located outside such premises.

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(e) Service Contracts and Equipment Leases. There are no material Service Contracts, including without limitation Equipment Leases, which will affect the Property after the Closing Date except (i) as set forth on Schedule 1.1(e)-1 or Schedule 1.1(e)-2 or (ii) Service Contracts entered into after the Effective Date which Seller is permitted to enter into under the terms of this Agreement and has disclosed by written notice to Purchaser, and provided true, correct and complete copies of, to Purchaser at least five (5) business days prior to the Closing Date. No material Service Contracts, including without limitation Equipment Leases, have been amended in any material respect except (i) as set forth in said Schedules or (ii) as otherwise permitted pursuant to this Agreement to be amended after the Effective Date and disclosed to Purchaser (along with true, correct and complete copies thereof). As of the Effective Date and the Closing Date, no written notice of material default has been delivered by Seller or received by Seller with respect to any Service Contracts or Equipment Leases that remains uncured (and to Seller’s knowledge, no party is in default in any material respect under any material Service Contract or Equipment Lease). The copies of Service Contracts and Equipment Leases made available to Purchaser by Seller are true, correct and complete in all material respects as to each Service Contract or Equipment Lease. For purposes of this Section 5.1(e), a “material” Service Contract is a Service Contract that is reasonably likely to require payments in excess of $25,000.00 in any 12 month period or is not terminable on 3 months notice or less.
(f) Personal Property. Seller or a member of Seller Group owns good and marketable title to the Personal Property free and clear of all liens and encumbrances. Following the Closing, Purchaser will own the Personal Property free and clear of all liens and encumbrance other than any liens or encumbrances created by Purchaser.
(g) No Consents. Other than those that will be obtained, filed or given, as applicable, prior to Closing, no material consent, approval or action of, filing with or notice to any governmental or regulatory authority or any other person or entity is required to be obtained or made by Seller or Manager in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than those required of Purchaser.
(h) Patriot Act Compliance. Neither Seller nor any entity controlled by Seller: (i) is a person or entity listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable orders (such lists are collectively referred to as the “Lists”); (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order; or (iii) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.

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(i) Employees. There are no employees of the Hotel other than those employees who are employed by Manager with respect to the Hotel (“Employees”). Except as otherwise set forth on Schedule 5.1(i) attached hereto, Seller is not a party to or bound by any collective bargaining agreement or union agreement with respect to the Property, and Seller has provided true and correct copies of all such agreements to Purchaser. To Seller’s knowledge, neither Seller, Manager nor any Affiliate is in default under any such agreements. Except as set forth in part (1) of the schedule entitled “Employee Matters” attached to that certain letter from Seller to Purchaser dated as of the Effective Date (the “Property Information Letter”) (such schedule, the “Employee Schedule”) or on the Litigation schedule, no current or former employee of the Property, no governmental agency and no other person, agency or entity has made a formal charge, complaint or request for a grievance or an arbitration proceeding against Seller that has not been resolved alleging a breach or default under any such agreement or a violation of applicable law relating to personnel or employment matters and, to Seller’s knowledge, neither Seller nor Manager is in default in any material respect under any such agreement or in violation in any material respect of any such law. To Seller’s knowledge, the information regarding employees at the Property set forth in part (2) of the Employee Schedule, including their names, union status, salaries, benefits, job titles, and seniority, is true, correct and complete in all material respects, except for any information excluded in accordance with privacy rules established under the Collective Bargaining Agreement; and part (3) of the Employee Schedule identifies all material employee benefit plans and employee benefit programs (including any multi-employer plans), excluding such plans and programs set out or arising under any collective bargaining agreement or union agreement, maintained by or on behalf of Seller or Manager with respect to the Hotel, of which Seller has knowledge, for the health, welfare or benefit of a majority of the employees of the Property and/or their spouses, dependents or other qualified beneficiaries to which Seller or Manager contributes (the “Plans”).
(j) Violations of Law. Except for violations shown in or disclosed by the Title Report or any Title Update and any violations disclosed on the schedule entitled “Violations of Law” annexed to the Property Information Letter, Seller has not received any written notice of, nor does Seller have any knowledge of, any violation in any material respect of law (including fire, health, building, use, occupancy, rent control or stabilization, environmental or zoning codes) with respect to all or any part of the Property that remains uncured. Seller has not received any written notice of, nor does Seller have any knowledge of, any New York State Liquor Authority violations (and no events that with the giving of notice or passage of time or both would lead to New York State Liquor Authority violations) with respect to the Existing Liquor License.
(k) Deposits.
(i) Part (1) of the schedule entitled “Deposits” annexed to the Property Information Letter (the “Deposits Schedule”) contains a complete list of all deposits held by Seller pursuant to Service Contracts, Bookings, the Space Lease or otherwise in connection with the ownership or operation of the Hotel and sets forth, as of the Effective Date, all portions of any such deposit that have been applied by the Seller.
(ii) Part (2) of the Deposits Schedule contains a complete list of all deposits made by Seller to utility companies or governmental agencies or authorities relating to the Hotel and sets forth, as of the Effective Date, to Seller’s knowledge, all portions of any such deposit that have been applied by such entities.
(l) Vouchers; Barter Agreements. The schedule entitled “Vouchers and Barter Agreements” annexed to the Property Information Letter (the “Vouchers Schedule”) contains, to the knowledge of Seller, a true, correct and complete list, as of the Effective Date, of (x) all outstanding, unexpired gift certificates, coupons or other writings issued by Seller or Manager that entitle the holder or bearer thereof to a credit (whether in a specified dollar amount or for a specified item, such as room night or meals) to be applied against the charge for rooms, meals and/or goods and services at the Hotel, except as provided in below in this Section 5.1(l), and (y) all barter agreements to which Seller is a party. In addition to the above vouchers, Seller and its affiliates have issued writings entitling the holder of such writing to a credit (whether in a specified dollar amount or for a specified item), including, but not limited to, credits for room nights, meals at the Hotel’s restaurant(s), and charitable donations, all of which are subject to the Manager Reimbursement Obligation.

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(m) Reward Plans. Schedule 5.1(m) contains a true, correct and complete list and description of all reward points plans in which the Hotel participates.
(n) Intellectual Property. Schedule 1.1(f) contains a true, correct, and complete list of all names, marks, logos and designs, used in the operation or ownership of the Property or any part thereof (other than the Retained IP).
(o) Permits. Schedule 5.1(o) contains a true, correct and complete list of all transferable licenses, franchises and permits held by Seller and used in or relating to the ownership, occupancy or operation of the Property or any part thereof as of the Effective Date. Except as otherwise disclosed to Purchaser on Schedule 5.1(o), Seller has not received any written notice of any uncured violations of any Permit, and to Seller’s knowledge, all of the Permits described on Schedule 5.1(o) are in full force and effect. To Seller’s knowledge, all Permits necessary for the operation of the Hotel are set forth in Schedule 5.1(o).
(p) Tax Returns. Seller has, or has caused Manager to, file all tax returns with respect to the ownership, operation or maintenance of the Property and/or the Hotel that were required to be filed on or prior to the Effective Date and Seller has paid all taxes (including without limitation Taxes) due with respect to the ownership, operation or maintenance of the Property and/or the Hotel. Seller has not received written notice of any special tax assessment relating to the Hotel, the Property or any portion thereof, and there are no agreements between Seller and any governmental authority relating to Taxes affecting the Hotel or the Property except as set forth on Schedule 5.1(p).
(q) Bookings. Except as set forth on the schedule entitled “Bookings” annexed to the Property Information Letter as Schedule 5.1(q), no Bookings or reservations for rooms, food and beverages, meetings or other customary Hotel uses have been made with respect to any period commencing on or after the one year anniversary of the Effective Date.
(r) Tax Contests. Except as set forth in the schedule entitled “Tax Contests” annexed to the Property Information Letter, Seller is not contesting any taxes (including without limitation Taxes or tax certiorari) with respect to the Property or the operation, maintenance or ownership of the Hotel. Seller has provided all material information and documentation within its possession, control or knowledge related to tax contests, tax appeals and/or tax certiorari to Purchaser, Seller has duly filed a 2011/2012 tax appeal with respect to all assessments in connection with the Hotel (and same have not been rescinded or settled and are being prosecuted with diligence).
(s) Insurance. Seller has not received any written notice from any insurance company or board of fire underwriters of a requirement that has not been addressed in any material respect relating to any defects or inadequacies regarding the physical condition or operation of the Property that would have a material adverse effect on the current use or insurability of the Property or that would cause any material increase in the premiums for insurance for the Property, except for any such defects or inadequacies that have been cured or repaired.

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(t) Suits and Proceedings. There are no legal actions, suits, audits by municipal, State or Federal tax authorities that would be binding on a purchaser of the Property or similar proceedings pending and served, or, to Seller’s knowledge, threatened in writing against Seller or the Property except as set forth in Section 4.4.1(b).
(u) Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations
(v) Bankruptcy. Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.
(w) Financial Statements. Seller has provided to Purchaser financial statements for the Hotel consisting of unaudited financial statements for the last three (3) fiscal years and year-to-date financial statements and operating budgets prepared for the Hotel for the current year. To Seller’s knowledge, all of these financial statements are in all material respects true and complete and fairly represent the financial condition of the Hotel as of the dates stated therein and such statements have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) and the Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition, 2006.
(x) No Options. Seller has not granted in writing any option, right of first offer or refusal or similar right in favor of any person to purchase or otherwise acquire the Property, or any direct or indirect interest in the Property, that is in effect.
(y) Unrecorded Contracts. Except as shown in or disclosed by the Title Policy, the Property is not subject to or bound or affected by any material contract, agreement, proffer or dedication with any municipal, State or Federal government agency to which Seller or Manager is a party or, to Seller’s knowledge, to which anyone else is a party, except to the extent that such contract, agreement, proffer or dedication would not be binding on Purchaser following the purchase of the Property hereunder or can be terminated within 30 days of notice without a termination fee.

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(z) ERISA.
(i) Seller either: (A) is not an “employee benefit plan” as defined in ERISA, whether or not subject to ERISA, or a “plan” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and none of Seller’s assets constitutes (or is deemed to constitute for purposes of ERISA or Section 4975 of the Code, or any substantially similar Federal, State or municipal law) “plan assets” for purposes of 29 CFR Section 2510.3-101 or otherwise for purposes of ERISA or Section 4975 of the Code; or (B) is an “employee benefit plan” as defined in ERISA (an “Employee Benefit Plan,” which term shall not be deemed to include the Retirement Plan or any employee benefit plan administered pursuant to the Collective Bargaining Agreement), but not subject to ERISA or to Section 4975 of the Code, or it is an entity the assets of which are not considered to be “plan assets” or an “employee benefit plan” which is subject to ERISA or Section 4975 of the Code, and the consummation of the transaction contemplated by this Agreement will not constitute a non-exempt prohibited transaction or otherwise result in a violation of any Federal, State or municipal law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.
(ii) With respect to each plan subject to, or previously subject to Title IV of ERISA to which Seller or any entity aggregated with Seller under Section 414(b) or (c) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”) or Manager, sponsors, maintains or contributes to, or has had any liability or obligation to contribute to with respect to the Employees (the “Title IV Plans”), to Seller’s knowledge (1) no lien in favor of any Title IV Plan, the Internal Revenue Service or the Pension Benefit Guaranty Corporation has arisen or been threatened against Seller or Manager; (2) neither Seller nor Manager has incurred or reasonably expects to incur prior to the Closing Date any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any Title IV Plan; and (3) no plan withdrawal has occurred for which liability has been assessed; and (4) no potential withdrawal liability exists from any action of Seller occurring prior to closing with respect to any Title IV Plan covering employees of any Property.
(iii) To Seller’s knowledge, all contributions and premiums that are required to have been made by Seller or Manager to any Title IV Plan or Multiemployer Pension Plan, or by any ERISA Affiliate of the Seller with respect to any Title IV Plan, under the terms of such Plan or Title IV Plan, applicable law, or an applicable collective bargaining agreement, for all complete and partial periods up to and including the Closing Date, have been made or will be made to the appropriate Plan or Title IV Plan on or before the Closing Date.
(iv) No portion of the Property is subject to a lien arising under ERISA or, in so far as it relates to an Employee Benefit Plan, the Code. Each Employee Benefit Plan sponsored, established or maintained by Seller and under which any Hotel Employee benefits has been operated by Seller in conformity with the terms of such plan and in conformity with ERISA and the Code and regulations and other published rulings or guidance of the U.S. Department of Labor, the Internal Revenue Service (the “IRS”), or the Pension Benefit Guaranty Corporation (the “PBGC”), as applicable. Neither Seller nor any other “disqualified person” or “party in interest” as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any “prohibited transaction”, as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Employee Benefit Plan, nor have there been any fiduciary violations under ERISA, which in either case could subject Seller (or any officer, director or employee thereof) to any material Taxes under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code. There is no filing, application or other matter pending with the IRS, the PBGC or the U. S. Department of Labor or any other governmental body regarding any such Employee Benefit Plans.
(v) Seller and Manager have complied in all material respects with all obligations under COBRA regarding any of the Employee Benefit Plans.

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(vi) Except as provided in Schedule 5.1(z)(vi), neither Seller nor Manager is a party to, and does not sponsor or maintain any plan, program or agreement applicable to any of the Hotel Employees that constitutes a non-qualified deferred compensation plan under Section 409A of the Code, nor does either sponsor or maintain any plan fund or program that provides health insurance benefits for retirees, except to the extent required by COBRA.
(vii) Seller and Manager have complied with all of their contribution obligations to the Employee Benefit Plans to which they are obligated to contribute pursuant to the Collective Bargaining Agreement applicable to the Bargaining Unit Employees, and will remain current up to and including the Closing.
Notwithstanding the foregoing, if Purchaser has actual knowledge of a breach of any representation or warranty made by Seller in this Agreement prior to Closing and Purchaser nevertheless proceeds to close the purchase of the Property, such representation or warranty by Seller shall be deemed to be qualified or modified to reflect Purchaser’s knowledge of such breach and Seller shall have no liability whatsoever respecting the same.
5.2 Knowledge Defined. For purposes of this Agreement, “knowledge” means (a) with respect to Seller, the actual knowledge of Richard Szymanski (provided that, in no event shall such person have any personal liability arising under this Agreement), without any duty of inquiry or investigation other than a duty to inquire of the general manager of the Hotel, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, employee, agent or representative of Seller or any of its affiliates, and (b) with respect to Purchaser: (i) the actual knowledge of Michael DeNicola and Jan Kuehnemann (provided that, in no event shall such person(s) have any personal liability arising under this Agreement); (ii) any matter disclosed in any exhibits or schedules to this Agreement; (iii) any matter disclosed in any of the Seller Due Diligence Materials or any other documents or materials provided or made available by Seller or its agents to Purchaser prior to Closing; and (iv) any matter disclosed by Purchaser’s inspections or investigations of the Property.
5.3 Covenants of Seller.
(a) Seller hereby covenants as follows (and covenants not to permit or suffer to exist same by Manager):
(i) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall cause Manager to operate and maintain the Hotel in a manner generally consistent with the manner in which Manager has operated and maintained the Hotel during the twelve (12) month period prior to the date hereof, in good condition consistent with past practice, reasonable wear and tear excepted and so as to maintain levels of Consumable Inventory consistent with past practice, subject in all events to force majeure and other circumstances or events outside of control of Seller. This covenant shall terminate at Closing but Seller shall remain liable, post-Closing for any breach that occurs pre-Closing.
(ii) From and after the Effective Date, not to sell, assign or enter into any agreement to (or negotiate, or entertain any offers to) sell or transfer the Hotel or any portion thereof, except for the provision of hotel rooms and facilities in the ordinary course. This covenant shall terminate at Closing but Seller shall remain liable, post-Closing for any breach that occurs pre-Closing.

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(iii) From and after the Effective Date, Seller shall not (i) enter into any new, management agreement or Service Contracts or other agreement or encumbrance with respect to the Property, nor shall Seller enter into any agreements modifying the Service Contracts, Permitted Exceptions or the Space Lease unless: (1) (A) any such agreement or modification will not bind Purchaser or the Property after the Closing Date; (B) any such agreement or modification will be terminated effective as of the Closing Date if requested by Purchaser to do so; or (C) Seller has obtained Purchaser’s prior written consent to such agreement or modification, which consent may be granted or withheld by Purchaser in its sole discretion, and (2) Seller provides Purchaser with prior written notice of its intent to execute any such agreement or (ii) grant its consent to any action described in clause (i) above by Manager. Contracts and agreements entered into after the Effective Date in accordance with this Section 5.3(a)(iii) shall constitute, as applicable, “Service Contracts” or the “Space Lease” and be scheduled on, and (other than with respect to the Space Lease) assigned pursuant to, the Assignment of Contracts. This covenant shall terminate at Closing but Seller shall remain liable, post-Closing for any breach that occurs pre-Closing. Notwithstanding anything to the contrary contained in this Agreement, following the Effective Date, Seller shall not make any Bookings (other than bookings for individual rooms) for a date more than 1 year after the Effective Date, permit Seller or the Hotel (but same shall not apply to Manager) to have any employees, or allow any deposits under any Service Contract, Space Lease or other agreement affecting or related to the Property to be applied, utilized or refunded, without the consent of Purchaser.
(b) On or before the Closing Date, Seller shall remove the Hotel from the scope of all barter agreements to which Seller, Manager or any member of the Seller Group is a party (whether or not same are included on the Vouchers and Barter Agreements Schedule).
(c) Subject to Section 4.4, Seller shall promptly pay and discharge any taxes that are imposed, arise or are billed prior to Closing as and when such taxes shall become due. Seller shall promptly advise Purchaser of any notices it receives from governmental agencies relating to taxes (including without limitation Taxes). The provisions of this Section 5.3(c) shall survive the Closing.
(d) Seller shall cure any late or defective RPIE filing with the Department of Finance (to the extent not cured prior to the Effective Date) and shall be fully responsible and indemnify Purchaser for any penalties imposed with respect to such late or defective filings. Seller shall instruct its Tax Certiorari attorneys to correct and remove any penalties relating to such RPIE matters at its sole cost and expense and provide adequate proof of the satisfaction and dismissal of any fees or penalties. The provisions of this Section 5.3(d) shall survive the Closing.

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5.4 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:
(a) ERISA. Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974.
(b) Organization and Authority. Purchaser has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and it, or its assignee, will be qualified to do business in New York by the Closing Date. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so, and this Agreement is enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency and similar laws.
(c) No Breach. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transaction contemplated herein will not: (i) result in a breach or acceleration of or constitute a default under any agreement or instrument by which Purchaser is bound or affected which would have a material adverse impact on the ability of Purchaser to timely close the acquisition of the Property pursuant to the terms of this Agreement; or (ii) constitute or result in the violation or breach by Purchaser of any judgment, order, writ, injunction or decree issued against or imposed upon Purchaser or result in the violation of any applicable law, rule or regulation of any governmental authority which, with respect to any of the foregoing, would have a material adverse impact on the ability of Purchaser to timely complete the acquisition of the Property pursuant to this Agreement.
(d) No Consents. Other than those that will be obtained, filed or given, as applicable, prior to Closing, no consent, approval or action of, filing with or notice to any governmental or regulatory authority or any other person or entity on the part of Purchaser is required in connection with the execution, delivery and performance of Agreement or the consummation of the transactions contemplated.
(e) Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser an adverse determination of which would, individually or in the aggregate, reasonably be expected to materially and adversely 12 interfere with the consummation of the transaction contemplated by this Agreement.
(f) Patriot Act Compliance. Neither Purchaser nor any entity controlled by Purchaser (i) is in violation of any applicable anti-money laundering or anti-bribery laws and regulations, (ii) is a person or entity listed on the Lists; (iii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order; or (iv) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.
(g) Tax Identification Number. Purchaser’s valid tax identification number is 45-1137528.
(h) Bankruptcy. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser or its general partner(s) or controlling shareholders or members.

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5.5 Covenants of Purchaser and/or of Seller.
(a) [Intentionally Omitted.]
(b) Purchaser may at its election (but subject to the limitations of Section 3.1 above), inspect the Property for the presence of Hazardous Substances (as defined below), and, at Seller’s request, shall furnish to Seller without representation or warranty copies of any reports received by Purchaser in connection with any such inspection. Upon receipt of written request, Purchaser shall also furnish to Seller without representation or warranty copies of any other reports received by Purchaser relating to any other physical inspections of the Property conducted on Purchaser’s behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act, 42 U.S.C. §12101, et seq., if applicable). As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently or hereafter identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), or any other federal, state or local legislation or ordinances applicable to the Property (collectively, “Environmental Laws”).
Purchaser hereby assumes full responsibility for its inspections of the Property regarding Hazardous Substances and irrevocably waives any claim against Seller and releases Seller from all liability arising from the presence of Hazardous Substances on the Property. Notwithstanding the foregoing, Purchaser does not waive and hereby retains the right to recover from Seller in connection with any claim by any third party (other than a governmental authority) for personal injury arising from or relating to any alleged exposure to Hazardous Substances at, on, under, about, within or migrating to or from the Property prior to the Closing, but not to assert claims in addition to such claims asserted against Purchaser.
(c) Not later than three (3) days prior to the Closing, Seller shall send, or cause the Manager to send, written notice to guests or other persons who have safe deposit boxes at the Hotel advising of the sale of the Hotel and requesting verification or removal of the contents within two (2) days. The safe deposit boxes of guests or other persons not responding to said written notice shall be opened only in the presence of the Manager or representatives of both Seller and Purchaser. The contents of all boxes opened as aforesaid shall be listed at the time such boxes are opened and each such list shall be signed by or on behalf of the Manager or by or on behalf of Seller and Purchaser, and Purchaser shall not be liable or responsible for any items claimed to have been in said boxes unless such items are included in such list. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any liability or responsibility for any items claimed to have been in said boxes but not included on such list and Purchaser agrees to indemnify, defend and hold Seller harmless from and against any liability or responsibility for items claimed to have been in said boxes and included in such list and all claims, losses and liabilities with respect thereto arising out of the acts or omissions of Purchaser after the Closing Date.

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(d) All baggage or other property of guests of the Hotel which has been checked with or left in the care of Seller and remains in Seller’s care as of the Cut-Off Time shall be inventoried and tagged jointly by Seller and Purchaser. Purchaser hereby agrees to defend, indemnify and hold harmless Seller against any claims, losses or liabilities in connection with such tagged baggage and property arising out of the acts or omissions of Purchaser from and after the Closing Date. Seller hereby agrees to defend, indemnify and hold harmless Purchaser against all claims, losses and liabilities with respect to such tagged baggage and property arising out of the acts or omissions of Seller prior to the Closing Date.
(e) Purchaser shall honor (and shall cause its manager to honor) all reservations made in the ordinary course of business at the Hotel and in accordance with this Agreement (including honoring the rates at which such reservations were made, including reservations made on a wholesale, reward points redemption, or other basis), or for any related conference, banquet, or meeting space or any other facilities in connection with the Hotel made by Seller on or prior to the Cut-Off Time for periods on or after the Closing Date.
The provisions of this Section 5.5 shall survive Closing or any earlier termination of this Agreement.
5.6 Employees.
(a) For purposes of this Agreement, (i) “Hotel Employees” means, collectively, all individuals employed at the Hotel by Manager or Seller as of the Closing Date, irrespective of whether such individuals are active or on leaves of absence or otherwise inactive but still employed at the Hotel, and (ii) “Bargaining Unit Employees” means all employees of Seller or Manager who work at the Hotel and are covered by the Collective Bargaining Agreement (defined below). The provisions of this Agreement set forth in Sections 5.6(b) through Section 5.6(f) will apply to Purchaser or Manager, as applicable, to the extent and only to the extent that Seller immediately before the Closing has a corresponding and direct obligation to Hotel Employees or to Bargaining Unit Employees and to their union representatives, and the obligation of Purchaser or Manager, as applicable, thereunder will be only to the same extent as the obligation of Seller. The provisions of Section 5.6(f), and any obligation of Purchaser or Manager thereunder shall be to the same extent and have the same nature as that of Seller immediately before the Closing. The provisions of Section 5.6(h) will operate and be applied, if and only to the extent that Seller has an obligation to contribute to the Retirement Plan that runs directly to such plan. Nothing in this Section 5.6 is intended by its own force and without the consent of Purchaser to enlarge any obligation or commitment of Purchaser or Manager beyond the obligation or commitment that Seller has immediately before the Closing.
(b) Purchaser agrees that it will cause the Manager to continue to employ, following the Closing, the Hotel Employees (the “Continuing Employees”) so that Seller shall not be required to give any layoff, closing or other termination notices or otherwise incur any liability pursuant to the provisions of the Federal Worker Adjustment and Retraining Notification Act. 29 U.S.C. 2101-2109 (the “Federal WARN Act”), the New York State Worker Adjustment and Retraining Notification Act, N.Y. Labor Law §860 et seq. and 12 NYCRR Part 921 (“New York WARN Act”). Purchaser further agrees that (i) all Bargaining Unit Employees shall be offered employment in accordance with Section 5.6(e) below, (ii) Purchaser or, as the case may be, the Manager shall be required to assume and discharge, in accordance with their terms, all obligations and liabilities of Seller or Manager with respect to costs of termination of any Hotel Employee incurred after the Closing including, without limitation, any severance claim made after the Closing or arising from the transactions contemplated by this Agreement.

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(c) From and after the Closing, Purchaser or Manager (i) shall be solely responsible for complying or causing compliance with all applicable provisions of federal, state and municipal laws and regulations relating to Continuing Employees, including Purchaser’s covenants set forth in this Section 5.6, including without limitation compliance with any applicable provisions of the Federal WARN Actor the New York WARN Act, and (ii) other than with respect to acts or omissions of Seller and/or Manager (whether same occur prior to or following the Closing Date), hereby agrees to indemnify, defend, protect and hold Seller, Manager, and their respective affiliates harmless from and against any and all liabilities, debts, costs, expenses, damages, attorneys’ fees and disbursements arising out of any violation of the Federal WARN Act or the New York WARN Act in connection with the transaction contemplated by this Agreement. Seller agrees to indemnify, defend, protect and hold Purchaser and its affiliates harmless from and against any and all liabilities, debts, costs, expenses, damages, attorneys’ fees and disbursements arising out of any violation of the Federal WARN Act or the New York WARN Act for (A) any period prior to the Closing and (B) with respect to all acts or omissions of Seller and/or Manger (whether same occur prior to or following the Closing Date).
(d) During the period prior to Closing, the parties agree to reasonably cooperate and also to consult on a regular basis and coordinate their activities relating to employee matters so as to facilitate a smooth transition of Hotel operations and the continued proper performance by the Hotel Employees of their respective duties up to Closing. Between the Effective Date and Closing, other than in the ordinary course of operations, Seller and/or Manager shall not replace, layoff or terminate any of the Hotel Employees, without Purchaser’s prior written consent, which consent may not be unreasonably withheld. Seller shall promptly deliver to Purchaser copies of any written materials delivered or received relating to Union representation of Hotel Employees, and Seller shall keep Purchaser updated with respect to the status of any discussions with respect thereto.
(e) Purchaser or Manager shall: (i) credit the Continuing Employees whose terms and conditions of employment are not covered by the Collective Bargaining Agreement with their original date of hire with the Hotel by the Seller or Manager or their predecessors for purposes of any length of service requirements, waiting periods, vesting periods, or differential benefits based on length of service in any benefit plan established or maintained by or on behalf of Purchaser (or Purchaser’s manager) for which such Hotel Employees may be eligible after the Closing; (ii) provide, subject to the consent of any third-party insurer or other similar third party having liability for benefit payments, that any pre-existing conditions, restrictions or waiting periods under any benefit plan established by or on behalf of Purchaser or Manager providing medical, dental, vision, or prescription drug coverage or benefits are waived to the extent necessary and possible under the applicable plans to provide immediate coverage for Hotel employees who are hired for the Hotel following termination of such Hotel Employees’ coverage under the benefit plans maintained by or on behalf of Seller.
(f) Without limiting any other provision of this Section 5.6, (i) Seller has informed Purchaser that Seller is a party to and is bound by the terms of that certain Collective Bargaining Agreement between Hotel Association of New York, Inc. and New York Hotel and Motel Trades Council, AFL-CIO (“Union”) dated as of July 1, 2006, (the “Collective Bargaining Agreement”), (ii) a copy of the Collective Bargaining Agreement has previously been delivered or made available to Purchaser for its review, and (iii) Purchaser shall cause Manager to retain all Bargaining Unit Employees following the Closing on an uninterrupted basis, without loss of seniority, compensation, benefits or other terms and conditions of employment subject to the Collective Bargaining Agreement and applicable law, and (iv) the Purchaser will cause Manager to recognize the Union and assume and be bound by the Collective Bargaining Agreement from and after the Closing Date.

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(g) Under the Collective Bargaining Agreement, Seller currently contributes, on a monthly basis, various amounts under the (A) New York Hotel Trades Council and Hotel Association of New York City, Inc. Health Benefits Fund, (B) New York Hotel Trades Council and Hotel Association of New York City, Inc. Pension Fund, (C) New York Hotel Trades Council and Hotel Association of New York City, Inc. Prepaid Legal Services Fund, and (D) New York Hotel Trades Council and Hotel Association of New York City, Inc. Training and Scholarship Fund (collectively, the “Union Employee Benefit Funds”). At Closing, accrued but not yet payable with respect to the Union Employee Benefit Funds shall be prorated, with the appropriate party receiving a credit to the Purchase Price, on a pro rata basis base on the date Closing occurs.
(h) Retirement Plan.
(i) The Seller and the Manager are currently “employers” with respect to the Hotel for purposes of Title IV of ERISA, and subsequent to the Closing Date, the Seller and Manager might otherwise have had an obligation to contribute to the New York Hotel Trades Council and Hotel Association of New York City, Inc. Pension Fund (the “Retirement Plan”) with respect to the Hotel, and accordingly, the parties have agreed to include provisions herein sufficient to comply with Section 4204 of ERISA. Seller and Purchaser agree that during the Contribution Period (as defined below), Purchaser (to the extent Seller and Manager have had an obligation to contribute) shall, either directly or through Manager, make contributions to the Retirement Plan in accordance with the Collective Bargaining Agreement, for substantially the same number of contribution base units, within the meaning of Section 4001(a)(11) of ERISA, for which Seller or Manager had an obligation to contribute with respect to the Hotel. If, as a result of a failure to comply with the foregoing requirements or as a result of any other action by Purchaser, Seller or Manager incurs any withdrawal liability under the Retirement Plan with respect to the Hotel, the Purchaser shall indemnify, defend, and hold Seller and any of its ERISA affiliates harmless from and against any such liability and all related costs and expenses, including reasonable attorneys’ fees. Purchaser agrees to reasonably cooperate with Seller, Manager and/or Retirement Plan representatives with respect to any inquiry or reasonable request for information and assistance in order to facilitate the transfer of the contribution obligation with respect to the Retirement Plan from Seller and Manager to Purchaser or Manager. The parties agree that they will notify the Retirement Plan of their intention that this transaction comply with Section 4204 of ERISA. Subject to Section 5.6(h)(ii), during the period commencing on the first day of the plan year following the Closing Date and ending on the expiration of the fifth such plan year (the “Contribution Period”), Purchaser or Manager shall provide to the Retirement Plan either a bond, letter of credit, or an escrow in an amount and manner meeting the requirements of Section 4204 of ERISA. The cost of any bond, letter of credit, or escrow provided under this Section 5.6(h)(i) shall be paid by Purchaser.

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(ii) To the extent required pursuant to Section 4204(a)(3) of ERISA, Seller and Manager shall provide to the Retirement Plan a bond or escrow equal to the present value of the withdrawal liability Seller would have had to the Retirement Plan with respect to the assets acquired by Purchaser pursuant to this Agreement (but for the provisions of Section 4204 of ERISA) or, if greater, an amount determined under Section 4204(a)(1)(B) of ERISA, reduced to the extent provided under Section 4204(a)(3) of ERISA in the event only a portion of Seller’s or Manager’s assets are distributed during the Contribution Period. If Purchaser or Manager at any time withdraws from the Retirement Plan in a complete or partial withdrawal with respect to the assets acquired by Purchaser pursuant to this Agreement during the Contribution Period, Purchaser shall be primarily liable and pay, and Seller and Manager shall be secondarily liable for, any withdrawal liability Seller or Manager would have had to the Retirement Plan with respect to the Hotel (but for the provisions of Section 4204 of ERISA) if any withdrawal liability of Purchaser with respect to such Retirement Plan is not paid. Purchaser shall indemnify and hold Seller and Manager harmless for any withdrawal liability incurred by Seller or Manager pursuant to the preceding sentence. Purchaser agrees to provide Seller and Manager with reasonable advance notice of any action or event which could result in the imposition of any withdrawal liability contemplated by this Section 5.6(h)(ii), and in any event Purchaser shall immediately furnish Seller and Manager with a copy of any notice including, but not limited to a notice of withdrawal liability, it may receive with respect to the Retirement Plan, together with all the pertinent details. If any such withdrawal liability shall be assessed against Purchaser, Purchaser further agrees to provide Seller and Manager with reasonable advance notice of any intention on the part of Purchaser not to make full payment of any withdrawal liability when the same shall become due. Any proposed notice or communication to the Retirement Plan relating to Purchaser’s obligations under this Section shall be provided to Seller and Manager at least ten (10) days before such notice is provided to the Retirement Plan, and the form of such notice and communication shall be subject to Seller’s and Manager’s written approval, which approval shall not be unreasonably withheld. Notwithstanding anything contained in this Section 5.6(h)(ii) to the contrary, Purchaser shall not be obligated to provide any bond, letter of credit, or escrow in the event and to the extent Purchaser obtains from the Retirement Plan or the Pension Benefit Guaranty Corporation a proper variance or exemption under Section 4204(c) of ERISA and the applicable regulations thereunder, provided any and all requirements of said variance or exemption are met and Purchaser approves such exception. Upon Purchaser’s request, Seller and Manager agree to reasonably cooperate with Purchaser in providing the Retirement Plan with notice of the parties’ intention that this transaction be covered by Section 4204 of ERISA and in providing Purchaser with Seller’s and Manager’s annual contributions to the Retirement Plan for the current plan year and the last three complete plan years of the Retirement Plan.
(i) Purchaser agrees to indemnify, defend and hold harmless Seller, Manager and their respective officers, directors, members, owners and affiliates (herein, the “Seller-Related Parties”) from and against any liability, or judgment asserted against any of the Seller-Related Parties on account of or with respect to any of the following: (i) any causes of action, damages, complaints, judgments, orders whatsoever, and all costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred in connection therewith, which may be asserted against any of the Seller-Related Parties on account of any violation of the National Labor Relations Act, Title VII of the Civil Rights Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Vocational Rehabilitation Act of 1973, the Federal WARN Act and/or the New York WARN Act, New York Labor Law, New York State and City Human Rights Law, and/or any other applicable federal, state or city employment statutes, laws, rules and regulations (collectively, “Employment Laws”) by Purchaser, or any designee or management company engaged by Purchaser to employ Hotel personnel (other than Manager), except to the extent such are based on the acts of any Seller Related Parties, and (ii) any claims or liabilities arising (A) under ERISA and/or any other applicable federal or state law or regulation concerning employee benefit plans with respect to the employment of employees by Purchaser or such designee or management company from and after the Closing or from the transactions contemplated by the Agreement, or (B) from or under any employee benefit plan applicable to any Continuing Employee or any other employee hired by Purchaser or such designee or management company to perform services at or for the Hotel, to the extent that any such claim or liability relates to any period of employment from and after the Closing.

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(j) Seller agrees to indemnify, defend and hold harmless Purchaser, or any designee or management company engaged by Purchaser to employ Hotel personnel and their respective officers, directors, members, owners and affiliates (herein, the “Purchaser-Related Parties”) from and against any claim, liability, or judgment asserted against any of the Purchaser-Related Parties on account of or with respect to any of the following: (i) any causes of action, damages, complaints, judgments, orders and/or claims, whatsoever, and all costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred in connection therewith, which may be asserted against any of the Purchaser-Related Parties on account of any violation of the Employment Laws occurring up to and including the Closing by Seller-Related Parties, except to the extent such are based on the acts of any Purchaser-Related Parties and (ii) any claims or liabilities arising (A) under ERISA and/or any other applicable federal or state law or regulation concerning employee benefit plans with respect to the employment of employees by Seller-Related Parties up to and including the Closing, or (B) from or under any employee benefit plan applicable to any Continuing Employee or any other employee hired by Purchaser or such designee or management company to perform services at or for the Hotel, to the extent that any such claim or liability relates to any period of employment up to and including the Closing.
(k) Purchaser’s and Seller’s obligations under this Section 5.6 shall survive Closing without limitation.
ARTICLE VI
DEFAULT
6.1 Default by Purchaser. If the sale of the Property as contemplated hereunder is not consummated due to Purchaser’s default hereunder, Seller shall be entitled, as its sole and exclusive remedy to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof. THEREFORE, SUBJECT TO THE PRECEDING SENTENCE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF PURCHASER. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

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Initials: Seller YG      Purchaser LM
Nothing contained in this Section 6.1 shall limit or prevent Seller, after Closing has occurred, from: (a) asserting any legal or equitable claims against Purchaser for Purchaser’s obligation to pay attorneys’ fees and other amounts under Section 11.18; (b) enforcing any indemnity obligation of Purchaser under this Agreement or preclude Seller from obtaining a damage award in connection therewith; or (c) enforcing Purchaser’s other obligations and liabilities which survive Closing.
6.2 Default by Seller. If (x) the sale of the Property as contemplated hereunder is not consummated due to Seller’s default hereunder, or (y) prior to Closing Seller defaults hereunder and, with respect to any default under this clause (y) only, such default shall continue for five (5) days after notice to Seller, then Purchaser shall be entitled, as its sole and exclusive remedy, to terminate this Agreement, receive the return of the Earnest Money and be reimbursed by Seller for all of Purchaser’s documented third party costs incurred in connection with the transactions contemplated by this Agreement, including without limitation the negotiation of this Agreement, in an aggregate amount not to exceed $250,000.00, in which event Seller shall be released from any and all other liability hereunder. Purchaser expressly waives its rights to seek monetary or other damages in the event of Seller’s default hereunder other than as expressly provided in the preceding sentence. Notwithstanding the foregoing, if Purchaser is ready, willing and able to close and Seller is obligated to close pursuant to the terms of this Agreement, then Purchaser shall have the right to file suit for specific performance against Seller in a court having jurisdiction in the country and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred (subject to the provisions of Section 4.11). Purchaser shall be deemed to have elected to waive such right to seek specific performance if it fails to file suit within such period. As material consideration to Seller’s entering into this Agreement with Purchaser, Purchaser expressly waives any right under statutory or common law or otherwise to record or file a lis pendens or a notice of pendency of action or similar notice against all of any portion of the Property unless all conditions precedent to Seller’s obligation to proceed to Closing have been satisfied or waived and Seller defaults in its obligation to proceed to Closing.
Nothing contained in this Section 6.2 shall limit or prevent Purchaser, after Closing has occurred, from: (a) asserting any legal or equitable claims against Seller for Seller’s obligation to pay attorneys’ fees and other amounts under Section 11.18; (b) enforcing any indemnity obligation of Seller under this Agreement or preclude Purchaser from obtaining a damage award in connection therewith; or (c) enforcing Seller’s other obligations and liabilities which survive Closing.
6.3 Seller’s Right to Cure Defaults. Notwithstanding anything to the contrary in this Agreement, neither party shall not have the right to exercise its remedies under Section 6.1 or 6.2, as applicable, for a default unless the party seeking to exercise remedies has provided written notice to the other party specifying in reasonable detail the nature of the default, and the other party has not cured the same within ten (10) business days after the other party’s receipt of such notice (the “Cure Period”), in which case the Outside Closing Date shall be extended until the date which is five (5) business days after the expiration of the Cure Period.

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ARTICLE VII
SURVIVAL, INDEMNIFICATION, AND LIMITATIONS ON LIABILITY
7.1 Survival. The representations and warranties of Seller set forth in Section 5.1 of this Agreement, as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(e) hereof, and any other representations and warranties of Seller contained herein or in any other instrument delivered to Purchaser in connection herewith shall survive Closing (i) indefinitely with respect to the representations and warranties contained in subsections (a), (d), (f), (h), (j)(solely with respect to Environmental Laws), (n), (q), (w), and (z) of Section 5.1, (ii) for a period equal to the applicable statute of limitations with respect to the representations and warranties contained in subsections (i), (p), (r)and (u) of Section 5.1, and (iii) for a period of six (6) months with respect to the remaining representations and warranties contained in Section 5.1. The representations and warranties of Purchaser set forth in Section 5.4, as updated by the certificate of Purchaser to be delivered to Seller at Closing in accordance with Section 4.3(d) hereof, and any other representations and warranties of Purchaser contained herein or in any other instrument delivered to Seller in connection herewith shall survive the Closing (i) indefinitely with respect to the representations and warranties contained in subsections (a), (b) and (f) of Section 5.4, (ii) for a period equal to the applicable statute of limitations with respect to the representations and warranties contained in subsection (g) of Section 5.4, and (iii) for a period of six (6) months from the Closing Date with respect to the remaining representations and warranties contained in Section 5.4.
7.2 Seller’s Indemnification. From and after the Closing, Seller shall, subject to the provisions of this Section 7.2, defend, indemnify and save harmless Purchaser and its Affiliates, and their respective employees, contractors, officers, directors, and agents (collectively, “Purchaser Indemnitees”) from and against any and all losses, injuries, claims, penalties, liabilities, fines, damages, costs or expenses (including, without limitation, reasonable attorneys’ fee and costs) (collectively, “Losses”) arising out of, resulting from or relating to:
(a) the inaccuracy of any representation or warranty of Seller;
(b) any charge, complaint or request for a grievance or an arbitration proceeding against Seller alleging a breach or default under any employment agreement or a violation of applicable law relating to personnel or employment matters made by or on behalf of any current or former employee at the Property to the extent such alleged breach, default, or violation pertains to any time period prior to the Closing Date; or
(c) the failure by Seller to perform or fulfill any covenant or agreement of Seller contained in this Agreement other than any such failure as to which Purchaser had knowledge on or before the Closing Date; or
(d) (i) any physical or personal injury or death caused to any person, or damage to property of unaffiliated third parties, to the extent such injury, death or damage occurred prior to the Closing Date in connection with the Property, and (ii) except (x) as may be the obligation of Purchaser pursuant to an express provision of this Agreement or (y) for any item for which Purchaser receives a credit at Closing (to the extent of such credit), any claims brought by any unaffiliated third party to the extent arising from acts, omissions or occurrences that occurred or accrued in connection with the Property prior to the Closing Date, including, without limitation, with respect to Service Contracts and leases. Notwithstanding the foregoing, unless otherwise specified in this Agreement neither claims for change to or remediation of the physical, structural or environmental condition of the Property nor claims of any government or governmental agency or authority relating to the physical, structural or environmental condition of the Property are subject to indemnification by Seller under clause (ii) above.

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The provisions of this Section 7.2 shall survive the Closing without limitation.
7.3 Purchaser’s Indemnification. From and after the Closing, Purchaser shall, subject to the provisions of this Section 7.3, defend, indemnify and save harmless Seller and its Affiliates, and their respective employees, contractors, officers, directors, and agents (collectively, “Seller Indemnitees”) from and against any and all Losses arising out of, resulting from or relating to:
(a) the inaccuracy of any representation or warranty of Purchaser; or
(b) the failure by Purchaser to perform or fulfill any covenant or agreement of Purchaser contained in this Agreement other than any such failure as to which Seller had knowledge on or before the Closing Date; or
(c) (i) any physical or personal injury or death caused to any person, or damage to property of unaffiliated third parties, to the extent such injury, death or damage occurred on or after the Closing Date in connection with the Property, and (ii) except (x) as may be the obligation of Seller pursuant to an express provision of this Agreement and with respect to which Purchaser did not receive a credit at Closing or (y) for any item for which Seller receives a credit at Closing (to the extent of such credit), any claims brought by an unaffiliated third party to the extent arising from acts, omissions, or occurrences that occur or accrue in connection with the Property on or after the Closing Date, including, without limitation, with respect to Service Contracts assumed by Purchaser at Closing.
The provisions of this Section 7.3 shall survive the Closing without limitation.
7.4 Notice and Resolution of Claims.
(a) Notice. Each Person entitled to indemnification pursuant to Section 7.2 or 7.3 (an “Indemnitee”) shall give written notice to the indemnifying party or parties from whom indemnity is sought (the “Indemnifying Party”) promptly after obtaining knowledge of any claim that it may have under Section 7.2 or 7.3, as applicable. The notice shall set forth in reasonable detail the claim and the basis for indemnification. Failure to give the notice in a timely manner shall not release the Indemnifying Party from its obligations under Section 7.2 or 7.3, as applicable, except to the extent that the failure materially prejudices the ability of the Indemnifying Party to contest that claim.

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(b) Defense of Third Party Claims. If a claim for indemnification pursuant to Section 7.2 or 7.3 shall arise from any action made or brought by a third party that would reasonably be expected to result in indemnifiable Losses (a “Third Party Claim”), the Indemnifying Party may assume the defense of the Third Party Claim. If the Indemnifying Party assumes the defense of the Third Party Claim, the defense shall be conducted by counsel chosen by the Indemnifying Party, who shall be reasonably acceptable to Indemnitee, provided that the Indemnitee shall retain the right to employ its own counsel and participate in the defense of the Third Party Claim at its own expense (which shall not be recoverable from the Indemnifying Party under this ARTICLE VII unless (i) the Indemnitee is advised by counsel reasonably satisfactory to the Indemnifying Party that use of counsel of the Indemnifying Party’s choice would be expected to give rise to a conflict of interest, (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnitee within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, or (iii) the Indemnifying Party shall authorize the Indemnitee in writing to employ separate counsel at the expense of the Indemnifying Party, in each of which cases the reasonable expenses of counsel to the Indemnitee shall be reimbursed by the Indemnifying Party). In no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel (other than local counsel) for all Indemnitees with respect to any claim indemnified under this ARTICLE VII; provided that an Indemnitee shall be entitled to employ separate counsel at the expense of the Indemnifying Party if the Indemnitee is advised by counsel reasonably satisfactory to the Indemnifying Party that use of such other counsel would give rise to a conflict of interest, in which case the reasonable expenses of counsel to such Indemnitee shall be reimbursed by the Indemnifying Party. Notwithstanding the foregoing provisions of this Section 7.4(b), (i) no Indemnifying Party shall be entitled to settle any Third Party Claim for which indemnification is sought under Section 7.2 or 7.3 without the Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, unless it has assumed the defense of such Third Party Claim and as part of the settlement the Indemnitee is released from all liability with respect to the Third Party Claim and the settlement does not impose any equitable remedy on the Indemnitee or require the Indemnitee to admit any fault, culpability or failure to act by or on behalf of the Indemnitee, and (ii) no Indemnitee shall be entitled to settle any Third Party Claim for which indemnification is sought under Section 7.2 or 7.3 without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, unless the Third Party claim is for money damages only and such settlement does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of the Indemnifying Party and as part of such settlement the Indemnifying Party is released from all liability (for indemnification pursuant to this ARTICLE VII and otherwise) with respect to such Third Party Claim. If the Indemnifying Party does not notify the Indemnitee within twenty (20) Business Days after receipt of the Indemnitee’s notice of a Third Party Claim of indemnity hereunder that it elects to assume the control of the defense of any Third Party Claim, the Indemnitee shall have the right to contest the Third Party Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement and the costs of such actions by the Indemnitee shall be paid by the Indemnifying Party.
7.5 Limitations on Liability.
(a) Deductible.
(i) Seller shall not have any obligation or liability to any Purchaser Indemnitee under Section 7.2(a) unless and until the aggregate amount of Losses incurred or suffered by the Purchaser Indemnitees arising out of the matters referred to in Section 7.2(a) shall have exceeded $75,000, in which case Seller shall be obligated and liable under Section 7.2(a) only with respect to such excess. Notwithstanding the foregoing, Seller shall be liable for unpaid taxes and Losses incurred with respect to the existence of any leases other than the Space Lease without a dollar threshold.

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(ii) Purchaser shall not have any obligation or liability to any Seller Indemnitee under Section 7.3(a) unless and until the aggregate amount of Losses suffered by the Seller Indemnitees arising out of the matters referred to in Section 7.3(a) shall have exceeded $75,000, in which case Purchaser shall be obligated and liable under Section 7.3(a) only with respect to such excess.
(b) Limit of Liability. The aggregate liability of Seller or Purchaser, as applicable—
(i) under Section 7.2(a) or 7.3(a) shall not exceed three percent (3%) of the Purchase Price (notwithstanding the foregoing, Seller shall be liable for unpaid taxes, unpaid employee compensation with respect to the period ending on the Closing Date, and Losses incurred with respect to the existence of any leases other than the Space Lease, without a dollar ceiling and any amounts of liability described in this parenthetical shall not count toward such three percent (3%)); and
(ii) under Section 7.2(b), 7.2(c), 7.2(d), 7.3(b), or 7.3(c) shall not be subject to any limits.
(c) Limit on Time for Assertion of Claims. Neither Seller nor Purchaser shall have any obligation or liability pursuant to Section 7.2 or 7.3, respectively, for any breach of any representation or warranty unless notice of a claim asserting such breach shall have been given in accordance with Section 7.4 prior to the termination of the survival period applicable to such representation or warranty as set forth in Section 7.1.
7.6 Other Matters Regarding Indemnification.
(a) In the event either Seller or Purchaser (the “Claiming Party”) has actual knowledge on or before the Closing that any representation or warranty of the other is incorrect (either through independent investigation or through information and materials provided to the Claiming Party) or that a covenant of the other has been breached and the Claiming Party proceeds to Closing, then the Claiming Party shall not be permitted to assert a claim for such matters following the Closing Date.
(b) The right to be indemnified for Losses, on the terms and subject to the limitations set forth in this ARTICLE VII, shall be the exclusive remedy available to the Parties and the Indemnitees for the matters set forth in Sections 7.2 and 7.3.

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ARTICLE VIII
RISK OF LOSS
8.1 Minor Damage. In the event of loss or damage to the Real Property or any portion thereof (other than loss or damage of a nature that occurs in the ordinary course that is not expected to cost more than $100,000 to repair) Seller shall promptly inform Purchaser thereof. In the event of loss or damage to the Real Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller shall, at Seller’s option, either (a) perform any necessary repairs (to return the Real Property to substantially the condition in which it existed immediately prior to such loss or damage), or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question (other than business interruption proceeds attributable to the period prior to Closing and proceeds in respect of amounts expended by or on behalf of Seller prior to Closing to restore the Property). In the event that Seller elects to perform repairs upon the Real Property, Seller shall use reasonable efforts to complete such repairs promptly and the Outside Closing Date shall be extended a reasonable time, not to exceed thirty (30) days, in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy with respect to such loss or damage and not paid by Seller prior to Closing and Seller shall assign all of its rights to proceeds under the applicable policy with respect to any claim for the applicable loss (other than business interruption proceeds attributable to the period prior to Closing and proceeds in respect of amounts expended by or on behalf of Seller prior to Closing to restore the Property). Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.
8.2 Major Damage. In the event of a “major” loss or damage to the Real Property, Purchaser may, upon notice in writing to Seller delivered within ten (10) days after Seller sends Purchaser written notice of the occurrence of such major loss or damage, terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights or obligations under this Agreement except any obligations that expressly survive the termination of this Agreement. If Purchaser fails for any reason to deliver written notice of termination to Seller within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to terminate this Agreement. If Purchaser elects to proceed with Closing, (x) Seller shall assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question (other than business interruption proceeds attributable to the period prior to Closing and proceeds in respect of amounts, if any, expended by or on behalf of Seller prior to Closing to make any reasonably necessary emergency repairs to the Property), and (y) the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy with respect to such loss or damage that has not been paid or expended by Seller prior to Closing in connection with reasonably necessary emergency repairs to the Property. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. If Purchaser does not or is not entitled to terminate this Agreement with respect to a casualty, Seller, with Purchaser’s approval, will diligently commence and pursue initial emergency restoration of the Property so as to minimize the loss of business and good will of the Property.
8.3 Definition of “Major” Loss or Damage. For purposes of Sections 8.1 and 8.2, “major” loss or damage refers to the following (a) loss or damage to the Real Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of a licensed independent architect or registered professional engineer with a minimum of ten (10) years experience related to commercial real estate construction selected by Seller and approved by Purchaser, equal to or greater than ten percent (10%) of the Purchase Price or (b) any loss due to a condemnation which permanently and materially adversely modifies or impairs the continued operation of the Hotel in substantially the same manner as the Hotel is operated on the Effective Date. The provisions of this Section 8.3 are intended to supersede those of Section 5-1311 of the General Obligations Law of New York.

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ARTICLE IX
COMMISSIONS
9.1 Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Jones Lang LaSalle Hotels (“Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker and Seller shall indemnify and hold Purchaser harmless with respect to any payments due and owing to Broker in connection with this transaction under such agreement. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify, defend, protect and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this Section 9.1 shall survive Closing or earlier termination of this Agreement.
ARTICLE X
DISCLAIMERS AND WAIVERS
10.1 No Reliance on Documents. Except as expressly set forth in this Agreement, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by or on behalf of Seller or its brokers to Purchaser in connection with the transaction contemplated hereby including, without limitation, the Reports, material available in the E-Room, and other Seller Due Diligence Materials, provided, however, that Seller shall not intentionally alter any material, data or information for the purpose of misleading Purchaser. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) except for matters expressly set forth in this Agreement, neither Seller nor any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report or other materials provided to Purchaser in connection with this Agreement.

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10.2 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY AGREEMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING: IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, PROFITABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR ANY AGREEMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY AND ANY ACTUAL OR PROPOSED BUDGETS FOR THE REAL PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR ANY AGREEMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING. PURCHASER REPRESENTS TO SELLER THAT PURCHASER IS A SOPHISTICATED INSTITUTIONAL INVESTOR WITH SUBSTANTIAL EXPERIENCE AND EXPERTISE WITH INVESTMENT PROPERTIES AND HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED AT CLOSING. UPON CLOSING AND SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED AT CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM

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AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS RELATING TO THE CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY EXCEPT FOR FRAUD AND OBLIGATIONS OF SELLER UNDER THIS AGREEMENT OR ANY AGREEMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING. EXCEPT FOR FRAUD AND OBLIGATIONS OF SELLER UNDER THIS AGREEMENT OR ANY AGREEMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING, PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.
The waivers and releases set forth in Sections 5.5(a) and 5.5(c) and in the immediately preceding paragraph include claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s waiver or release of Seller and the other parties referenced in this Section.
10.3 Repairs, Reserves, and Capital Expenditures. Purchaser acknowledges and agrees that except as provided in this Agreement, (a) Seller shall have no obligation to make any repairs, replacements, improvements or alterations to the Property or to expend any funds therefor, including, without limitation, any reserves that may be held for such purpose, and (b) Purchaser shall not be entitled to a credit to the Purchase Price at Closing in the event capital expenditures actually made at the Hotel for any year are less than the budgeted amount as of the date of the Closing.
10.4 Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article X. Seller and Purchaser agree that the provisions of this Article X shall survive Closing.

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ARTICLE XI
MISCELLANEOUS
11.1 Confidentiality.
(a) Prior to the Closing, and subject to the provisions of Section 11.2, this Agreement, the terms hereof and the Property Information shall be treated as “Evaluation Material” in accordance with that certain Confidentiality Agreement dated October 26, 2010 executed by Purchaser in favor of Seller (the “Confidentiality Agreement”).”). Notwithstanding anything to the contrary contained in the Confidentiality Agreement, as of the Effective Date, the Confidentiality Agreement is hereby amended to provide that the terms of the transfers contemplated in this Agreement, including the Purchase Price and all other financial terms, shall be deemed to be “Evaluation Material” for purposes of the Confidentiality Agreement and that Purchaser shall be entitled to disclose the Evaluation Material (1) to Purchaser’s affiliates, officers, directors, lenders, investors and prospective investors, employees, agents and representatives (including legal counsel, accountants and similar professionals to the extent Purchaser deems it reasonably necessary to inform such party, in which case Purchaser shall inform each of the foregoing parties of such party’s obligations under this Section and shall secure the agreement of such parties to be bound by the terms hereof); or (2) as otherwise required by law, rule or regulation, including the rules or regulations promulgated by the Securities and Exchange Commission (“SEC”) or the New York Stock Exchange (“NYSE”) to the extent such SEC or NYSE rules or regulations are applicable to a party. In no event shall the foregoing preclude Purchaser from providing information regarding the terms of the transfers contemplated in this Agreement to Purchaser’s direct or indirect owners (excluding any shareholders or unitholders of the Purchaser’s publicly traded parent entity or the operating partnership that is a subsidiary of such parent entity), provided that Purchaser informs each of the foregoing parties of the confidentiality of such information. The parties acknowledge and agree that effective as of the Closing, the Confidentiality Agreement shall terminate and be of no further force or effect. Purchaser shall indemnify, defend and hold Seller harmless from and against any claims arising from a breach by it of this Section 11.1(a).
(b) The terms of the transfers contemplated in this Agreement, including the Purchase Price and all other financial terms, as well as the non-public information known by Seller relating to the Property or Purchaser and its affiliates shall remain confidential and shall not be disclosed by Seller without the written consent of Purchaser except (1) to Seller’s affiliates, officers, directors, employees, agents and representatives (including legal counsel, accountants and similar professionals to the extent Seller deems it reasonably necessary to inform such party, in which case Seller shall inform each of the foregoing parties of such party’s obligations under this Section and shall secure the agreement of such parties to be bound by the terms hereof); or (2) as otherwise required by law, rule or regulation, including the rules or regulations promulgated by the SEC or Nasdaq, to the extent such SEC or Nasdaq rules or regulations are applicable to a party, it being acknowledged by Purchaser that Seller’s parent entity will file a report on Form 8-K with the SEC following the Effective Date relating to this Agreement and that Seller shall be entitled to describe the material terms of this Agreement in its communications with investors. In no event shall the foregoing preclude Seller from providing information regarding the terms of the transfers contemplated in this Agreement to Seller’s direct or indirect owners (excluding any shareholders of the Seller’s publicly traded parent entity), provided that Seller informs each of the foregoing parties of the confidentiality of such information. Seller shall indemnify, defend and hold Purchaser harmless from and against any claims arising from a breach by it of this Section 11.1(b). The restrictions in this Section 11.1(b) shall terminate as of the Closing Date.
(c) Either party shall be entitled to an injunction restraining the other party or its agents or representatives from disclosing, in whole or in part, the confidential information governed by this Section 11.1 in violation of the provisions hereof. Nothing herein shall be construed as prohibiting either party from pursuing damages or any other available remedy at law or in equity for such breach or threatened breach of this Section 11.1 by the other party.

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(d) From and after the Closing, Seller and its affiliates shall hold in confidence, and shall not disclose to third parties without the prior written consent of Purchaser, any non-public proprietary information regarding the Hotel and the Property. The foregoing shall not be deemed to restrict the ability of Seller and its affiliates to comply with their disclosure and reporting obligations under applicable law. This Section 11.1(d) shall survive the Closing.
11.2 Public Disclosure Prior to Closing, any press releases with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller, such approval not to be unreasonably withheld, conditioned or delayed. If a party fails to respond with specific comments or objections to the other party within two Business Days after such party is notified of and has received the proposed press release, such failure to respond shall be deemed to constitute a party’s approval of such press release. Purchaser and Seller shall mutually agree on the content of the initial press release regarding the consummation of the transaction contemplated by this Agreement following the Closing. The provisions of this Section 11.2 shall survive the Closing.
11.3 Assignment. Purchaser may not assign or otherwise transfer this Agreement or any of its rights or obligations under this Agreement without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion; provided that Purchaser may assign all or any portion of this Agreement to one or more entities in which it holds, directly or indirectly, all of the equity interests. Any assignment by Purchaser of this Agreement shall not relieve Purchaser of its obligations under this Agreement and any permitted assignee must expressly assume the obligations of Purchaser in writing. Without limiting the foregoing, in no event shall Purchaser assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA.
11.4 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) legible facsimile transmission or PDF transmission completed before 5:00 p.m. (New York time) on a business day sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date actually received, or, in the case of facsimile transmission or PDF transmission, as of the date of the facsimile transmission or PDF transmission provided that an original of such facsimile or PDF is also sent to the intended addressee by means described in clauses (a), or (b) above. Notices may be given by a party’s counsel on behalf of such party as if such party had given such notice itself. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:
If to Seller:
Morgans Holdings LLC
c/o Morgans Group, LLC
475 Tenth Avenue
New York, NY 10018
Attention: David Smail, Executive Vice President & Chief Legal Officer
Facsimile No.: (212) 277-4172
Email: david.smail@morganshotelgroup.com

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With a copy to:
Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Attention: Bruce W. Gilchrist
Facsimile No.: (202) 637-5600
Email: bruce.gilchrist@hoganlovells.com
And to:
Hogan Lovells US LLP
875 Third Avenue
New York, New York 10022
Attention: Mitchell R. Lubart, Esq.
Facsimile no. (212) 918-3100
Email: mitchell.lubart@hoganlovells.com
If to Purchaser
c/o FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway
Suite 1300
Irving, TX 75062
Attention: Charlie Nye
Facsimile no. 972 444 4949
Email: cnye@felcor.com
With a copy to:
c/o FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway
Suite 1300
Irving, TX 75062
Attention: Michael DeNicola
Facsimile no. 972 444 4949
Email: mdenicola@felcor.com
With a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Attention: Andrew Lance, Esq.
Facsimile no. 212.351.4035
Email: alance@gibsondunn.com

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11.5 Modifications. This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by Seller and Purchaser.
11.6 Calculation of Time Periods; Time is of the Essence. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Real Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 p.m., New York time. Subject to the right of adjournment granted in Section 4.10(b), time shall be of the essence with respect to the obligations of the parties to consummate the Closing on or before the Outside Closing Date.
11.7 Successors and Assigns. Subject to the limitations on assignment set forth in Section 11.3 above, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.
11.8 Entire Agreement. This Agreement, including the Exhibits, the Schedules and the Confidentiality Agreement contain the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
11.9 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, (a) execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property, and (b) obtain sellers’ permits for any sales activities conducted at the Property prior to Closing and/or obtain “sale for resale certificates” for any Personal Property that may be sold after the Closing. The provisions of this Section 11.9 shall survive Closing.
11.10 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. In order to expedite the transaction contemplated herein, telecopied, facsimile or PDF signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied, facsimile or PDF document, are aware that the other party will rely on the telecopied, facsimile or PDF signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

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11.11 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.
11.12 Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 11.12 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.
11.13 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
11.14 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:
Schedule 1.1(a) — Legal Description of Land
Schedule 1.1(c) — Excluded Personal Property
Schedule 1.1(e)-1 — Service Contracts
Schedule 1.1(e)-2 — Equipment Leases
Schedule 1.1(f) — Intellectual Property
Schedule 1.2(b)(vi) — Space Lease
Schedule 3.1(a) — Due Diligence Items
Schedule 3.2 — Reports
Schedule 5.1(i) — Employee Matters: Collective Bargaining and Union Agreements
Schedule 5.1(m) — Reward Plans
Schedule 5.1(o) — Permits
Schedule 5.1(p) — Special Tax Assessments and Agreements Relating to Taxes
Schedule 5.1(z)(vi) — Non-Qualified Deferred Compensation Plans
Exhibit A — Deed
Exhibit B — Bill of Sale
Exhibit B-2 — Bill of Sale for Alcoholic Beverages
Exhibit C— Assignment of Contracts
Exhibit D — [Intentionally Omitted]
Exhibit E —FIRPTA Certificate
Exhibit F — Title Affidavit
Exhibit G — IWA Assumption Agreement
Exhibit H — [Intentionally Omitted]
Exhibit I — Pro Forma Title Policy
Exhibit J — Escrow Agreement

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11.15 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
11.16 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits, schedules or amendments hereto. Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
11.17 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.
11.18 Attorneys Fees. If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.
11.19 No Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party’s right to enforce the provision. Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.
11.20 No Reservation of Property. The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Property and/or obligations of the parties, and Purchaser and Seller acknowledge that this Agreement shall be of no effect until it is duly executed by both Purchaser and Seller. Purchaser understands and agrees that Seller shall have the right to continue to market the Property and/or to negotiate with other potential purchasers of the Property until the satisfaction or waiver in writing of all conditions to the obligations of Purchaser under this Agreement.

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11.21 Exclusivity. Seller agrees neither it, nor any other member of the Seller Group will solicit, accept, negotiate, or otherwise pursue any offer related to the sale or other transfer or conveyance of the Property unless and until this Agreement is terminated in accordance with the provisions contained herein.
11.22 No Recordation. Purchaser shall not record this Agreement, nor any memorandum or other notice of this Agreement, in any public records.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

MORGANS HOLDINGS LLC, a Delaware limited liability company

By: Morgans Group LLC, its Managing Member

	By:	Morgans Hotel Group Co., its Managing Member

By:	/s/ Yoav Gery

	Name:	Yoav Gery
	Title:	Authorized Signatory

PURCHASER:

MADISON 237 HOTEL, L.L.C., a Delaware limited liability company

By:	/s/ Larry J. Mundy

	Name:	Larry J. Mundy
	Title:	Senior Vice President
Signature Page to Morgans Purchase and Sale Agreement

Parent Guaranty
MORGANS GROUP LLC, a Delaware limited liability company (“Guarantor”) (which by its execution of this Parent Guaranty acknowledges to Purchaser that it is under common control with Seller and will derive substantial benefit from the sale of the Property pursuant to the Agreement), agrees to and does hereby absolutely and unconditionally guarantee the payment and performance of (i) Seller’s obligations under the Agreement prior to Closing and (ii) after the Closing, each of the obligations of Seller under the Agreement which survive Closing, each of which obligations of Seller in clauses (i) and (ii) being subject to any limitations set forth in the Agreement, if applicable, on the remedies against Seller which are available to Purchaser upon the occurrence of a default by Seller under the Agreement (each, an “Obligation” and collectively, the “Obligations”). The term “Closing” as used in this Parent Guaranty shall include a closing of the sale of the Property resulting from a suit for specific performance.
Guarantor hereby waives any right to require Purchaser to (i) proceed against Seller or pursue any rights or remedies with respect to the Agreement, or (ii) pursue any other remedy whatsoever in Purchaser’s power. Purchaser shall have the right, subject to the limitations set forth in the Agreement, to enforce this Parent Guaranty regardless of the release or discharge of Seller by operation of law.
The liability of Guarantor under this Parent Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of Seller in any receivership, bankruptcy, winding-up or other creditors’ proceedings or the rejection, disaffirmance or disclaimer of the Agreement by any party in any such action or proceeding.
Guarantor authorizes Seller, without notice or consent and without affecting, impairing or discharging Guarantor’s liability hereunder, to from time to time (a) renew, modify, amend, extend or discharge the provisions of the Obligations, or of any other term contained within the Agreement, and (b) exercise or refrain from exercising any of its rights or obligations under the Agreement, at law or in equity. Guarantor’s liability hereunder shall not be impaired by Purchaser’s release in whole or in part of Seller or any member in Seller (other than Guarantor) from liability. Guarantor may not assign its obligations under this Parent Guaranty.
Reasonable attorneys’ fees and all other costs and expenses that may be incurred in the enforcement, or in defending the enforcement, of this Parent Guaranty and/or the Agreement shall be paid by the prevailing party. The parties agree that the obligation of the prevailing party to pay all attorneys’ fees and other costs and expenses incurred in pursuing or enforcing rights under this Parent Guaranty, or in defending any such action, whether in litigation, or with respect to the Obligations or this Parent Guaranty, or in administrative, bankruptcy or reorganization proceedings, shall not be subject to any cap on liability set forth in the Agreement (nor be counted toward any such cap), and, if the Purchaser is the prevailing party, shall constitute obligations which are guaranteed hereunder.

Guarantor represents and warrants to Purchaser that (i) it is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the state in which it was formed, (ii) it has the power, right, authority and legal capacity to execute and deliver this Parent Guaranty and to fully perform and observe the terms hereof, (iii) the execution, delivery and performance by it of this Parent Guaranty has been duly authorized by all necessary action on behalf of Guarantor, (iv) all of the persons who execute and deliver this Parent Guaranty on behalf of Guarantor have been duly authorized and empowered on behalf of Guarantor so to do, (v) this Parent Guaranty is the valid and binding obligation of Guarantor enforceable against it in accordance with its terms, (vi) the execution, delivery and performance by it of this Parent Guaranty will not (A) violate any provision of any of its organizational documents, (B) require it to obtain any consent, approval or action of, or make any filing with or give any notice to, any person, (C) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under, any agreement to which it or any of its affiliates (whether now or formerly existing) is a party or by or to which any of them or any of their properties may be bound or subject, (D) violate any order, judgment, injunction, award, decree or writ of any governmental body, entity or authority against, or binding upon, it or any of its affiliates or upon any of its or their properties or the business of Guarantor or (E) violate any law, statute, code, ordinance, regulation or other requirement of any governmental body, entity or authority, and (vii) there is no provision in the organizational documents of Guarantor that would prevent or limit, or is otherwise inconsistent with, Guarantor’s execution and delivery of, and performance under, this Parent Guaranty.
All notices to be delivered to Guarantor in respect of this Parent Guaranty shall be delivered to Guarantor at the address specified for Seller in the Agreement to which this Parent Guaranty is attached.
Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable for the Obligations as a primary obligor and not merely as a surety, and that Guarantor shall fully perform each and every term and provision this Parent Guaranty. This Parent Guaranty is a guaranty of payment and performance and is not a guaranty of collection. If all or any part of the Obligations shall not be paid by Seller when the same became due and payable Guarantor shall, promptly upon written notice by Purchaser, pay in lawful money of the United States of America, the amount due on the Obligations to Purchaser at Purchaser’s address as set forth in the Agreement. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Obligations, and may be made from time to time with respect to the same or different items of Obligations. It shall not be necessary for Purchaser (and Guarantor hereby waives any rights which Guarantor may have to require Purchaser), in order to enforce this Parent Guaranty or the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Seller, (b) join Seller or any others liable on the Obligations in any action seeking to enforce this Parent Guaranty or the obligations of Guarantor hereunder, or (c) resort to any other means of obtaining payment of the Obligations. Purchaser shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Obligations.

The obligations of Guarantor under this Parent Guaranty shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any exercise or nonexercise by Purchaser or its successors or assigns of any right, power or remedy or the waiver of any such right, power or remedy (except to the extent any such action, inaction, delay or omission gives Purchaser a valid and enforceable defense against the Obligation); or (b) any action or inaction, or any delay or omission in the exercise of any power or remedy on the part of Purchaser (except to the extent any such action, inaction, delay or omission gives Purchaser a valid and enforceable defense against the Obligation).
Further, the obligations of Guarantor under this Parent Guaranty shall remain in full force and effect without regard to, and shall not be impaired or affected by any bankruptcy, insolvency, reorganization, liquidation, or similar transaction affecting Seller.
As of the date hereof, and after giving effect to this Parent Guaranty and the contingent obligation evidenced hereby and all of Guarantor’s other obligations (whether or not contingent), Guarantor is, and will be, solvent, and will not be dissolved or wound-up.
If any term or provision of this Parent Guaranty or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Parent Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Parent Guaranty shall be valid and be enforced to the fullest extent permitted by law, provided that the rights and obligations of the parties are not materially altered.
This Parent Guaranty shall be binding upon and inure to the benefit of the Purchaser and Guarantor and their respective successors, assigns and legal representatives.
Other than notices required to be given under the Agreement, Purchaser shall not be required to take any action of any kind or nature against Seller or its property, or resort to any security, at any time, before Purchaser may proceed against Guarantor under this Parent Guaranty.
Nothing in this Parent Guaranty shall give the Purchaser any right to set off any amounts due to Purchaser with respect to any Obligations or any cost of enforcement of the Agreement or this Parent Guaranty against any amounts owed by Purchaser (or its affiliates) under the New Management Agreement or otherwise.

Except to the extent any of the following rights, defenses, protections, and claims are available to Seller by the Agreement, by law or otherwise, Guarantor hereby expressly waives, relinquishes and releases any right, defense, protection, claim of exoneration or other claim, and any right to assert any right, defense, protection, claim of exoneration or other claim, in any action brought on, arising out of or relating to this Parent Guaranty or otherwise: (i) requiring Purchaser to proceed against or exhaust any security held from Seller, (ii) any defense based on any legal disability or other defense of Seller or other person or by reason of the cessation or limitation of the liability of Seller from any cause; (iii) any defense based on any lack of authority of the officers, directors, partners, or agents purporting to act on behalf of Seller or any principal of Seller or any defect in the formation of Seller or any principal of Seller; (iv) any defense based on any Purchaser’s failure to disclose to Guarantor any information or circumstances bearing on Seller’s financial condition or ability to perform the Obligations; and (v) all rights and defenses arising out of any election of remedies by Purchaser, even if/though that election of remedies has destroyed Guarantor’s rights of subrogation and reimbursement against Seller. Without limiting the generality of the foregoing, Guarantor hereby expressly waives (a) notice of the acceptance of this Parent Guaranty by any person or entity and (b) notice of any adverse change in the financial condition of Seller or of any other fact that might increase Guarantor’s risk hereunder.

MORGANS GROUP LLC, a Delaware limited liability comany

By: Morgans Hotel Group Co., its managing member

By:	/s/ Yoav Gery
	Name:	Yoav Gery
	Title:	Authorized Signatory
Signature Page to Morgans Parent Guaranty

Annex I
Definitions
(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:
“Guest Records” shall mean guest records, profiles, histories, contact information and preferences gathered by Manager based on the guest’s stay or information provided by the guest during, prior to or after such stay at the Hotel.
“Operating Equipment” shall mean chinaware, glassware, linens, silverware, and other items of a comparable nature, and all replacements, additions and substitutions therefor.
“Manager’s Materials” shall mean materials, files, lists, records, compilations and methods of operation which constitute valuable proprietary information, trade secrets and Manager’s work product, including, by way of example and not of limitation, Guest Records, marketing techniques, customer and mailing lists and reservation systems.
“Manager’s Tradenames” shall mean the Primary Name, the marks “Morgans”, “A Morgans Hotel”, and “Asia de Cuba” or any other tradenames, trademarks, service marks, symbols, logos or designs owned or licensed by Manager or any of its affiliates including, without limitation, the name of any restaurant, bar and/or lounge at any Morgans Hotel, and any words or designs, marketing materials, concepts and trade dress (such as the menu and the items thereon) related thereto.
“Primary Name” shall mean Morgans.

(b) The following terms are defined in the Section of this Agreement set forth after such term below:

Additional Earnest Money	Section 1.6(b)
Adjusting Party	Section 4.4.14
Agreement	Introduction
Assignment of Contracts	Section 4.2(c)
Bargaining Unit Employees	Section 5.6(a)
Bookings	Section 1.1(d)
Broker	Section 9.1
City Transfer Tax Law	Section 4.5.2
Claiming Party	Section 7.6(a)
Closing	Section 4.1.1
Closing Date	Section 4.1.1
Code	Section 5.1(x)(i)
Collective Bargaining Agreement	Section 5.6(f)
Confidentiality Agreement	Section 11.1
Consumable Inventory	Section 1.1(i)
Continuing Employees	Sections 5.6(b)
Contribution Period	Section 5.6(h)(i)
Cut-Off Time	Section 4.4.11
Deed	Section 4.2(a)
Earnest Money	Section 1.6(b)
Effective Date	Introduction
Employees	Section 5.1(i)
Employment Laws	Section 5.6(i)
Environmental Laws	Section 5.5(b)
Equipment Leases	Section 1.1(e)
ERISA Affiliate	Section 5.1(x)(ii)
Escrow Agent	Section 1.6(a)
Escrow Agreement	Section 1.6(c)
Excluded Permits	Section 1.1(g)
Excluded Personal Property	Section 1.1(c)
Existing Liquor License	Section 4.10(a)
Federal WARN Act	Sections 5.6(b)
Final Statement	Section 4.4.14
Hazardous Substances	Section 5.5(b)
Hotel	Recitals
Hotel Employees	Section 5.6(a)
Hotel Payables	Section 4.4.6
House Bank Funds	Section 1.1(k)
Improvements	Recitals
Initial Earnest Money	Section 1.6(a)
Intangibles	Section 1.1(h)
IWA Assumption Agreement	Section 4.2(o)
knowledge	Section 5.2
Land	Recitals

Lease Year	Section 4.4.5(d)
Legal Requirements	Section 2.4(d)
Liquor Licenses	Section 4.10(b)
Lists	Section 5.1(h)
Losses	Section 7.2
Management Agreement	Section 1.7
Manager	Section 1.7
Monetary Encumbrances	Section 2.3(c)
New Management Agreement	Section 1.7
New York WARN Act	Sections 5.6(b)
No New Management Agreement Election	Section 4.11
OFAC	Section 5.1(h)
Order	Section 5.1(h)
Outside Accountants	Section 4.4.15
Outside Closing Date	Section 4.1.1
Percentage Rent	Section 4.4.5(d)
Permits	Section 1.1(g)
Permitted Exceptions	Section 2.4
Personal Property	Section 1.1(c)
Plans	Section 5.1(i)
Pre-Closing Date	Section 4.1.2
Preliminary Statement	Section 4.4
Property	Section 1.2(a)
Property Information	Section 3.1(a)
Purchase Price	Section 1.4
Purchaser	Introduction
Purchaser Indemnitees	Section 7.2
Purchaser-Related Parties	Section 5.6(j)
Real Property	Recitals
Receivables	Section 4.4.4(c)
Rent	Section 4.4.5
Requesting Party	Section 4.4.14
Retail Inventory	Section 1.1(i)
Retained IP	Section 1.1(f)
Retained Receivables	Section 4.4.4(c)
Retirement Plan	Section 5.6(h)(i)
Royalton PSA	Section 4.8
Seller	Introduction
Seller Cure Period	Section 6.3
Seller Indemnitees	Section 7.3
Seller-Related Parties	Section 5.6(i)
Service Contracts	Section 1.1(e)
Space Lease	Section 1.1(j)
State Transfer Tax Law	Section 4.5.1
Survey	Section 2.2
Taxes	Section 4.4.1(a)

Tenant Estoppel	Section 5.3(b)
Title Affidavit	Section 4.2(n)
Title Company	Section 2.1
Title IV Plans	Section 5.1(x)(ii)
Title Policy	Section 2.5
Title Report	Section 2.1
Title Update	Section 2.1
Union	Section 5.6(f)
Union Employee Benefit Funds	Section 5.6(f)
Unopened Inventory	Section 1.1(i)
Vouchers	Section 4.4.12

Schedule 1.1(a)
Legal Description of Land
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of MANHATTAN, City, County and State of NEW YORK, bounded and described as follows:
BEGINNING at a point on the easterly side of MADISON AVENUE, distant 49 feet northerly from the corner formed by the intersection of the easterly side of MADISON AVENUE and the northerly side of 37TH STREET;
thence easterly parallel with the northerly side of 37TH STREET, and part of the way through a party wall, 100 feet;
thence northerly parallel with the easterly side of MADISON AVENUE, 49 feet 9 inches to the center line of the block between 37TH and 38TH STREETS;
thence westerly along said center line of the block and parallel with 37TH STREET, 100 feet to the easterly side of MADISON AVENUE;
thence southerly along the easterly side of MADISON AVENUE, 49 feet 9 inches to the point or place of BEGINNING.

Schedule 1.1(c)
Excluded Personal Property
1.	2 computers owned by Asia de Cuba
2.	The liquor inventory at Asia de Cuba, which is the following as of March 25, 2011:

Items	Btls

Benedictine	1
Borgo Conventi	6
Clifford Bay	6
Bacardi Superior	1
Cruzan Pineapple	1
Crusher Petit Syrah	12
Dubachet Amaretto	5
El Dorado White Rum	3
Fusional	12
Grand Marnier	2
Juve and Camps	24
Mas de Mas	6
Mesta (Fontana) Red — for Sangria	18
Paco & Lola	6
Paso Creek Merlot	6
Southern Right (Sav Blanc)	30
Tapena Garnacha (Happy Hour)	6
Villa Maria	6
Wycliff Champagne	4

Schedule 1.1(e)-1
Service Contracts
Morgans
1.
(Alarm Services) Inspection/Maintenance Contract, dated as of November 17, 1994, between Morgans Hotel and AFA Protective Systems, Inc., as extended by letter agreement, dated as of September 10, 2008, between Morgans Hotel and AFA Protective Systems, Inc.

2.
LodgeNet Free-to-Guest License Agreement and Addendum thereto, dated as of February 11, 2010, between Morgans Holdings LLC and LodgeNet Interactive Corporation, as amended by that certain Amendment to LodgeNet Free to Guest License Agreement, dated as of June 2, 2010, between Morgans Holdings LLC and LodgeNet Interactive Corporation

3.	LodgeNet Content and System Maintenance Agreement and Addendum thereto, dated as of February 11, 2010, between Morgans Holdings LLC and LodgeNet Interactive Corporation
4.	Armored Car Service Agreement, dated as of February 1, 2010, between Garda CL Atlantic, Inc. and The Morgan Hotel
5.	License Agreement — Hotels and Motels, dated as of January 12, 2010, between Morgans Holdings LLC and American Society of Composers, Authors and Publishers
6.	Boiler Water Treatment Services Proposal, dated as of October 24, 2008, between Morgans Hotel and Chemical Specifics, Inc.
7.	Contract for The Removal of Non-Hazardous Trade Waste (Morgans Hotel), dated as of May 7, 2009, between IESI NY Corporation and Morgans Hotel
8.	Document Storage Agreement, dated as of February 27, 2006, between Morgans Hotel and GRM Information Management Services
9.	Oil Burner Service Plan, dated as of September 1, 2008, between Stuyvesant Fuel Service Corp. and Morgans Hotel Group LLC
10.	Harvard Maintenance / Proposal for Metal Maintenance & Refinishing, dated as of February 11, 2011, between Morgans Hotel and Harvard Maintenance, Inc.
11.	(Long Distance Telephone) Service Agreement, dated as of August 20, 2009, between Morgans Holdings LLC and PAETEC
12.	Mini Bar Master Service Agreement, dated as of June 28, 2005, between Morgans Hotel and Minibar North America, Inc.
13.	(Parking) Agreement, dated as of January 1, 2000, between Rapid E. 38th Street Corp. and Morgans Hotel

14.	Pest Control Program Proposal, dated as of May 13, 1997, for Morgan Hotel by Abalon Exterminating Company Inc.
15.	Master Agreement for the Supply of Equipment, Software, Maintenance Services and Professional Services, dated as of December 20, 2000, between The Morgans Hotel and MAI Systems Corporation
16.	Verizon Directory Advertising (Application), dated as of January 6, 2005, between Morgan’s Hotel and Verizon Directories Corp.
17.	Computer Services Agreement, dated as of October 21, 2008, between Eleven Wireless, Inc. and SC Madison LLC dba Morgans Hotel
18.	Elevator Full Service Preventative Maintenance Agreement (for Morgan Hotel), dated as of April 2, 2007, between Morgans Hotel Group LLC and Transel Elevator Company
19.	Bid Acceptance for Nomadix Support Renewal, dated as of October 15, 2010, by Morgans for a bid submitted by Sunray Technology Integration
20.	Customer Subscriber Agreement, dated as of October 7, 2010, between Morgans Holdings LLC and Cogent Communication, Inc.
21.	SDD Managed Services Agreement, dated as of September 24, 2010, between Morgans and Systems Design & Development, Inc.
22.	Music Performance Agreement — Hotel/Motel, dated as of April 9, 2009, between Morgans Holdings LLC and Broadcast Music, Inc.
23.	SESAC, Inc. Hotel, Motel & Resort Performance License, effective as of January 1, 2008, between SESAC, Inc. and Morgans Holding LLC
24.	Agreement for Interior Design Services, dated as of March 6, 2006, between Morgans Holdings LLC and Andree Putman Sarl
25.	Agreement between Owner and Executive Architect, dated as of September 27, 2006, between Morgans Holdings LLC and R Wade Johnson Design Inc.
26.	Asset Management Agreement, dated as of January 26, 2004, between Morgans and Moishe’s Guaranteed Storage Centers
Asia de Cuba
27.	Air Conditioning/Heating Inspection and Maintenance Agreement (Restaurant), dated as of May 1, 2009, between Asia de Cuba Restaurant and Gem Air Conditioning Inc.
28.	Contract for The Removal of Non-Hazardous Trade Waste (Asia de Cuba), dated as of May 5, 2009, between IESI NY Corporation and SC Madison LLC
29.	ECOTEMP Lease Agreement, dated as of December 27, 2000, between Asia de Cuba/SC Madison LLC and Ecolab Inc.

30.	Price Increase Letter, dated as of August, 2005, from Food Sanitation Consultant Service, Inc. regarding Asia de Cuba
31.	Micros Service Maintenance Agreement, dated as of February 3, 2005, between Asia de Cuba — NYC and MICROS Retail Systems, Inc.
32.
OpenTable Corporate Agreement, dated as of March 31, 2001, between OpenTable, Inc. and China Grill Management BD, Inc., as amended by Third Restaurant Addendum to the OpenTable Corporate Agreement, dated as of March 31, 2001, between OpenTable, Inc. and SC Madison LLC dba Asia de Cuba

33.
Exclusive Services Agreement, dated as of February 18, 1998, between Ian Schrager Hotels LLC and Philippe Starck (acting on his behalf and/or on behalf of Ubik Sarl), as supplemented by General Terms and Conditions of Design Services, undated

34.	Central Station Service Contract, dated as of May 2, 1998, between Asia de Cuba, Inc. and AFA Protective Systems, Inc.

Schedule 1.1(e)-2
Equipment Leases
Morgans
1.	Firstcorp Equipment Lease Agreement, dated as of August 15, 2008, between IFC Credit Corporation and SC Madison LLC dba Morgans Hotel
2.	Pitney Bowes Agreement, dated as of September 25, 2003, between Pitney Bowes Credit Corporation and Morgans Hotel Group
3.	Pitney Bowes Agreement, dated as of June 23, 2008, between Pitney Bowes and Morgans Hotel
4.	LDI Lease Agreement, dated as of November 20, 2010, between LDI Color Toolbox and Morgans Hotel
Asia de Cuba
None

Schedule 1.1(f)
Intellectual Property
None.

Schedule 1.2(b)(vi)
Space Lease
Amended and Restated Lease Agreement between Morgans Holdings LLC and SC Madison LLC dated as of January 1, 2000, as extended by extension letter dated January 15, 2007 (for leased restaurant)

Schedule 3.1(a)
Due Diligence Items
1.	Hotel Contracts. As applicable, hotel specific purchasing agreements, maintenance contracts, union contracts, and other labor agreements.
2.	Licenses and Permits. Copies of all requested operating licenses including the liquor license and related documents.
3.	Leases. Copies of all leases affecting the Property or any portion thereof including, but not limited to, ground, equipment and capital leases.
4.
Reports. If available, copies of most current reports on toxic materials to include hazardous waste, asbestos and PCBs. Copies of most current reports related to the physical condition of the Property.

5.	Plans. All available plans, specifications, permits and certificates of occupancy.
6.
Capital Expenditures. Listing of all capital expenditures and improvements made to the Property during the last three years including date of expenditures and cost. Capital budget, if available, covering current year. Status of all capital expenditure programs and projects currently underway.

7.	Financials. All requested books, files, financial statements, group sales and reservation reports and records relating to the operation of the Property, including, but not limited to:
•	Operating budgets for the current year and previous year.
•
Monthly financial statements for the current year to date and the three (3) prior years, with comparisons of actual to budget to prior year results (audited, if available). These reports should include a detailed market segmentation summary.

•	Projected year-end operating results (shown monthly and year-end) for the current calendar year.
•	Copies of the current year and previous year marketing plans.
•	Copies of all group-booking reports and pace reports.
•	Schedule of aged accounts receivable as of the most recent month and year-end with explanations for any accounts over $1,000 and 60 days old.
•	Schedule of accounts payable and accrued liabilities as of the most recent month-end and year-end.
•	Detail of any amounts due from/to management company, including but not limited to, fees, corporate charges, and any reimbursable.

•	Schedule of any known security deposits, advance deposits, prepaid rent, gift certificates, tenant security deposits and unearned income as of the most recent month-end.
•	Bank reconciliations for the past six months.
•	Schedule of existing insurance coverage and historic loss runs for the last three (3) full policy years and current stub year.
8.	Employees.
•	List of employees, subject to union restrictions, to include position, tenure and compensation and any employee contracts and benefits.
•	Collective bargaining agreements.
•	Employee handbook.
•	Record of recent written grievances.
•	Recent historic and pending written Workmen’s Comp claims.
9.	Guest Satisfactions. Copies of most recent guest satisfaction surveys.
10.	Utility Bills. Copies of the most recent utility bills relating to the Real Property.
11.	Tax Bills. Copies of the most recent tax bills relating to the Real Property and a description of any items in dispute. Any tax abatement proceedings in progress.
12.	Tax Filings. Copies of business/gross receipt tax or other local tax filings.
13.
Existing Title Commitment/Policy. Copies of the most recent title policy or commitment with copies of all exception documents (including unrecorded leases), and UCC searches (with copies of financing statements).

14.	Survey. A copy of the most current on-the-ground as-built survey of the Real Property.
15.
Litigation. List of all threatened (in writing), pending and existing litigation involving the Real Property and/or the Seller or the property manager. If available, summary of crime and accident reports for the most recent twelve-month period.

16.	Compliance. Correspondence from any governmental authority regarding legal compliance.
17.	Star Reports. Updated STAR Competitive Set Reports.

Schedule 3.2
Reports
1.	Zoning Report, dated as of June 21, 2005, prepared by Zoning Info, Inc. for Wachovia Bank, N.A., its successors and assigns
2.
LL11/98 Report of Periodic Inspection of Exterior Walls and Appurtenances for Cycle 6 Examinations at 237 Madison Avenue, Manhattan with Back-Up Report, filed as of January 3, 2007, prepared by Hugh Robotham, Architect, P.C.

3.	Property Condition Report, dated as of January 29, 2011, prepared by EMG, Inc. for Morgans Group LLC
4.	Phase I Environmental Site Assessment, dated as of January 31, 2011, prepared by EMG, Inc. for Morgans Group LLC

Schedule 5.1(i)
Employee Matters
Collective Bargaining and Union Agreements
1.	Collective Bargaining Agreement, for the period of July 1, 2006 through June 30, 2012, by and between Hotel Association of New York City, Inc. and the New York Hotel & Motel Trades Council, AFL-CIO
2.	Agreement, dated as of February, 2011, by and between the New York Hotel & Motel Trades Council, AFL-CIO and Morgans Hotel Group on behalf of the Morgans Hotel
3.	Agreement, dated as of March 28, 2008, by and between the New York Hotel & Motel Trades Council, AFL-CIO and Morgans Hotel Group on behalf of SC Madison, LLC d/b/a Asia de Cuba Restaurant
4.	Me Too Agreement, dated as of August 9, 2005, by and between the Morgans Hotel Group, LLC and the New York Hotel & Motel Trades Council, AFL-CIO

Schedule 5.1(m)
Reward Points Plans
1.	Rewards Participation Agreement, dated as of June 1, 2009 by and between American Express Travel Related Services Company, Inc. and Morgans Group LLC

Schedule 5.1(o)
Transferable Licenses, Franchises and Permits
Permits
1.	The City of New York Department of Buildings Certificate of Occupancy #96628, issued on July 24, 1990, for a cellar, mezzanine, and seventeen story fireproof building, hotel
2.
The City of New York Department of Buildings Amended Certificate of Occupancy, superseding Certificate of Occupancy #47782 — Sub-Cellar, Cellar, 1st Floor, Mezzanine, 2nd Floor, 3rd thru 11th Floors, 12th & 13th Floors, 14th Floor, 15th Floor, 16th Floor, 17th & Roof

3.	The City of New York Department of Buildings Freight & Sidewalk Elevator Inspection Certificate No. 152435, dated as of July 7, 2010
4.	The City of New York Department of Buildings Passenger Elevator Inspection Certificate (North), dated as of July 7, 2010
5.	The City of New York Department of Buildings Passenger Elevator Inspection Certificate (South), dated as of July 7, 2010
6.	New York City Fire Department, Bureau of Fire Prevention Certificate, issued on February 28, 2011
7.	New York City Fire Department, Bureau of Fire Prevention, Certificate of Fitness #61987707 for W12 Maintenance Sprinkler System, issued on January 6, 2010
8.	The Hartford Steam Boiler Inspection and Insurance Co., Certificate of Boiler or Pressure Vessel Inspection, dated as of March 25, 2010
9.	The Hartford Steam Boiler Inspection and Insurance Co., Certificate of Boiler or Pressure Vessel Inspection, dated as of April 30, 2009
10.	New York City Fire Department, Bureau of Fire Prevention, Open Flame Permit, issued to Asia de Cuba
11.	The City of New York Department of Health and Mental Hygiene, Food Service Establishment Permit, issued as of September 15, 2010 to SC Madison LLC, Asia de Cuba
12.	Sentinel Fire Control, Inc. Certificate of Inspection for Automatic Fire Suppression Systems, issued December, 2010 to Asia de Cuba
Uncured Violations
None.

Schedule 5.1(p)
Special Tax Assessments and Agreements Relating to Taxes
None.

Schedule 5.1(z)(vi)
Non-Qualified Deferred Compensation Plans
None.

Exhibit A
Form of Deed
(see attached)

BARGAIN AND SALE DEED
FROM
MORGANS HOLDINGS LLC
TO
MADISON 237 HOTEL, L.L.C.
Location of Property:

Street Address:	237 Madison Avenue
County:	New York
State:	New York
Block:	867
Lot:	0020

Record and Return to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Andrew A. Lance, Esq.
Telecopy: 212-351-4035

Tax Notices to:

Attention:
Telecopy:

BARGAIN AND SALE DEED
THIS INDENTURE, made as of the  _____  day of                     , 2011 by MORGANS HOLDINGS LLC, a Delaware limited liability company (incorrectly recited as a New York limited liability company on the vesting deeds described in the first recital below), having an address at  _____  (“Grantor”), in favor of MADISON 237 HOTEL, L.L.C., a Delaware limited liability company, having an address at  _____  (“Grantee”),
WITNESSETH, that Grantor, in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, does hereby grant and release unto Grantee and its successors and assigns, forever, all that certain plot, piece or parcel of land lying and being in the County of New York, State of New York, as more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”) (being the same premises conveyed to the Grantor by deeds recorded on July 28, 1998 in Reel 2692, page 1167, as to an undivided 67% interest and in Reel 2692, page 1160, as to an undivided 33% interest) and all buildings, structures and other improvements located on the Land (collectively with the Land, the “Property”);
TOGETHER with all right, title and interest, if any, of Grantor in and to any strips or gores adjoining the Property, any streets and roads abutting the Property to the center lines thereof; and
TOGETHER with the appurtenances and all the estate and rights of Grantor in and to the Property;
TO HAVE AND TO HOLD the Property unto Grantee and its successors and assigns, forever.
Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Grantor has duly executed this indenture as of the date first above written.

MORGANS HOLDINGS LLC a Delaware limited liability company

By:
Its:

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)
On the  _____  day of  _____ in the year 2011, before me, the undersigned, a Notary Public in and for the above referenced State, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

Exhibit A to Deed
Description of Land
237 Madison Avenue, Block 867, Lot 0020
ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH OF MANHATTAN, CITY, COUNTY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS
BEGINNING AT A POINT ON THE EASTERLY SIDE OF MADISON AVENUE DISTANT 49 FEET NORTHERLY FROM THE CORNER FORMED BY THE INTERSECTION OF THE EASTERLY SIDE OF MADISON AVENUE AND THE NORTHERLY SIDE OF 37TH STREET;
THENCE EASTERLY PARALLEL WITH THE NORTHERLY SIDE OF 37TH STREET AND PART OF THE WAY THROUGH A PARTY WALL 100 FEET;
THENCE NORTHERLY PARALLEL WITH THE EASTERLY SIDE OF MADISON AVENUE 49 FEET 9 INCHES TO THE CENTER LINE OF THE BLOCK BETWEEN 37TH AND 38TH STREETS;
THENCE WESTERLY ALONG SAID CENTER LINE OF THE BLOCK AND PARALLEL WITH 37TH STREET 100 FEET TO THE EASTERLY SIDE OF MADISON AVENUE;
THENCE SOUTHERLY ALONG THE EASTERLY SIDE OF MADISON AVENUE 49 FEET 9 INCHES TO THE POINT OR PLACE OF BEGINNING.

Exhibit B
Form of Bill of Sale
BILL OF SALE
For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MORGANS HOLDINGS LLC, a Delaware limited liability company (“Seller”), in connection with the sale of certain real property located in New York, New York, which is more particularly described in that certain Purchase and Sale Agreement dated as of                     , 2011 (“Purchase Agreement”), between Seller and MADISON 237 HOTEL, L.L.C., a Delaware limited liability company (“Purchaser”), hereby grants, assigns, transfers, conveys and delivers to Purchaser, without recourse and without any representation or warranty (including warranty of use and warranty, express or implied, as to merchantability and fitness for any purpose) except as expressly set forth in the Purchase Agreement, all of Seller’s right, title and interest in and to the “Personal Property”, “Consumable Inventory” and the “Receivables” assigned pursuant to Section 4.4.4(c) of the Purchase Agreement, as such terms are defined in the Purchase Agreement and, in each case, solely to the extent the “Personal Property”, “Consumable Inventory” and “Receivables” are included in the definition of “Property” in the Purchase Agreement. This Bill of Sale shall be governed by the laws of the State of New York.
[Signature on following page]

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of                     , 2011.

SELLER:

MORGANS HOLDINGS LLC, a Delaware limited liability company

By:
Its:

Exhibit B-2
Form of Bill of Sale for Alcoholic Beverages
BILL OF SALE (LIQUOR INVENTORY)
For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MORGANS HOLDINGS LLC, a Delaware limited liability company (“Seller”), in connection with the sale of certain real property located in New York, New York, which is more particularly described in that certain Purchase and Sale Agreement dated as of                     , 2011 (“Purchase Agreement”), between Seller and MADISON 237 HOTEL, L.L.C., a Delaware limited liability company (“Purchaser”), hereby grants, assigns, transfers, conveys and delivers to                     , without recourse and without any representation or warranty (including warranty of use and warranty, express or implied, as to merchantability and fitness for any purpose) except as expressly set forth in the Purchase Agreement, all of Seller’s right, title and interest in and to the “Unopened Inventory” (as such term is defined in the Purchase Agreement) that consists of alcoholic beverages. Attached hereto as Exhibit A is evidence of payment by Seller of any sales tax payable with respect to the Unopened Inventory being transferred hereunder. This Bill of Sale shall be governed by the laws of the State of New York.
[Signature on following page]

IN WITNESS WHEREOF, Seller has executed this Bill of Sale (Liquor Inventory) as of                     , 2011.

SELLER:

MORGANS HOLDINGS LLC, a Delaware limited liability company

By:
Its:

Exhibit A
Evidence of Payment of Sales Tax

Exhibit C
Form of Assignment of Contracts
ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS,
BOOKINGS AND INTANGIBLES
THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, BOOKINGS AND INTANGIBLES (this “Assignment”) is made as of                     , 2011, by MORGANS HOLDINGS LLC, a Delaware limited liability company (“Seller”), in favor of MADISON 237 HOTEL, L.L.C., a Delaware limited liability company (“Purchaser”).
RECITALS
A. Seller is the owner of certain property commonly known as the “Morgans” located at 237 Madison Avenue, New York, New York.
B. Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of                     , 2011 (as may be amended, the “Purchase Agreement”), pursuant to which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Schedule 1.1(a) attached thereto and the improvements located thereon, on the terms and conditions stated in the Purchase Agreement. All terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.
C. Pursuant to the Purchase Agreement, Seller has agreed to assign to Purchaser all of Seller’s right, title and interest to (a) the Service Contracts that Purchaser has elected to assume under the Purchase Agreement (the “Assumed Service Contracts”), as set forth on Annex 1 attached hereto (b) the Bookings, and (c) the Intangibles.
NOW, THEREFORE, Seller and Purchaser agree as follows:
1. Assignment. Seller hereby sells, assigns, transfers and conveys to Purchaser, without recourse and without representation or warranty (except to the extent expressly provided in the Purchase Agreement, as to which all of the limitations set forth in the Purchase Agreement shall apply), all of Seller’s right, title and interest in and to (a) the Assumed Service Contracts, (b) the Bookings and (c) the Intangibles.
2. Assumption. Purchaser hereby assumes the benefits of Seller and assumes and agrees to be bound by all of the covenants, obligations, liabilities, and burdens of Seller that arise or accrue from and after the date of this Assignment under or in connection with (a) the Assumed Service Contracts, (b) the Bookings, and (c) the Intangibles. This Assignment is made by Seller without recourse and without any express or implied representation or warranty whatsoever (except to the extent expressly provided in the Purchase Agreement, as to which all of the limitations set forth in the Purchase Agreement shall apply).
3. Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

4. Governing Law. This Assignment shall be governed by the laws of the State of New York.
5. Further Assurances. Seller and Purchaser agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.
6. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.
[signature page follows]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Assignment as of the date first above written.

SELLER:

MORGANS HOLDINGS LLC, a Delaware limited liability company

By:
Its:

PURCHASER:

MADISON 237 HOTEL, L.L.C., a Delaware limited liability company

By:
Its:

Annex 1
Assumed Service Contracts
[to be completed at Closing — not to include any asia de cuba contracts]

Exhibit D
[Intentionally Omitted]

Exhibit E
Form of FIRPTA Certificate
CERTIFICATION OF NON-FOREIGN STATUS
A. Federal FIRPTA Certificate
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Code Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                            (the “Transferor”) the undersigned hereby certifies the following on behalf of the Transferor:
1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2. Transferor’s U.S. tax identification number is                     ; and
3. Transferor’s office address is                     .
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Transferor understands that Transferee is relying on this certification in determining whether withholding is required upon said transfer.

Under penalty of perjury the undersigned declare that they have examined this certification and to the best of their knowledge and belief it is true, correct and complete, and they further declare that they have authority to sign this certification on behalf of Transferor.
Dated as of                      , 2011

TRANSFEROR: , a
By:
Its:

Exhibit F
Form of Title Affidavit
TITLE AFFIDAVIT
Title No. 3111-00130
The undersigned (“Owner”) hereby certifies that, to the best of its knowledge:
1. That there are no leases or occupancy agreements (recorded or unrecorded) affecting the premises described on Exhibit A (the “Real Property”), or other parties in possession, except as shown on the attached Exhibit B. As to those items set forth on Exhibit B, there are no options to purchase, rights of first refusal or rights of first offer to purchase the Real Property or similar rights with respect to the Real Property contained in the respective leases and/or agreements other then specifically indicated on Exhibit B or as may be set forth in the leases or occupancy agreements.
2. There are no unrecorded claims against the Real Property, nor any set of facts by reason of which title to the Real Property might be disputed or questioned, and Owner has been in peaceable and undisputed possession of the Real Property since title was acquired.
3. There has not been any construction, repairs, alterations or improvements made, ordered or contracted to be made on or to the Real Property, nor materials ordered therefor within the last one hundred twenty (120) days, which has not been paid for; nor are there any fixtures attached to the Real Property which have not been paid for in full; and that there are no outstanding or disputed claims for any such work or item; except as shown on attached Exhibit C.
4. There has been no work done upon the Real Property by the City of New York, nor has the City of New York made any demand for any such work that may result in charges by the New York City Department of Rent and Housing Maintenance, or charges by the New York City Department of Environmental Protection for water tap closings or any related work, whether or not such charges are liens against the property which this policy insures.
5. No fee for an inspection, re-inspection, examination or service performed by the New York City Department of Buildings have been levied, charged, created or incurred that may become a lien on the Real Property. (See Section 26-128 of the Administrative Code of New York).
6. There are no other liens issued pursuant to the Administrative Code of the City of New York which may affect the Real Property.

7. The unrecorded lease between Arthur Felber and Elm Hotel Corp., dated June 1, 1959 (as described in Exception 3 of Schedule B-1 to the title report dated February 24, 2011 (the “Morgans Title Report”) and as assigned and modified as described in such Exception 3) is terminated/expired and the tenant no longer remains in possession of space at the Real Property.
8. The unrecorded lease between 237 Hotel Corporation and Toms Associates, dated June 2, 1962 (as described in Exception 4 of Schedule B-1 to the Morgans Title Report) is terminated/expired and the tenant no longer remains in possession of space at the Real Property.
9. The unrecorded lease between Executive Hotel Associates and Executive Partnership, Inc., dated May 4, 1964 (as described in Exception 5 of Schedule B-1 to the Morgans Title Report) is terminated/expired and the tenant no longer remains in possession of space at the Real Property.
10. The unrecorded lease between Morgans Holdings LLC and Ian Schrager Hotel Management LLC, dated July 28, 1998 (as described in Exception 6 of Schedule B-1 to the Morgans Title Report) is terminated/expired and the tenant no longer remains in possession of space at the Real Property.
11. The unrecorded lease between Morgans Holdings LLC and Madison Bar Company LLC, dated August 13, 2004 (as described in Exception 7 of Schedule B-1 to the Morgans Title Report) is terminated/expired and the tenant no longer remains in possession of space at the Real Property.
12. The Environmental Control Board Violation #:034829059K in the amount of $800.00 was filed against a party with a similar name to Morgans Holding LLC and such violation does not affect the Real Property.
This affidavit is made for the purpose of aiding Chicago Title Insurance Company and First American Title Insurance Companies (the “Title Companies”) in determining the insurability of title to the Real Property and to induce the Title Companies to issue a policy of title insurance to MADISON 237 HOTEL, L.L.C., a Delaware limited liability company (“Purchaser”), in connection with Purchaser’s acquisition of the Real Property from Owner. The undersigned avers the foregoing statements are true and correct to the best of its knowledge; provided that, the foregoing statements are made by the undersigned solely as of                                           , 2011, and the accuracy of such statements shall not be extended beyond such date.
As used herein, “to the best of its knowledge” shall mean the actual knowledge of Richard Szymanski (provided that, in no event shall such person have any personal liability arising under this affidavit), without any duty of inquiry or investigation, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Owner or any of its affiliates.
[signature page follows]

EXECUTED this                       day of                      , 2011.

OWNER: MORGANS HOLDINGS LLC, a Delaware limited liability company
By:
Its:

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)
On the             day of                       in the year 2011, before me, the undersigned, a Notary Public in and for the above referenced State, personally appeared                                  , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

Exhibit A
Real Property
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of MANHATTAN, City, County and State of NEW YORK, bounded and described as follows:
BEGINNING at a point on the easterly side of MADISON AVENUE, distant 49 feet northerly from the corner formed by the intersection of the easterly side of MADISON AVENUE and the northerly side of 37TH STREET;
thence easterly parallel with the northerly side of 37TH STREET, and part of the way through a party wall, 100 feet;
thence northerly parallel with the easterly side of MADISON AVENUE, 49 feet 9 inches to the center line of the block between 37TH and 38TH STREETS;
thence westerly along said center line of the block and parallel with 37TH STREET, 100 feet to the easterly side of MADISON AVENUE;
thence southerly along the easterly side of MADISON AVENUE, 49 feet 9 inches to the point or place of BEGINNING.

Exhibit B
Leases on Real Property
1.
Amended and Restated Lease, dated as of January 1, 2000, between Morgans Holdings LLC, a Delaware limited liability company, as landlord, and SC Madison LLC, a Delaware limited liability company, as tenant, as amended by that letter dated as of January 1, 2000 and by that letter dated as of January 15, 2007.

Exhibit G
Form of IWA Assumption Agreement
IWA ASSUMPTION AGREEMENT
This IWA Assumption Agreement ( “IWA AA”) is made and entered into as of this            day of                     , 2011, by and among Morgans Holdings LLC, a Delaware limited liability company (the “Seller”), which owns the hotel located at 237 Madison Avenue, New York, NY commonly known as “Morgans” (the “Hotel”), whose manager, Morgans Hotel Group Management LLC, a Delaware limited liability company (the “Manager”), is the employer of the bargaining unit employees employed at the Hotel (the “Employees”), Madison 237 Hotel L.L.C., a Delaware limited liability company (“Buyer”), and New York Hotel and Motel Trades Council, AFL-CIO (the “Union”).
WHEREAS, Buyer has agreed to purchase the Hotel from Seller pursuant to that certain Purchase and Sale Agreement date as of                 , 2011, (the “Purchase Agreement”) and Manager shall operate the Hotel for Buyer and shall employ the Employees;
WHEREAS, Seller and Manager are bound to a collective bargaining agreement known as the Industry Wide Agreement between the Union and the Hotel Association of New York City, Inc. for a term of July 1, 2006 through June 30, 2012 (“IWA”);
WHEREAS, Article 59 of the IWA also provides that an owner of a hotel that is not the employer shall be bound by the Successor and Assigns provisions of the IWA and the arbitration provisions thereof as they relate to any dispute regarding the Successor and Assigns provision and shall agree to retain all bargaining unit employees, whose employment will continue uninterrupted without loss of seniority, compensation, benefits, or other terms and conditions of employment, subject to the IWA and applicable law;

IT IS NOW THEREFORE AGREED THAT:
1.
Effective at the closing of the sale of the Hotel from Seller to Buyer (“Closing”), Buyer, which will not be the employer of any Employees, agrees that it has assumed and adopted, and is bound by, the Successors and Assigns provisions of the IWA and the arbitration provisions thereof as they relate to any dispute regarding the Successors and Assigns provisions and agrees to cause Manager to retain all bargaining unit employees, whose employment will continue uninterrupted without loss of seniority, compensation, benefits, or other terms and conditions of employment, subject to the IWA and applicable law.

2.	Manager, as the employer of the Employees following the Closing, agrees that effective at Closing, it will continue to be bound by all terms and conditions, both economic and non-economic, of the IWA.
3.	Nothing herein shall modify or limit the rights and obligations between Buyer and Seller that survive the Closing as set forth in their Purchase and Sale Agreement.
4.
Effective immediately, any and all disputes between the Union and any party hereto regarding this IWA AA shall be subject to Article 26 of the IWA, the entirety of which is incorporated herein by reference.

5.	This Agreement may be signed in counterparts, each of which shall be deemed an original.

IN WITNESS THEREOF, the parties have duly executed this IWA AA as of the date set forth above.

MADISON 237 HOTEL L.L.C.		MORGANS HOLDINGS LLC

By:		By:

	Name:		Name:
	Title:		Title:

NEW YORK HOTEL AND MOTEL TRADES COUNCIL, AFL-CIO		MORGANS HOTEL GROUP MANAGEMENT LLC

By:		By:

	Name:		Name:
	Title:		Title:
Assumption Agreement\IWA Assumption Agreement

Exhibit H
[Intentionally Omitted]

Exhibit I
Pro Forma Title Policy

American Land Title Association	Owner’s Policy
Policy No: 3111-00130
OWNER’S POLICY OF TITLE INSURANCE
Issued by
CHICAGO TITLE INSURANCE COMPANY
Any notice of claim and any other notice or statement in writing required to be given the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.
COVERED RISKS
SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B, AND THE CONDITIONS, CHICAGO TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:
1.	Title being vested other than as stated in Schedule A.

2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
(a)	A defect in the Title caused by
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;

(ii)	failure of any person or Entity to have authorized a transfer or conveyance;

(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;

(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;

(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;

(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or

(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.

(c)
Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.

4.	No right of access to and from the Land.

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(a)	the occupancy, use, or enjoyment of the Land;

(b)	the character, dimensions, or location of any improvement erected on the Land;

American Land Title Association	Owner’s Policy
Policy No: 3111-00130
(c)	the subdivision of land; or

(d)	environmental protection
if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.
6.
An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

9.	Title being vested other than as staled Schedule A or being defective
(a)
as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)
because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10.
Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys, fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.
IN WITNESS WHEREOF, CHICAGO TITLE INSURANCE COMPANY has caused this policy to be signed and sealed by its duly authorized officers.

Issued by: CHICAGO TITLE INSURANCE COMPANY 711 3RD AVE, 5TH FLOOR NEW YORK, NY 10017-4014 Tel (212) 880-1200 Fax (212) 880-1400	CHICAGO TITLE INSURANCE COMPANY

	By:	/s/ Raymond R. Quirk

Raymond R. Quirk President

	By:	/s/ Michael L. Gravelle

Countersigned		Michael L. Gravelle Secretary

Authorized Signatory

American Land Title Association	Owner’s Policy
Policy No: 3111-00130
EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:
1.	(a)	Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters:
(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)
not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a)	a fraudulent conveyance or fraudulent transfer; or

(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.
Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS
1.	DEFINITION OF TERMS

The following terms when used in this policy mean:
(a)
“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.

(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d)	“Insured”: The Insured “named in Schedule A.
(i)	The term “Insured” also includes
(A)	successors to the Title of the Insured, by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C)	successors to an Insured by its conversion to another kind of Entity;

(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title
(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2)	if the grantee wholly owns the named Insured,

(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: An Insured claiming loss or damage.

(f)
“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)
“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i)
“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: The estate or interest described in Schedule A.

(k)
“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

CHICAGO TITLE INSURANCE COMPANY
AMERICAN LAND TITLE ASSOCIATION OWNERS POLICY (6/17/06)
WITH NEW YORK COVERAGE ENDORSEMENT APPENDED (A.L.T.A.)
SCHEDULE A

Policy No.:	Effective Date	Amount of Insurance:
3111-00130		$51,800,000.00
1.	Name of Insured:

MADISON 237 HOTEL, L.L.C.
2.	The estate or interest in the land which is covered by this Policy is:

FEE SIMPLE
3.	Title to the estate or interest in the land is vested in the insured by:

Deed made by MORGANS HOLDINGS LLS -to- MADISON 237 HOTEL, L.L.C., dated , 2011, to be recorded.
4.	The Land referred to in this policy is described as follows: — SEE ATTACHED DESCRIPTION —

Authorized Signatory

SCHEDULE A DESCRIPTION
Policy No.: 3111-00130
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of MANHATTAN, City, County and State of NEW YORK, bounded and described as follows:
BEGINNING at a point on the easterly side of MADISON AVENUE, distant 49 feet northerly from the corner formed by the intersection of the easterly side of MADISON AVENUE and the northerly side of 37TH STREET;
thence easterly parallel with the northerly side of 37TH STREET, and part of the way through a party wall, 100 feet;
thence northerly parallel with the easterly side of MADISON AVENUE, 49 feet 9 inches to the center line of the block between 37TH and 38TH STREETS;
thence westerly along said center line of the block and parallel with 37TH STREET, 100 feet to the easterly side of MADISON AVENUE;
thence southerly along the easterly side of MADISON AVENUE, 49 feet 9 inches to the point or place of BEGINNING.

SCHEDULE B
Policy No.: 3111 - 00130
This policy does not insure against loss or damage (and the Company will not pay costs, attorney’s fees or expenses) which arise by reason of:
NOTE: THIS IS A PRO FORMA POLICY AND DOES NOT REFLECT THE PRESENT STATE OF THE TITLE NOR IS IT A COMMITMENT TO (i) INSURE THE TITLE, OR (ii) ISSUE ANY OF THE ATTACHED ENDORSEMENTS.
1.
Rights of tenants or persons in possession, as tenants only, under that certain Amended and Restated Lease, dated as of January 1, 2000, between Morgans Holdings LLC, a Delaware limited liability company, as landlord, and SC Madison LLC, a Delaware limited liability company, as tenant, as ameneded by that letter dated as of January 1, 2000 and by that letter dated January 15, 2007 containing no purchase options, rights of first refusal, first offer to purchase the property or similar rights with respect to the property.

2.	a. Building encroaches and projects upon Madison Avenue by 2-l/4 inches.
b. Brick at third story projects 3/4 inch onto Madison Avenue.
c. Ornamental brick, limestone pilasters, roof cornice, ornamental trim, door trim, cellar doors, stand pipe and ledge project upon Madison Avenue.
d. Tile at roof of 14 story building projects 6 inches more or less south onto the premises herein described.
e. 14- to 20-story brick and brownstone front building on northerly adjoining premises encroaches 1/2 inch onto premises herein described.
f. Brick retaining wall on southerly adjoining premises encroaches 1-1/4 inches northerly onto premises herein described.
g. Five-story building on southerly adjoining premises encroaches 1 inch northerly on the premises herein described.
h. Chimney encroaches upon the southerly adjoining premises (survey does not specify to which building said chimney belongs).
i. Chimney of five story building on southerly adjoining premises is fastened to the southerly wall of building on premises herein described and carried up.
As shown on a survey made by Earl B. Lovell dated 9/15/1926 and last brought to date by Earl B. Lovell-S.P. Belcher, Inc. on 3/24/2011.
With respect to 2a and b above, Policy insures that each building or improvement may remain in its present location as long as it shall stand and the Company hereby insures the Insured against any loss or damage that Insured shall sustain as a result of a final judicial determination of a court of competent jurisdiction as to the forced removal of the building or improvements as a result of the aforementioned encroachments.
- SCHEDULE B -

SCHEDULE B (Continued)
Policy No.: 3111 - 00130
3.
Terms, Covenants, and Restrictions contained in an instrument recorded in Liber 486 cp 594 on 3/2/1847. Policy insures that a violation of the foregoing restrictions will not result in reversion or forfeiture of title.

4.	Covenants and Restrictions Liber 817 Cp. 89 and Liber 845 Cp. 318. Policy insures that any violation of same will not result in a reversion or forfeiture of title.
5.	The policy to be issued hereunder will contain the following:
This policy is issued contemporaneously with Policy No. Y 3008-342365NY2 of FIRST AMERICAN TITLE INSURANCE COMPANY for $~ (50%).
At the time liability for any loss shall have been fixed pursuant to the conditions of this policy, this Company shall not be liable to the insured for a greater portion of the loss than the amount that this policy bears to the whole amount of insurance held by the insured under this and the said policy.
- SCHEDULE B (Continued) -

Issued by

CHICAGO TITLE INSURANCE COMPANY	ENDORSEMENT
STANDARD NEW YORK ENDORSEMENT
(OWNER’S POLICY)
Attached to and made a part of Policy Number: 3111-00130
The following is added as a Covered Risk:
“11.
Any statutory lien for services, labor or materials furnished prior to the date hereof, and which has now gained or which may hereafter gain priority over the estate or interest of the insured as shown in Schedule A of this policy.”

1.	Exclusion Number 5 is deleted, and the following is substituted:
5.
Any lien on the Title for real estate taxes, assessments, water charges or sewer rents imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as Shown in Schedule A.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:	CHICAGO TITLE INSURANCE COMPANY

	By:	/s/ Raymond R. Quirk

Raymond R. Quirk President

	By:	/s/ Michael L. Gravelle

Michael L. Gravelle Secretary

Authorized Signatory

Note: This endorsement shall not be valid or binding until countersigned by an authorized signatory.

STANDARD NEW YORK ENDORSEMENT (11/1/08) FOR USE WITH ALTA OWNER’S POLICY (6-17-06)

American Land Title Association	Owner’s Policy
Policy No: 3111-00130
OWNER’S POLICY OF TITLE INSURANCE
Issued by
CHICAGO TITLE INSURANCE COMPANY
Any notice of claim and any other notice or statement in writing required to be given the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.
COVERED RISKS
SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B, AND THE CONDITIONS, CHICAGO TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:
1.	Title being vested other than as stated in Schedule A.

2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
(a)	A defect in the Title caused by
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;

(ii)	failure of any person or Entity to have authorized a transfer or conveyance;

(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;

(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;

(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;

(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or

(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.

(c)
Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.

4.	No right of access to and from the Land.

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(a)	the occupancy, use, or enjoyment of the Land;

(b)	the character, dimensions, or location of any improvement erected on the Land;

American Land Title Association	Owner’s Policy
Policy No: 3111-00130
(c)	the subdivision of land; or

(d)	environmental protection
if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.
6.
An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

9.	Title being vested other than as stated Schedule A or being defective
(a)
as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)
because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10.
Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.
IN WITNESS WHEREOF, CHICAGO TITLE INSURANCE COMPANY has caused this policy to be signed and sealed by its duly authorized officers.

Issued by: CHICAGO TITLE INSURANCE COMPANY 711 3RD AVE, 5TH FLOOR NEW YORK, NY 10017-4014 Tel (212) 880-1200 Fax (212) 880-1400	CHICAGO TITLE INSURANCE COMPANY

	By:	/s/ Raymond R. Quirk

Raymond R. Quirk President

	By:	/s/ Michael L. Gravelle

Countersigned		Michael L. Gravelle Secretary

Authorized Signatory

American Land Title Association	Owner’s Policy
Policy No: 3111-00130
EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:
1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters:
(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)
not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a)	a fraudulent conveyance or fraudulent transfer; or

(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.
Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS
1.	DEFINITION OF TERMS
The following terms when used in this policy mean:
(a)
“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.

(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d)	“Insured”: The Insured named in Schedule A.
(i)	The term “Insured” also includes
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C)	successors to an Insured by its conversion to another kind of Entity;

(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title
(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2)	if the grantee wholly owns the named Insured,

(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: An Insured claiming loss or damage.

(f)
“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)
“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i)
“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: The estate or interest described in Schedule A.

(k)
“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

CHICAGO TITLE INSURANCE COMPANY
AMERICAN LAND TITLE ASSOCIATION OWNERS POLICY (6/17/06)
WITH NEW YORK COVERAGE ENDORSEMENT APPENDED (A.L.T.A.)
SCHEDULE A

Policy No.:	Effective Date	Amount of Insurance:
3111-00130		$51,800,000.00
1.	Name of Insured:

MADISON 237 HOTEL, L.L.C.
2.	The estate or interest in the land which is covered by this Policy is:

FEE SIMPLE
3.	Title to the estate or interest in the land is vested in the insured by:

Deed made by MORGANS HOLDINGS LLS -to- MADISON 237 HOTEL, L.L.C., dated , 2011, to be recorded.
4.	The Land referred to in this policy is described as follows: — SEE ATTACHED DESCRIPTION —

Authorized Signatory

SCHEDULE A DESCRIPTION
Policy No.: 3111-00130
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of MANHATTAN, City, County and State of NEW YORK, bounded and described as follows:
BEGINNING at a point on the easterly side of MADISON AVENUE, distant 49 feet northerly from the corner formed by the intersection of the easterly side of MADISON AVENUE and the northerly side of 37TH STREET;
thence easterly parallel with the northerly side of 37TH STREET, and part of the way through a party wall, 100 feet;
thence northerly parallel with the easterly side of MADISON AVENUE, 49 feet 9 inches to the center line of the block between 37TH and 38TH STREETS;
thence westerly along said center line of the block and parallel with 37TH STREET, 100 feet to the easterly side of MADISON AVENUE;
thence southerly along the easterly side of MADISON AVENUE, 49 feet 9 inches to the point or place of BEGINNING.

SCHEDULE B
Policy No.: 3111-00130
This policy does not insure against loss or damage (and the Company will not pay costs, attorney’s fees or expenses) which arise by reason of:
NOTE: THIS IS A PRO FORMA POLICY AND DOES NOT REFLECT THE PRESENT STATE OF THE TITLE NOR IS IT A COMMITMENT TO (i) INSURE THE TITLE, OR (ii) ISSUE ANY OF THE ATTACHED ENDORSEMENTS.
1.
Rights of tenants or persons in possession, as tenants only, under that certain Amended and Restated Lease, dated as of January 1, 2000, between Morgans Holdings LLC, a Delaware limited liability company, as landlord, and SC Madison LLC, a Delaware limited liability company, as tenant, as ameneded by that letter dated as of January 1, 2000 and by that letter dated January 15, 2007 containing no purchase options, rights of first refusal, first offer to purchase the property or similar rights with respect to the property.

2.	a. Building encroaches and projects upon Madison Avenue by 2-l/4 inches.
b. Brick at third story projects 3/4 inch onto Madison Avenue.
c. Ornamental brick, limestone pilasters, roof cornice, ornamental trim, door trim, cellar doors, stand pipe and ledge project upon Madison Avenue.
d. Tile at roof of 14 story building projects 6 inches more or less south onto the premises herein described.
e. 14- to 20-story brick and brownstone front building on northerly adjoining premises encroaches 1/2 inch onto premises herein described.
f. Brick retaining wall on southerly adjoining premises encroaches 1-1/4 inches northerly onto premises herein described.
g. Five-story building on southerly adjoining premises encroaches 1 inch northerly on the premises herein described.
h. Chimney encroaches upon the southerly adjoining premises (survey does not specify to which building said chimney belongs).
i. Chimney of five story building on southerly adjoining premises is fastened to the southerly wall of building on premises herein described and carried up.
As shown on a survey made by Earl B. Lovell dated 9/15/1926 and last brought to date by Earl B. Lovell-S.P. Belcher, Inc. on 3/24/2011.
With respect to 2a and b above, Policy insures that each building or improvement may remain in its present location as long as it shall stand and the Company hereby insures the Insured against any loss or damage that Insured shall sustain as a result of a final judicial determination of a court of competent jurisdiction as to the forced removal of the building or improvements as a result of the aforementioned encroachments.
- SCHEDULE B -

SCHEDULE B (Continued)
Policy No.: 3111-00130
3.
Terms, Covenants, and Restrictions contained in an instrument recorded in Liber 486 cp 594 on 3/2/1847. Policy insures that a violation of the foregoing restrictions will not result in reversion or forfeiture of title.

4.	Covenants and Restrictions Liber 817 Cp. 89 and Liber 845 Cp. 318. Policy insures that any violation of same will not result in a reversion or forfeiture of title.
5.	The policy to be issued hereunder will contain the following:
This policy is issued contemporaneously with Policy No. Y 3008 — 342365NY2 of FIRST AMERICAN TITLE INSURANCE COMPANY for $~ (50%).
At the time liability for any loss shall have been fixed pursuant to the conditions of this policy, this Company shall not be liable to the insured for a greater portion of the loss than the amount that this policy bears to the whole amount of insurance held by the insured under this and the said policy.
- SCHEDULE B (Continued) -

Issued by

CHICAGO TITLE INSURANCE COMPANY	ENDORSEMENT
STANDARD NEW YORK ENDORSEMENT
(OWNER’S POLICY)
Attached to and made a part of Policy Number: 3111-00130
The following is added as a Covered Risk:
“11.
Any statutory lien for services, labor or materials furnished prior to the date hereof, and which has now gained or which may hereafter gain priority over the estate or interest of the insured as shown in Schedule A of this policy.”

1.	Exclusion Number 5 is deleted, and the following is substituted:
5.
Any lien on the Title for real estate taxes, assessments, water charges or sewer rents imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as Shown in Schedule A.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:	CHICAGO TITLE INSURANCE COMPANY

	By:	/s/ Raymond R. Quirk

Raymond R. Quirk President

	By:	/s/ Michael L. Gravelle

Michael L. Gravelle Secretary

Authorized Signatory

Note: This endorsement shall not be valid or binding until countersigned by an authorized signatory.

STANDARD NEW YORK ENDORSEMENT (11/1/08) FOR USE WITH ALTA OWNER’S POLICY (6-17-06)

Issued by

CHICAGO TITLE INSURANCE COMPANY	ENDORSEMENT
LAND SAME AS SURVEY ENDORSEMENT
Attached to and made a part of Policy Number: 3111-00130
The Company hereby assures the Insured that said Land is the same as that delineated on the plat of a survey made by (SURVEY READING TO FOLLOW).
The Company hereby insures said Assured against loss which said Assured shall sustain in the event said assurances herein shall prove to be incorrect.
The total liability of the Company under said policy and any endorsement therein shall not exceed in the aggregate, the face amount of said policy and costs which the Company is obligated under the Conditions thereof to pay.
This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the Policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Dated:	CHICAGO TITLE INSURANCE COMPANY

	By:	/s/ Raymond R. Quirk

Raymond R. Quirk President

	By:	/s/ Michael L. Gravelle

Michael L. Gravelle Secretary

Authorized Signatory

Note: This endorsement shall not be valid or binding until countersigned by an authorized signatory.

TIRSA LAND SAME AS SURVEY ENDORSEMENT (5/1/07)

Issued by

CHICAGO TITLE INSURANCE COMPANY (“Issuing Co-Insurer”)	ENDORSEMENT
Attached to and made a part of Policy Number: 3111-00130
CO-INSURANCE ENDORSEMENT
Attached to and made a part of Chicago Title Insurance Company (“Issuing Co-Insurer”) Policy No. 311100130 (“Co-Insurance Policy”). Issuing Co-Insurer and any other co-insurers are collectively referred to as “Co-Insurers.”
1.
Co-Insurer issues this endorsement as evidence of Co-Insurer’s liability under Co-Insurance Policy and directs that this endorsement be attached to the Co-Insurance Policy adopting its Covered Risks, Exclusions, Conditions, Schedules and Endorsements, as follows:

Amount and proportion of insurance and Aggregate Amount of Insurance under the Co-Insurance Policy:

			Amount of	Proportion of
Co-Insurers	Name and Address	Policy Number	Insurance	Liability

Issuing Co- Insurer	Chicago Title Insurance Company P.O. Box 45023 Jacksonville, FL 32232-5023	3111-00129	$~	50%

Co-Insurer	First American Title Insurance Company 1 First American Way Santa Ana, CA 92707	Y3008-342365NY2	$~	50%

AGGREGATE POLICY			$~	100%
2.	Each Co-Insurer shall be liable to the Insured under the Co-Insurance Policy only for the total of the loss and costs multiplied by its Proportion of Liability.
3.	Any notice of claim and any other notice or statement in writing required to be given under the Co-Insurance Policy must be given to Co-Insurer at its address set forth above.
4.	Any endorsement to the Co-Insurance Policy issued after the date of this Co-Insurance Endorsement must be signed on behalf of the Co-Insurer by its authorized officer or agent.
5.	This Co-Insurance Endorsement is effective as of the Date of Policy of the Co-Insurance Policy. This Co-Insurance Endorsement may be executed in counterparts.
This endorsement is issued as part of the Co-Insurance Policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

DATED:	DATED:

Issuing Co-Insurer	Issuing Co-Insurer
Chico Title Insurance Company	First American Title Insurance Company

By:	By:

TIRSA Co-Insurance Endorsement (11/1/08)

American Land Title Association	Owner’s Policy
Policy No: 3111-00130
3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT
The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.
4.	PROOF OF LOSS
In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.
5.	DEFENSE AND PROSECUTION OF ACTIONS
(a)
Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)
The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)
Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE
(a)
In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)
The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY
In case of a claim under this policy, the Company shall have the following additional options:
(a)	To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.
(i)
to pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)
to pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.
8.	DETERMINATION AND EXTENT OF LIABILITY
This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.
(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of
(i)	the Amount of Insurance; or

(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

American Land Title Association	Owner’s Policy
Policy No: 3111-00130
(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,
(i)	the Amount of Insurance shall be increased by 10%, and

(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.
(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.
9.	LIMITATION OF LIABILITY
(a)
If the Company establishes the Title, or removes the alleged defect, lien or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)
In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.
10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY
All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.
11.	LIABILITY NONCUMULATIVE
The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.
12.	PAYMENT OF LOSS
When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.
13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT
(a)
Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)
The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION
Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.
15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT
(a)
This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d)
Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY
In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.
17.	CHOICE OF LAW; FORUM
(a)
Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located. Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)
Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT
Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at:

Chicago Title Insurance Company
Attn: Claims Department
P.O. Box 45023
Jacksonville, FL 32232-5023

Exhibit J
Form of Escrow Agreement
DEPOSIT ESCROW INSTRUCTIONS
                                    , 2011
First American Title Insurance Company
633 Third Avenue
New York, New York 10017
Attention: Andrew Jaeger
Attention:
Re:
Deposit under that certain Purchase and Sale Agreement dated                      , 2011 (the “Agreement”), by and between Morgans Holdings LLC, a Delaware limited liability company (“Seller”), and Madison 237 Hotel, L.L.C., a Delaware limited liability company (“Purchaser”); Escrow No.                       (“Escrow”).

Gentlemen and Ladies:
Purchaser and Seller have entered into the Agreement pursuant to which Purchaser agrees to purchase the Property (as defined in the Agreement). A copy of the Agreement has been delivered to you concurrently herewith.
In accordance with Section 1.6 of the Agreement, within one (1) business day following the execution of the Agreement, Purchaser will be delivering by wire transfer of immediately available federal funds in the amount of Two Million Five Hundred Ninety Thousand and 00/100 Dollars ($2,590,000.00), which may be increased by an amount equal to One Million One Hundred Ten Thousand and 00/100 ($1,110,000.00) pursuant to Section 4.10(b) of the Agreement (collectively and together with any interest earned thereon, the “Earnest Money”), for deposit in the Escrow. You are to place the Earnest Money in an interest bearing account (for this purpose, Purchaser’s Federal Employer I.D. number is 45-1137528) and hold the Earnest Money in the Escrow and deliver it to Seller or Purchaser in accordance with these instructions. An executed IRS Form W-9 for Purchaser has been delivered to you to enable the Earnest Money to be invested.
In the event that (i) you receive written notice from Seller or Purchaser (the party that delivers such written notice is referred to herein as the “Notice Party”), which notice shall be delivered concurrently to the other party (the “Other Party”), stating that the Notice Party is terminating the Agreement and is entitled to the Earnest Money under the terms of the Agreement, and (ii) you have received written confirmation from the Other Party of its receipt of such written notice from the Notice Party, you shall, on the tenth (10th) business day after the Other Party’s receipt of such written notice from the Notice Party, deliver the Earnest Money (by delivering cash, certified check or some other form of immediately available funds, to the Notice Party at the address or pursuant to the wiring instructions provided in such written notice from the Notice Party); provided that, if you receive written notice from the Other Party or the Other Party’s counsel within nine (9) business days after the Other Party’s receipt of the such written notice from the Notice Party that the Other Party disputes the Notice Party’s right to receive the Earnest Money and directs you not to make the foregoing delivery, you shall not deliver the Earnest Money to the Notice Party but shall instead retain it or, if appropriate, interplead the Earnest Money in a court of competent jurisdiction in the State of New York. All notices delivered pursuant to these instructions shall be made in accordance with the provisions of Section 11.4 of the Agreement. Notices to Escrow Agent will be delivered to the attention of Andrew Jaeger, Esq. and Michael Berey, Esq., reference Title No [                     ].

You are not to disclose to any person (other than the parties hereto, their employees, agents or independent contractors) any information about the Agreement or its existence or this letter of instructions (except if requested by either party or as may be required by court in any litigation or by law).
You are to maintain the Earnest Money in a federally-insured interest-bearing account at JP Morgan Chase and all interest accruing thereon shall be paid to the party entitled to the Earnest Money in accordance with this deposit escrow instruction letter. We understand that you shall not be responsible for any penalties, loss of principal or interest, or the consequences of a delay in withdrawal of the Deposit and interest accrued thereon, if any, which may be imposed as a result of the making or the redeeming of the above investment, as the case may be. Seller and Purchaser also agree that Escrow Agent shall not be liable for any loss or impairment of the Deposit while the Deposit is in the course of collection or of the Escrow if such loss or impairment results from the failure, insolvency or suspension of the financial institution in which the Deposit is deposited. Nor shall you be required to institute legal proceedings of any kind pursuant to these instructions, nor be required to defend any legal proceedings which may be instituted against you with respect to the subject matter of these instructions unless you are requested to do so by Purchaser or Seller and arrangements reasonably satisfactory to you have been made to indemnify you against the cost and expense of such defense by the party making such request. If any dispute shall arise with respect to these instructions, whether such dispute arises between the parties hereto or between the parties hereto and other persons, you may interplead such disputants. You shall be responsible only for the performance of such duties as are strictly set forth herein and in no event shall you be liable for any act or failure to act under the provisions of this letter except where such action or inaction is the result of your willful misconduct or gross negligence.
Seller and Purchaser each hereby agrees, jointly and severally, to indemnify you and hold you harmless against any loss, liability or damage (including the cost of litigation and reasonable counsel fees) incurred in connection with the performance of your duties hereunder except as a result of your willful misconduct or negligence.
In the event of any dispute between Seller and Purchaser respecting these instructions, Seller and Purchaser may elect to submit such dispute to any court of competent jurisdiction in the State of New York in accordance with Section 11.12 of the Agreement. The prevailing party in any such dispute shall be entitled to recover its legal fees and expenses incurred in connection with such dispute.

Please indicate your agreement to comply with the foregoing instructions by executing at least three (3) copies of this letter and returning, by overnight courier, one to Hogan Lovells US LLP, as counsel for Seller, and one to Gibson, Dunn & Crutcher LLP, as counsel for Purchaser.
Very truly yours,

SELLER: MORGANS HOLDINGS LLC, a Delaware limited liability company
By: Morgans Group LLC, its Managing Member

By: Morgans Hotel Group Co., its Managing Member

By:
Name:
Title:

PURCHASER: MADISON 237 HOTEL, L.L.C., a Delaware limited liability company
By:
Name:
Title:
ACKNOWLEDGED AND AGREED:
First American Title Insurance Company

By:
	Name:	Michael J. Berey
	Title:	Senior Vice-President and Senior Underwriting Counsel
Date:                      , 2011